                                                Filed Pursuant To Rule 424(b)(3)
                                                      Registration No. 333-99263

PROSPECTUS

OFFER TO EXCHANGE
5.25% SENIOR NOTES DUE 2007
(REGISTERED UNDER THE SECURITIES ACT OF 1933)
FOR ALL OUTSTANDING
5.25% SENIOR NOTES DUE 2007
($300 MILLION AGGREGATE PRINCIPAL AMOUNT OUTSTANDING)
OF

[COOPER LOGO]

COOPER INDUSTRIES, INC.
(All Notes Guaranteed by Cooper Industries, Ltd.)

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON OCTOBER 28, 2002, UNLESS EXTENDED.

     - The exchange notes are being registered with the Securities and Exchange Commission and are being offered in exchange for the original notes that were previously issued in an offering exempt from the registration requirements under the federal securities laws. The terms of the exchange offer are summarized below and more fully described in this prospectus.

     - We will exchange all original notes that are validly tendered and not withdrawn prior to the expiration of the exchange offer.

     - You may withdraw tenders of original notes at any time prior to the expiration of the exchange offer.

     - The terms of the exchange notes will be substantially identical to the terms of the original notes, except that the exchange notes are registered under the Securities Act and the transfer restrictions and registration rights applicable to the original notes will not apply to the exchange notes.

     - Our parent, Cooper Industries, Ltd., guaranteed the original notes and will guarantee the exchange notes.

     - We will not receive any proceeds from the exchange offer.

                             ---------------------

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

September 24, 2002.

YOU SHOULD RELY ONLY ON THE INFORMATION INCORPORATED BY REFERENCE OR CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANY OTHER PERSON TO PROVIDE YOU WITH DIFFERENT INFORMATION. IF ANYONE PROVIDES YOU WITH DIFFERENT OR INCONSISTENT INFORMATION, YOU SHOULD NOT RELY ON IT. YOU SHOULD NOT ASSUME THAT THE INFORMATION APPEARING IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE AFTER THE DATE ON THE FRONT COVER OF THIS PROSPECTUS. OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THAT DATE.
        ----------------------------------------------------------------

                               TABLE OF CONTENTS

                                        PAGE
Notice to New Hampshire residents.....    i
Forward-looking statements............    i
Where you can find more information...   ii
Incorporation of certain documents by
  reference...........................  iii
Enforcement of judgments and service
  of process..........................   iv
Prospectus summary....................    1
Use of proceeds.......................    9
Capitalization........................    9
Selected historical consolidated
  financial data......................   10

                                        PAGE
The exchange offer....................   12
Business..............................   21
Description of notes..................   26
Registration rights; exchange offer...   42
Certain tax considerations............   45
Plan of distribution..................   50
Legal matters.........................   50
Experts...............................   51
Index to consolidated financial
  statements..........................  F-i

Unless the context requires otherwise, references to "we," "us" or "our" refer collectively to Cooper Industries, Ltd. (a Bermuda company) and its consolidated subsidiaries, including Cooper Industries, Inc., the Ohio corporation that until May 22, 2002 was the parent corporation for all historical operations.
        ----------------------------------------------------------------

                       NOTICE TO NEW HAMPSHIRE RESIDENTS

NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED UNDER RSA 421-B WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE SECRETARY OF STATE THAT ANY DOCUMENT FILED UNDER RSA 421-B IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE SECRETARY OF STATE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY, OR TRANSACTION. IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER OR CLIENT ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.
        ----------------------------------------------------------------

                           FORWARD-LOOKING STATEMENTS

This prospectus and the documents that we incorporate by reference contain certain statements that we believe may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We generally indicate these statements by words or phrases such as "anticipate," "estimate," "plan," "expect," "believe," "intend," "foresee" and similar words or phrases. Forward-looking statements include, among other things, statements regarding facility consolidations and cost reduction programs, the anticipated debt-to-capitalization ratio, potential liability exposure resulting from Federal-Mogul Corporation's bankruptcy filing, the anticipated benefits of Cooper's recent reorganization to reincorporate in Bermuda and any statements regarding future revenues, earnings, cash flows and expenditures. All of these forward-looking statements are subject to risks, uncertainties and assumptions. Consequently, actual events and results may vary significantly from those included in or contemplated or implied by our forward-looking statements. The forward-looking statements included in this prospectus or the relevant incorporated document are made only as of the date of this prospectus or the relevant incorporated document, as the case may be, and, except as required by law, we undertake no obligation to publicly update these forward-looking statements to reflect subsequent events or circumstances. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements and that could adversely affect our future financial performance include the following:

       - the condition of the domestic economy and European and Latin American markets;

       - spending on commercial and residential construction and by utilities;

       - worldwide energy-related project spending;

       - demand for products in the electronics and telecommunications markets;

       - changes in raw material and energy costs;

       - changes in the mix of products sold;

       - realization of benefits of cost reduction programs;

       - industry competition;

       - the timing of facility consolidations and the magnitude of any disruption from such consolidations;

       - changes in tax laws, regulations and treaties;

       - the relationship of the U.S. dollar to the currencies of countries in which we do business;

       - mergers and acquisitions and their integration with us;

       - the resolution of Federal-Moguls' bankruptcy proceedings; or

       - risks related to changing legal and regulatory requirements and changing market, economic and political conditions in the countries in which we operate.

The risks and uncertainties identified above are not the only risks we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial also may adversely affect us. Should any known or unknown risks and uncertainties develop into actual events, these developments could have material adverse effects on our business, financial conditions and results of operations.

                      WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You can inspect and copy, at prescribed rates, these reports, proxy statements and other information at the public reference facilities of the SEC, in Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on its public reference room. The SEC also maintains a website that contains reports, proxy statements and other information regarding registrants that file electronically with the SEC at http://www.sec.gov. You also can inspect reports and other information we file at the office of The New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

We have filed a registration statement on Form S-4, of which this prospectus is a part, covering the exchange notes offered by this prospectus. As allowed by SEC rules, this prospectus does not contain all the information set forth in the registration statement and the related exhibits. We refer you to the registration statement and the related exhibits for further information, and this prospectus is qualified in its entirety by such other information.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We are incorporating by reference in this prospectus the documents we file with the SEC. This means that we are disclosing important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information contained in this prospectus. We are incorporating by reference the following documents:

       - Annual Report on Form 10-K for the year ended December 31, 2001;

       - Quarterly Reports on Form 10-Q for the quarters ended March 31, 2002 and June 30, 2002;

       - Current Reports on Form 8-K dated January 24, 2002 (Item 5 only), April 23, 2002 (Item 5 only), May 14, 2002, May 22, 2002 (Item 5 only), June
       21, 2002 (Item 5 only), July 23, 2002 (Item 5 only) and August 6, 2002 (Item 5 only); and

       - All documents filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering pursuant to this prospectus.

Any statement contained in a document incorporated by reference, or deemed to be incorporated by reference, in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is incorporated by reference in this prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge to each person to whom a copy of this prospectus has been delivered, on the written or oral request of such person, a copy of any or all of the documents which have been or may be incorporated in this prospectus by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference in any such documents). You may request a copy of these filings at the following address and telephone number:
                           Cooper Industries, Inc.
                           600 Travis
                           Suite 5800
                           Houston, Texas 77002
                           Attention: Corporate Secretary
                           Telephone: 713-209-8400

                ENFORCEMENT OF JUDGMENTS AND SERVICE OF PROCESS

The Guarantor is a Bermuda company. The Guarantor has been advised by its Bermuda counsel, Appleby, Spurling & Kempe, that a judgment for the payment of money rendered by a court in the United States based on civil liability would not be automatically enforceable in Bermuda. The Guarantor has also been advised by Appleby, Spurling & Kempe that a final and conclusive judgment obtained in a court of competent jurisdiction in the United States under which a sum of money is payable as compensatory damages may be the subject of an action in the Supreme Court of Bermuda under the common law doctrine of obligation, by action on the debt evidenced by the court's judgment. Such an action should be successful upon proof that the sum of money is due and payable, and without having to prove the facts supporting the underlying judgment, as long as:

       - the court that gave the judgment was competent to hear the action in accordance with private international law principles as applied by the courts in Bermuda; and

       - the judgment is not contrary to public policy in Bermuda, was not obtained by fraud or in proceedings contrary to natural justice of Bermuda and is not based on an error in Bermuda law.

A Bermuda court may impose civil liability on the Guarantor or its directors or officers in a suit brought in the Supreme Court of Bermuda against the Guarantor or such persons with respect to facts that constitute a violation of U.S. federal securities laws, provided that the facts surrounding such violation would constitute or give rise to a cause of action under Bermuda law.

Since the Guarantor is a Bermuda company, it may be difficult for you to effect service of process within the United States or to enforce judgments obtained against the Guarantor in U.S. courts. The Guarantor will irrevocably agree that it may be served with process with respect to actions based on offers and sales of securities made in the United States and other violations of U.S. securities laws by having Cooper Industries, Inc. located at 600 Travis, Suite 5800, Houston, Texas 77002-1001, be its U.S. agent appointed for that purpose.

                               PROSPECTUS SUMMARY

This summary highlights selected information in this prospectus and may not contain all of the information that may be important to you. This prospectus includes specific terms of the exchange notes we are offering in the exchange offer, as well as information regarding the exchange offer and our business. We encourage you to read this entire prospectus and the other documents that are referenced in this prospectus.

                         ABOUT COOPER INDUSTRIES, LTD.

We are a diversified, worldwide manufacturing company doing business in two business segments: Electrical Products and Tools & Hardware. We have over 100 manufacturing facilities and approximately 30,500 employees in the United States and more than 20 foreign countries.

ELECTRICAL PRODUCTS

Our Electrical Products segment produces, markets and sells electrical and electronic distribution and circuit protection products and lighting fixtures for use in residential, commercial and industrial construction, maintenance and repair. In addition, the segment produces and markets products for use by utilities and industries for primary electrical power distribution and control. Some of this segment's major products include:

       - B-Line(R) support systems, enclosures and fasteners;
       - Buss(R), Bussmann(R) and Edison(R) fuses;
       - Cooper Power Systems(R) distribution transformers, power capacitors, voltage regulators and surge arrestors;
       - Cooper Wiring Devices circuit protective devices;
       - Crouse-Hinds(R) and CEAG(R) electrical construction materials;
       - Crouse-Hinds(R), Fail-Safe(TM), Halo(R) and Metalux(R) lighting fixtures;
       - Eagle(R) wiring devices, sockets and switches;
       - Menvier(R) emergency lighting and fire detection systems;
       - Kyle(R) distribution switchgear; and
       - McGraw-Edison(R) and RTE(R) power distribution transformers and related products.

TOOLS & HARDWARE

Our Tools & Hardware segment produces, markets and sells tools and hardware items for use in residential, commercial and industrial construction, maintenance and repair, and for general industrial and consumer use. Some of this segment's major products include:

       - Campbell(R) chain products;
       - Crescent(R) pliers and wrenches;
       - Diamond(R) horseshoes and farrier tools;
       - Lufkin(R) measuring tapes;
       - Nicholson(R) files and saws;
       - Plumb(R) hammers;
       - Weller(R) soldering equipment;
       - Wiss(R) scissors;
       - Xcelite(R) screwdrivers; and
       - Buckeye(R), DGD(TM), Dotco(R) and Master Power(R) power tools.

                              RECENT DEVELOPMENTS

On May 22, 2002, we completed a reorganization by which Cooper Industries, Inc., the Ohio corporation that was the parent company for all historical operations and is referred to in this prospectus as "Cooper," became a wholly-owned, indirect subsidiary of Cooper Industries, Ltd., a Bermuda company that is referred to in this prospectus as the "Guarantor." In the transaction each outstanding share of Cooper stock was automatically converted into a Class A common share of the Guarantor, such that the Guarantor replaced Cooper as the publicly-traded parent company. The Class A common shares of the Guarantor are traded on the New York Stock Exchange under the symbol "CBE." As a general matter, the merger did not affect the conduct of operations of the historical business.

The consolidated financial statements included and incorporated by reference in this prospectus for all reporting periods through the 2002 first quarter are the financial statements of Cooper and its consolidated subsidiaries. Commencing with the 2002 second quarter, such consolidated financial statements are the financial statements of the Guarantor and its consolidated subsidiaries, including Cooper. The reorganization was accounted for as a reorganization of entities under common control, which did not result in changes in the historical consolidated carrying amount of assets, liabilities and shareholders' equity.

We believe that reorganizing as a Bermuda corporation will allow us to implement our business strategy more effectively. A significant portion of our business is currently, and we believe in the future a greater portion will be, generated from non-U.S. markets. We believe the reorganization will allow us to take advantage of financial and other business opportunities that were not available under our former corporate structure, including:

       - Improving our worldwide effective tax rate;

       - Maximizing our potential business growth and cash flow;

       - Using the greater cash flow to invest for further earnings growth, including by developing higher-growth product lines and acquiring complementary higher-growth electrical and electronic businesses;

       - Strengthening our position vis-a-vis competitors in the global marketplace; and

       - Expanding our investor base as our shares may become more attractive to non-U.S. investors.

We believe that the reorganization should improve our global tax position and should maximize potential growth and cash flow. We anticipate that the reorganization may result in significant tax savings. These savings are expected to result in a reduction of our annual effective tax rate from approximately 32% to within a range from 20% to 25% over the next several years due to the reorganization. However, our tax rate will depend on, among other things, the level and geographic mix of our earnings and changes and interpretations with respect to tax laws, treaties and policies in the jurisdictions where we operate, which may reduce or eliminate any improvements in our global tax position. Accordingly, our actual effective tax rate may vary materially from our expectation.

It is important to note that several members of the U.S. Congress have introduced legislation that, if enacted, would have the effect of substantially reducing or eliminating the anticipated tax benefits of the reorganization. As a result, changes in tax laws, tax treaties or tax regulations may occur, with prospective or retroactive effect, that would have a material adverse effect on the anticipated tax benefits of the reorganization.

                               THE EXCHANGE OFFER

On June 21, 2002, we completed the private offering of $300 million aggregate principal amount of 5.25% Senior Notes due 2007. As part of that offering of original notes, we agreed to undertake an exchange offer for the original notes. The following summary contains basic information about the exchange offer. It may not contain all the information that is important to you. For a more complete understanding of the exchange offer, we encourage you to read this entire prospectus and the other documents to which we refer.

SECURITIES OFFERED............   $300 million aggregate principal amount of new
                                 5.25% Senior Notes due 2007, which have been registered under the Securities Act. The form and terms of these exchange notes are identical in all material respects to those of the original notes. The exchange notes, however, will not contain transfer restrictions and registration rights applicable to the original notes.

THE EXCHANGE OFFER............   We are offering to exchange $1,000 principal
                                 amount of our new 5.25% Senior Notes due 2007 for each $1,000 principal amount of our outstanding 5.25% Senior Notes due 2007.

                                 In order to be exchanged, an original note must be properly tendered and accepted. All original notes that are validly tendered and not withdrawn will be exchanged. As of the date of this prospectus, there is $300 million in aggregate principal amount of original notes outstanding.

EXPIRATION DATE...............   5:00 p.m., New York City time, on October 28,
                                 2002 unless we extend the expiration date.

ACCRUED INTEREST ON THE
EXCHANGE NOTES AND ORIGINAL
NOTES.........................   The exchange notes will bear interest from the
                                 most recent date to which interest has been paid on the original notes, or if no interest has been paid on the original notes, from the date of issue of the original notes.

CONDITIONS TO THE EXCHANGE
OFFER.........................   The exchange offer is subject to customary
                                 conditions. We may assert or waive these conditions in our sole discretion. If we materially change the terms of the exchange offer, we will resolicit tenders of the original notes. See "The exchange offer -- Conditions to the exchange offer."

PROCEDURES FOR TENDERING
ORIGINAL NOTES................   Except as described under the heading "The
                                 exchange offer -- Guaranteed delivery
                                 procedures," a tendering holder must, on or prior to the expiration date:

                                 - transmit a properly completed and duly
                                   executed letter of transmittal, together with all other documents required by the letter of transmittal, to the exchange agent, JPMorgan Chase Bank, at the address listed in this prospectus; or

                                 - if original notes are tendered in accordance
                                   with the book-entry procedures described in this prospectus, the tendering holder must transmit an agent's message to the exchange agent at the address listed in this prospectus.

                                 See "The exchange offer -- Procedures for tendering."

SPECIAL PROCEDURES FOR
BENEFICIAL HOLDERS............   If you are the beneficial holder of original
                                 notes that are registered in the name of your broker, dealer, commercial bank, trust company or other nominee, and you wish to tender original notes in the exchange offer, you should promptly contact the person in whose name your original notes are registered and instruct that person to tender on your behalf.
                                 See "The exchange offer -- Procedures for tendering."

GUARANTEED DELIVERY
PROCEDURES....................   If you wish to tender your original notes and
                                 you cannot deliver your original notes, the letter of transmittal or any other required documents to the exchange agent before the expiration date, you may tender your original notes by following the guaranteed delivery procedures under the heading "The exchange offer -- Guaranteed delivery procedures."

WITHDRAWAL RIGHTS.............   Tenders of original notes may be withdrawn at
                                 any time before 5:00 p.m., New York City time, on the expiration date.

ACCEPTANCE OF ORIGINAL NOTES
AND DELIVERY OF EXCHANGE
NOTES.........................   Subject to the conditions stated under the
                                 heading "The exchange offer -- Conditions to the exchange offer," we will accept for exchange any and all original notes that are properly tendered in the exchange offer and not withdrawn before 5:00 p.m., New York City time, on the expiration date. The exchange notes will be delivered promptly after the expiration date. See "The exchange offer -- Terms of the exchange offer."

FEDERAL INCOME TAX
CONSIDERATIONS................   We believe that your exchange of original notes
                                 for exchange notes in the exchange offer will not result in any gain or loss to you for U.S.
                                 federal income tax purposes. See "Certain tax considerations."

EXCHANGE AGENT................   JPMorgan Chase Bank is serving as exchange
                                 agent in connection with the exchange offer.
                                 The address and
                                 telephone number of the exchange agent are listed under the heading "The exchange offer -- Exchange agent."

USE OF PROCEEDS...............   We will not receive any cash proceeds from the
                                 issuance of exchange notes in the exchange offer. We will pay all expenses incident to the exchange offer. See "Use of proceeds."

                               THE EXCHANGE NOTES

The form and terms of the exchange notes and the original notes are identical in all material respects, except that transfer restrictions and registration rights applicable to the original notes will not apply to the exchange notes. The exchange notes will evidence the same debt as the original notes and will be governed by the same indenture. When we refer to "notes" in this prospectus, we are referring to both the original notes and the exchange notes.

ISSUER.........................    Cooper Industries, Inc.

GUARANTOR......................    Cooper Industries, Ltd.

EXCHANGE NOTES OFFERED.........    $300 million aggregate principal amount of
                                   5.25% Senior Notes due 2007.

MATURITY.......................    July 1, 2007.

INTEREST RATE..................    5.25% per year.

INTEREST PAYMENT DATES.........    Each January 1 and July 1, commencing January
                                   1, 2003.

NOTE GUARANTEE.................    The original notes are, and the exchange
                                   notes will be, fully and unconditionally guaranteed by Cooper Industries, Ltd.

RANKING........................    The original notes are, and the exchange
                                   notes will be, senior unsecured debt of
                                   Cooper and rank and will rank equally with all of Cooper's existing and future senior unsecured and unsubordinated debt. The original notes are, and the exchange notes will be, effectively subordinated to all of Cooper's existing and future secured debt to the extent of the assets securing that indebtedness unless the notes are also secured by these assets.

                                   The note guarantee relating to the original notes and to the exchange notes, as the case may be, is and will be senior unsecured debt of the Guarantor and rank and will rank equally with all of the Guarantor's existing and future senior unsecured and unsubordinated debt. The note guarantee is and will be effectively subordinated to the Guarantor's existing and future secured debt to the extent of the assets securing that indebtedness unless the note guarantee also is secured by these assets.

REDEMPTION.....................    We may redeem all, but not part, of the notes
                                   upon the occurrence of a specified tax event at the redemption price described under the caption "Description of notes -- Optional redemption for tax reasons." The notes are not otherwise subject to optional or mandatory redemption.

CERTAIN COVENANTS..............    The original notes were issued, and the
                                   exchange notes will be issued, under an
                                   indenture with JPMorgan Chase Bank, as
                                   trustee. The indenture governing the notes contains, among other things, covenants limiting our ability and the ability of certain of our subsidiaries to:

                                   - create liens; and

                                   - engage in sale-leaseback transactions.

                                   Additionally, the indenture limits the
                                   ability of the Guarantor and Cooper to
                                   consolidate, merge or convey or transfer properties and assets substantially as an entirety.

                                   These covenants are subject to important exceptions and qualifications described under "Description of notes -- Certain covenants."

RESALES........................    Based on interpretations by the staff of the
                                   SEC, as detailed in a series of no-action letters issued by the SEC to third parties, we believe that the exchange notes issued in the exchange offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the
                                   Securities Act as long as:

                                   - you are acquiring the exchange notes in the
                                     ordinary course of your business;

                                   - you are not participating, do not intend to
                                     participate and have no arrangement or
                                     understanding with any person to
                                     participate, in a distribution of the
                                     exchange notes; and

                                   - you are not an "affiliate" of ours.

                                   If you are an affiliate of ours, are engaged in or intend to engage in or have any arrangement or understanding with any person to participate in the distribution of the exchange notes:

                                   - you cannot rely on the applicable
                                     interpretations of the staff of the SEC;
                                     and

                                   - you must comply with the registration
                                     requirements of the Securities Act in
                                     connection with any resale transaction.

                                   Each broker or dealer that receives exchange notes for its own account in exchange for original notes that were acquired as a result of market-making or other trading activities must acknowledge that it will comply with the registration and prospectus delivery requirements of the Securities Act in connection with any offer to resell, resale, or other transfer of the exchange notes issued in the exchange offer, including the delivery of a prospectus that contains information with respect to any selling holder required by the Securities Act in connection with any resale of the exchange notes.

                                   Furthermore, any broker-dealer that acquired any of its original notes directly from us:

                                   - may not rely on the applicable
                                     interpretations of the staff of the SEC
                                     contained in Exxon Capital Holdings Corp.,
                                     SEC no-action letter (May 13, 1988);
                                     Morgan, Stanley & Co. Inc., SEC no-action letter (June 5, 1991); and Shearman & Sterling, SEC no-action letter (July 2,
                                     1993); and

                                   - must also be named as a selling noteholder
                                     in connection with the registration and
                                     prospectus delivery requirements of the
                                     Securities Act relating to any resale
                                     transaction.

                             ADDITIONAL INFORMATION

The principal executive offices of Cooper and the Guarantor are located at 600 Travis, Suite 5800, Houston, Texas 77002 (telephone number: (713) 209-8400).

                                USE OF PROCEEDS

We will not receive any cash proceeds from the exchange offer. In consideration for issuing the exchange notes, we will receive in exchange original notes of like principal amount, the terms of which are identical in all material respects to the exchange notes. The original notes surrendered in exchange for exchange notes will be retired and canceled. Accordingly, issuance of the exchange notes will not result in any increase in our indebtedness. We have agreed to bear the expenses of the exchange offer. No underwriter is being used in connection with the exchange offer.

On June 21, 2002, we issued and sold the original notes. We used the net proceeds from that offering, which after discounts to the initial purchasers and other transaction fees and expenses approximated $298 million, to repay a portion of our outstanding commercial paper obligations, which we use as our principal source of short-term financing. As of March 31 and June 30, 2002, our respective outstanding commercial paper balances were $391 and $104 million, with weighted average interest rates of 2.39% and 2.33%.

                                 CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2002, which gives effect to the offering of the original notes and the application of the net proceeds from the sale of the original notes as described under "Use of proceeds" above. The table should be read together with the other information contained in this prospectus under the caption "Use of proceeds" and with management's discussion and analysis of financial condition and results of operations and the consolidated financial statements and related notes included and incorporated by reference in this prospectus.

                                                              JUNE 30, 2002
---------------------------------------------------------------------------
(IN MILLIONS)
---------------------------------------------------------------------------
                                                               (UNAUDITED)
SHORT-TERM DEBT
Short-term debt.............................................    $    9.4
Current maturities of long-term debt........................       218.7
                                                                --------
Total short-term debt.......................................       228.1
LONG-TERM DEBT
Original notes..............................................       300.0
Other long-term debt........................................       794.0
                                                                --------
Total long-term debt........................................     1,094.0

Total Debt..................................................     1,322.1

SHAREHOLDERS' EQUITY........................................     2,054.6
                                                                --------
Total Capitalization........................................    $3,376.7
                                                                ========
---------------------------------------------------------------------------

                SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

The following table sets forth selected historical consolidated financial data regarding each of the five years in the period ended December 31, 2001 and the six-month periods ended June 30, 2002 and 2001. The data were derived from the audited consolidated financial statements and the related notes as of and for the five years ended December 31, 2001 and the unaudited interim consolidated financial statements as of and for the six months ended June 30, 2002 and 2001. In the opinion of management, the unaudited interim consolidated financial statements have been prepared on the same basis as the audited consolidated financial statements and include all adjustments, consisting of normal recurring adjustments, necessary to present fairly the results of operations and financial position as of the dates and for the periods presented. The results of operations for the six months ended June 30, 2002 are not necessarily indicative of results that may be expected for any other interim period or for the full year ending December 31, 2002. This data should be read in conjunction with management's discussion and analysis of financial condition and results of operations and the audited consolidated financial statements and unaudited interim consolidated financial statements, including the related notes, included and incorporated by reference in this prospectus.

--------------------------------------------------------------------------------------------------------------
                                                                                            SIX MONTHS ENDED
                                                  YEAR ENDED DECEMBER 31,                       JUNE 30,
                                    ----------------------------------------------------   -------------------
   (IN MILLIONS, EXCEPT RATIOS)       2001       2000       1999       1998       1997       2002       2001
--------------------------------------------------------------------------------------------------------------
INCOME STATEMENT DATA:(1)
Revenues..........................  $4,209.5   $4,459.9   $3,868.9   $3,651.2   $3,415.6   $1,976.2   $2,168.1
Cost of sales.....................   2,943.9    3,018.3    2,603.4    2,447.1    2,281.6    1,418.0    1,513.6
Selling and administrative
  expenses........................     729.7      732.9      640.9      616.4      580.5      363.0      385.5
Goodwill amortization(2)..........      60.7       58.5       47.1       43.8       32.4         --       30.1
Nonrecurring gains................        --         --         --     (135.2)     (93.0)        --         --
Nonrecurring charges..............      74.1         --        3.7       53.6       40.5         --         --
Interest expense, net.............      84.7      100.3       55.2      101.9       90.4       34.3       47.5
                                    --------   --------   --------   --------   --------   --------   --------
  Income from continuing
    operations before income
    taxes.........................     316.4      549.9      518.6      523.6      483.2      160.9      191.4
Income taxes......................      55.1      192.5      186.7      187.7      173.2       38.2       67.0
                                    --------   --------   --------   --------   --------   --------   --------
  Income from continuing
    operations....................     261.3      357.4      331.9      335.9      310.0      122.7      124.4
Income (charge) related to
  discontinued operations
  (Automotive Products), net of
  taxes...........................     (30.0)        --         --       87.1       84.6         --         --
                                    --------   --------   --------   --------   --------   --------   --------
  Net income......................  $  231.3   $  357.4   $  331.9   $  423.0   $  394.6   $  122.7   $  124.4
                                    ========   ========   ========   ========   ========   ========   ========
INCOME PER COMMON SHARE DATA:
  Basic --
    Income from continuing
      operations..................  $   2.78   $   3.82   $   3.53   $   2.97   $   2.64   $   1.31   $   1.32
    Income from discontinued
      operations (Automotive
      Products), net of taxes.....      (.32)        --         --        .77        .72         --         --
                                    --------   --------   --------   --------   --------   --------   --------
  Net income......................  $   2.46   $   3.82   $   3.53   $   3.74   $   3.36   $   1.31   $   1.32
                                    ========   ========   ========   ========   ========   ========   ========
  Diluted --
  Income from continuing
    operations....................  $   2.75   $   3.80   $   3.50   $   2.93   $   2.57   $   1.30   $   1.32
  Income from discontinued
    operations (Automotive
    Products), net of taxes.......      (.31)        --         --        .76        .69         --         --
                                    --------   --------   --------   --------   --------   --------   --------
  Net income......................  $   2.44   $   3.80   $   3.50   $   3.69   $   3.26   $   1.30   $   1.32
                                    ========   ========   ========   ========   ========   ========   ========
CASH DIVIDENDS PER COMMON SHARE...  $   1.40   $   1.40   $   1.32   $   1.32   $   1.32   $    .70   $    .70

--------------------------------------------------------------------------------------------------------------
                                                                                            SIX MONTHS ENDED
                                                  YEAR ENDED DECEMBER 31,                       JUNE 30,
                                    ----------------------------------------------------   -------------------
   (IN MILLIONS, EXCEPT RATIOS)       2001       2000       1999       1998       1997       2002       2001
--------------------------------------------------------------------------------------------------------------
RATIO OF EARNINGS TO FIXED
  CHARGES(3)......................      4.1x       5.5x       8.5x       5.6x       5.8x       4.9x       4.3x
BALANCE SHEET DATA:
Cash and cash equivalents.........  $   11.5   $   26.4   $   26.9   $   20.4   $   30.3   $   68.2   $   16.3
Working capital, net(4)...........     727.4      752.3      547.2      550.6      358.2      760.3      804.0
Property, plant and equipment,
  net.............................     826.8      870.4      768.0      710.5      673.3      785.8      865.0
Total assets......................   4,611.4    4,789.3    4,143.4    3,779.1    5,507.3    4,573.5    4,723.0
Total debt........................   1,300.8    1,518.0    1,087.8      898.9    1,469.5    1,322.1    1,461.8
Shareholders' equity..............   2,023.2    1,904.2    1,743.1    1,563.6    2,683.5    2,054.6    1,968.2
OTHER DATA:
EBITDA(5).........................  $  661.6   $  824.6   $  725.1   $  681.4   $  643.1   $  255.9   $  331.7
Depreciation and
  amortization(2).................     186.4      174.4      147.6      137.5      122.0       60.7       92.8
Capital expenditures..............     115.1      174.9      165.8      142.4      117.3       27.8       69.4
--------------------------------------------------------------------------------------------------------------

(1) In October 1998, we sold our Automotive Products segment for $1.9 billion in proceeds. The financial information in the above table excludes the 1998 and 1997 results of the Automotive Products segment from income from continuing operations. The discontinued segment's results are presented separately in the caption, "Income (charge) related to discontinued operations, net of taxes." A $30 million charge, net of a $20 million tax benefit, was recorded in 2001 related to potential asbestos obligations associated with the Automotive Products segment.

(2) On January 1, 2002, we adopted Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, and, in accordance with this statement, we no longer amortize goodwill.

(3) The ratio of earnings to fixed charges is computed by dividing earnings before fixed charges by fixed charges. Earnings before fixed charges consist of income from continuing operations before income taxes plus fixed charges, less capitalized interest, plus equity in earnings (losses) of less than 50% owned companies. Fixed charges consist of interest, whether expensed or capitalized, amortized capitalized expenses related to indebtedness, and the portion of operating lease rental expense that represents the interest factor.

(4) Working capital, net is defined as current assets excluding cash and cash equivalents minus current liabilities excluding short-term debt and current maturities of long-term debt.

(5) EBITDA is defined as income from continuing operations before interest, taxes, depreciation and amortization and nonrecurring gains and charges. EBITDA is not a measure of operating income, operating performance or liquidity under generally accepted accounting principles ("GAAP"). We include EBITDA data because this data is used by some investors to determine our historical ability to service our indebtedness. Nevertheless, this measure should not be considered in isolation or as a substitute for operating income (as determined in accordance with GAAP) as an indicator of our performance, or to cash flows from operating activities (as determined in accordance with GAAP) as a measure of liquidity. In addition, it should be noted that companies calculate EBITDA differently and therefore EBITDA as presented for us may not be comparable to EBITDA reported by other companies.

                               THE EXCHANGE OFFER

TERMS OF THE EXCHANGE OFFER

As of the date of this prospectus, $300 million aggregate principal amount of the original notes is outstanding. This prospectus, together with the letter of transmittal, is being sent to all holders of original notes known to us. Our obligation to accept original notes for exchange in the exchange offer is subject to the conditions described below under "-- Conditions to the exchange offer."

Upon the terms and conditions described in this prospectus and in the accompanying letter of transmittal, we will accept for exchange original notes that are properly tendered on or before the expiration date and not withdrawn as permitted below. For each original note accepted for exchange, the holder of the original note will receive an exchange note having a principal amount equal to that of the surrendered original note. Original notes tendered in the exchange offer must be in denominations of the principal amount of $1,000 and any integral multiple of $1,000.

As used in this prospectus, the term "expiration date" means 5:00 p.m., New York City time, on October 28, 2002. However, if we, in our sole discretion, extend the period of time for which the exchange offer is open, the term "expiration date" means the latest time and date to which we extend the exchange offer. We reserve the right to extend the period of time during which the exchange offer is open. If the exchange offer period is extended, we would give notice of the extension to the holders of original notes by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day following the previously scheduled expiration date. During any extension period, all original notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. Any original notes not accepted for exchange will be returned to the tendering holder after the expiration or termination of the exchange offer.

We reserve the right to amend or terminate the exchange offer, and not to accept for exchange any original notes not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offer specified below under "-- Conditions to the exchange offer." We will give notice of any amendment, non-acceptance or termination to the holders of the original notes as described above. If we materially change the terms of the exchange offer, we will resolicit tenders of the original notes and provide notice to the noteholders. If the change is made less than five business days before the expiration of the exchange offer, we will extend the offer so that the noteholders have at least five business days to tender or withdraw.

Our acceptance of the tender of original notes by a tendering holder will form a binding agreement upon the terms and subject to the conditions provided in this prospectus and in the accompanying letter of transmittal.

PROCEDURES FOR TENDERING

Except as described below, a tendering holder must, on or prior to the expiration date:

       - transmit a properly completed and duly executed letter of transmittal, including all other documents required by the letter of transmittal, to JPMorgan Chase Bank at the address listed below under the heading
       "-- Exchange agent"; or

       - if original notes are tendered in accordance with the book-entry procedures listed below, transmit an agent's message to the exchange agent at the address listed below under the heading "-- Exchange agent."

In addition:

       - the exchange agent must receive, on or before the expiration date, any certificates for the original notes or a timely confirmation of book-entry transfer of the original notes into the exchange agent's account at the Depository Trust Company, the book-entry transfer facility; or

       - the holder must comply with the guaranteed delivery procedures described below.

The Depository Trust Company will be referred to as DTC in this prospectus.

The term "agent's message" means a message, transmitted to DTC and received by the exchange agent and forming a part of a book-entry transfer, that states that DTC has received an express acknowledgment that the tendering holder agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against this holder.

The method of delivery of original notes, letters of transmittal and all other required documents is at your election and risk. In all cases, you should allow sufficient time to assure timely delivery to the exchange agent. You should not send any letter of transmittal, original notes or other related documentation to us.

If you are a beneficial owner whose original notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and wish to tender original notes, you should promptly instruct the registered holder to tender on your behalf. Any registered holder that is a participant in DTC's book-entry transfer facility system may make book-entry delivery of the original notes by causing DTC to transfer the original notes into the exchange agent's account.

Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed unless the original notes surrendered for exchange are tendered:

       - by a registered holder of the original notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal, or

       - for the account of an "eligible institution."

If signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, the guarantees must be by an "eligible institution." An "eligible institution" is a financial institution -- including most banks, savings and loan associations and brokerage houses -- that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program.

We will determine in our sole discretion all questions as to the validity, form and eligibility of original notes tendered for exchange. This discretion extends to the determination of all questions concerning the timing of receipts and acceptance of tenders. These determinations will be final and binding.

We reserve the right to reject any particular original note not properly tendered or the acceptance of which might, in our judgment or our counsel's judgment, be unlawful. We also reserve the right to waive any defects or irregularities or conditions of the exchange offer as to any particular original note either before or after the expiration date, including the right to waive the ineligibility of any tendering holder. Our interpretation of the terms and conditions of the exchange offer as to any particular original note either before or after the expiration date, including the letter of transmittal and the instructions to the letter of transmittal, shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of original notes must be cured within a reasonable period of time. Neither we, the exchange agent nor any other person will be under any duty to give notification of any defect or irregularity in any tender of original notes. Nor will we, the exchange agent or any other person incur any liability for failing to give notification of any defect or irregularity.

If the letter of transmittal is signed by a person other than the registered holder of original notes, the letter of transmittal must be accompanied by a written instrument of transfer or exchange in satisfactory form duly executed by the registered holder with the signature guaranteed by an eligible institution. The original notes must be endorsed or accompanied by appropriate powers of attorney. In either case, the original notes must be signed exactly as the name of any registered holder appears on the original notes.

If the letter of transmittal or any original notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, these persons should so indicate when signing. Unless waived by us, proper evidence satisfactory to us of their authority to so act must be submitted.

By tendering, each holder will represent to us that, among other things,

       - the exchange notes are being acquired in the ordinary course of business of the person receiving the exchange notes, whether or not that person is the holder, and

       - neither the holder nor the other person has any arrangement or understanding with any person to participate in the distribution of the exchange notes.

In the case of a holder that is not a broker-dealer, that holder, by tendering, will also represent to us that the holder is not engaged in and does not intend to engage in a distribution of the exchange notes.

If any holder or other person is an "affiliate" of ours, as defined under Rule 405 of the Securities Act, or is engaged in, or intends to engage in, or has an arrangement or understanding with any person to participate in, a distribution of the exchange notes, that holder or other person cannot rely on the applicable interpretations of the staff of the SEC and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

Each broker-dealer that receives exchange notes for its own account in exchange for original notes, where the original notes were acquired by it as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. See "Plan of distribution."

ACCEPTANCE OF ORIGINAL NOTES FOR EXCHANGE; DELIVERY OF EXCHANGE NOTES

Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, promptly after the expiration date, all original notes properly tendered and not withdrawn.

We will issue the exchange notes promptly after acceptance of the original notes. See "--Conditions to the exchange offer" below. For purposes of the exchange offer, we will be deemed to have accepted properly tendered original notes for exchange when, as and if we have given oral or written notice to the exchange agent, with prompt written confirmation of any oral notice.

The exchange notes will bear interest from the most recent date to which interest has been paid on the original notes, or if no interest has been paid on the original notes, from the date of issue of the original notes. Holders whose original notes are accepted for exchange will be deemed to have waived the right to receive interest accrued on the original notes.

Unaccepted or non-exchanged original notes will be returned without expense to the tendering holder of the original notes. In the case of original notes tendered by book-entry transfer in accordance with the book-entry procedures described below, the non-exchanged original notes will be credited to an account maintained with the book-entry transfer facility as promptly as practicable after the expiration or termination of the exchange offer.

BOOK-ENTRY TRANSFER

The exchange agent will make a request to establish an account for the original notes at DTC for purposes of the exchange offer promptly after commencement of the exchange offer. Any financial institution that is a participant in DTC's system must make book-entry delivery of original notes by causing DTC to transfer those original notes into the exchange agent's account at DTC in accordance with DTC's procedure for transfer. The participant should transmit its acceptance to DTC on or prior to the expiration date or comply with the guaranteed delivery procedures described below. DTC will verify this acceptance, execute a book-entry transfer of the tendered original notes into the exchange agent's account at DTC and then send to the exchange agent confirmation of the book-entry transfer. The confirmation of the book-entry transfer will include an agent's message confirming that DTC has received an express acknowledgment from the participant that the participant has received and agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against the participant. Delivery of exchange notes issued in the exchange offer may be effected through book-entry transfer at DTC. However, the letter of transmittal or facsimile of it or an agent's message, with any required signature guarantees and any other required documents, must:

       - be transmitted to and received by the exchange agent at the address listed below under "-- Exchange agent" on or prior to the expiration date; or

       - comply with the guaranteed delivery procedures described below.

GUARANTEED DELIVERY PROCEDURES

If a registered holder of original notes desires to tender the original notes, and the original notes are not immediately available, or time will not permit the holder's original notes or other required documents to reach the exchange agent before the expiration date, or the procedure for book-entry transfer described above cannot be completed on a timely basis, a tender may nonetheless be made if:

       - the tender is made through an eligible institution;

       - prior to the expiration date, the exchange agent received from an eligible institution a notice of guaranteed delivery, substantially in the form provided by us, by facsimile transmission, mail or hand delivery,

         (1) stating the name and address of the holder of original notes and the amount of original notes tendered,

         (2) stating that the tender is being made and

         (3) guaranteeing that within three New York Stock Exchange trading days after the expiration date, the certificates for all physically tendered original notes, in proper form for transfer, or a book-entry confirmation, as the case may be, together with a properly completed and duly executed letter of transmittal, or a facsimile of the letter of transmittal, and any other documents required by the letter of transmittal, will be deposited by the eligible institution with the exchange agent; and

       - the certificates for all physically tendered original notes, in proper form for transfer, or a book-entry confirmation, as the case may be, a properly completed and duly executed letter of transmittal, or a facsimile of the letter of transmittal, and all other documents required by the letter of transmittal, are received by the exchange agent within three New York Stock Exchange trading days after the expiration date.

WITHDRAWAL RIGHTS

Tenders of original notes may be withdrawn at any time before 5:00 p.m., New York City time, on the expiration date.

For a withdrawal to be effective, the exchange agent must receive a written notice of withdrawal at the address or, in the case of eligible institutions, at the facsimile number, indicated below under "-- Exchange agent" before 5:00 p.m., New York City time, on the expiration date. Any notice of withdrawal must:

       - specify the name of the person, referred to as the depositor, having tendered the original notes to be withdrawn;

       - identify the original notes to be withdrawn, including the certificate number or numbers and principal amount of the original notes;

       - contain a statement that the holder is withdrawing its election to have the original notes exchanged;

       - be signed by the holder in the same manner as the original signature on the letter of transmittal by which the original notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer to have the trustee with respect to the original notes register the transfer of the original notes in the name of the person withdrawing the tender; and

       - specify the name in which the original notes are registered, if different from that of the depositor.

If certificates for original notes have been delivered or otherwise identified to the exchange agent, then prior to the release of these certificates the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and signed notice of withdrawal with signatures guaranteed by an eligible institution unless this holder is an eligible institution. If original notes have been tendered in accordance with the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn original notes. We will determine all questions as to the validity, form and eligibility, including time of receipt, of notices of withdrawal. Any original notes so withdrawn will be deemed not to have been validly tendered for exchange. No exchange notes will be issued unless the original notes so withdrawn are validly re-tendered. Properly withdrawn original notes may be re-tendered by following the procedures described under "-- Procedures for tendering" above at any time on or before 5:00 p.m., New York City time, on the expiration date.

CONDITIONS TO THE EXCHANGE OFFER

Notwithstanding any other provision of the exchange offer, we shall not be required to accept original notes for exchange, or to issue exchange notes in exchange for any original notes, and may terminate or amend the exchange offer, if at any time before the acceptance of the original notes for exchange or the issuance of the exchange notes for the original notes:

       - there has been instituted any proceeding seeking to restrain or prohibit the making or completion of the exchange offer, or assessing or seeking any damages as a result of the exchange offer, or resulting in a material delay in our ability to accept for exchange or exchange some or all of the original notes in the exchange offer; or

       - any action shall have been taken, proposed or threatened by any governmental authority, domestic or foreign, that in our sole judgment might directly or indirectly result in any of such consequences or, in our sole judgment, might result in the holders of exchange notes having obligations with respect to resales and transfers of exchange notes which are greater than those described in the interpretations of the SEC staff referred to in this prospectus, or would otherwise make it inadvisable to proceed with the exchange offer; or

       - there shall have occurred:

         - any general suspension of or general limitation on prices for, or trading in, securities on any national securities exchange or in the over-the-counter market; or

         - any limitation by a governmental authority which may adversely affect our ability to complete the transactions contemplated by the exchange offer; or

         - a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any limitation by any governmental agency or authority which adversely affects the extension of credit; or

         - a commencement of a war, armed hostilities or other similar international calamity directly or indirectly involving the United States, or, in the case of any of the preceding events existing at the time of the commencement of the exchange offer, a material acceleration or worsening of these calamities; or

       - any change, or any development involving a prospective change, shall have occurred or be threatened in our business, financial condition, operations or prospects and those of our subsidiaries taken as a whole that is or may be adverse to us, or we shall have become aware of facts that have or may have an adverse impact on the value of the original notes or the exchange notes; which in our sole judgment in any case makes it inadvisable to proceed with the exchange offer and/or with such acceptance for exchange or with such exchange.

These conditions to the exchange offer are to our sole benefit and we may assert them regardless of the circumstances giving rise to any of these conditions, or we may waive them in whole or in part in our sole discretion. If we do so, the exchange offer will remain open for at least five business days following any waiver of the preceding conditions. Our failure at any time to exercise any of the foregoing rights will not be deemed a waiver of any right.

In addition, we will not accept for exchange any original notes tendered, and no exchange notes will be issued in exchange for any original notes, if at that time any stop order is threatened or in effect relating to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939.

EXCHANGE AGENT

We have appointed JPMorgan Chase Bank as the exchange agent for the exchange offer. You should direct all executed letters of transmittal to the exchange agent at the address indicated below. You should direct questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery to the exchange agent addressed as follows:

                Delivery To: JPMorgan Chase Bank, Exchange Agent

          By Hand Before 4:30 p.m.:                  By Registered or Certified Mail:
             JPMorgan Chase Bank                            JPMorgan Chase Bank
     Institutional Trust Services - MMO             Institutional Trust Services - MMO
       4 New York Plaza, 13(th) Floor                 4 New York Plaza, 13(th) Floor
             New York, NY 10004                             New York, NY 10004
           Attention: Victor Matis                        Attention: Victor Matis

     By Hand or Overnight Delivery after                 By Facsimile Transmission
      4:30 p.m. on the Expiration Date:              (for Eligible Institutions only):
             JPMorgan Chase Bank                              (212) 623-8470
     Institutional Trust Services - MMO
       4 New York Plaza, 13(th) Floor                   Attention: Customer Service
             New York, NY 10004                            Confirm by Telephone:
           Attention: Victor Matis                            (212) 623-8286
                                                              (212) 623-8284
            For Information Call:
               (212) 623-8286
               (212) 623-8284

If you deliver the letter of transmittal to an address other than the address indicated above or transmit instructions via facsimile other than to the facsimile number indicated, then your delivery or transmission will not constitute a valid delivery of the letter of transmittal.

FEES AND EXPENSES

We will not make any payment to brokers, dealers, or others for soliciting acceptances of the exchange offer. The expenses to be incurred in connection with the exchange offer will be paid by us. These expenses will include reasonable and customary fees and out-of-pocket expenses of the exchange agent and reasonable out-of-pocket expenses incurred by brokerage houses and other fiduciaries in forwarding materials to beneficial holders in connection with the exchange offer.

ACCOUNTING TREATMENT

We will not recognize any gain or loss for accounting purposes upon the consummation of the exchange offer. We will amortize the expense of the exchange offer over the term of the exchange notes under generally accepted accounting principles.

TRANSFER TAXES

Holders who tender their original notes for exchange will not be obligated to pay any related transfer taxes, except that holders who instruct us to register exchange notes in the name of, or request that original notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer taxes.

CONSEQUENCES OF EXCHANGING OR FAILING TO EXCHANGE ORIGINAL NOTES

Holders of original notes who do not exchange their original notes for exchange notes in the exchange offer will continue to be subject to the provisions in the indenture regarding transfer and exchange of the original notes and the restrictions on transfer of the original notes as described in the legend on the original notes. In general, the original notes may not be offered or sold, unless registered under the Securities Act, except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not currently anticipate that we will register original notes under the Securities Act.

Based on interpretations by the staff of the SEC, as described in no-action letters issued to third parties, we believe that exchange notes issued in the exchange offer in exchange for original notes may be offered for resale, resold or otherwise transferred by holders of the original notes, other than any holder which is an "affiliate" of ours within the meaning of Rule 405 under the Securities Act, without compliance with the registration and prospectus delivery provisions of the Securities Act, as long as the exchange notes are acquired in the ordinary course of the holders' business and the holders have no arrangement or understanding with any person to participate in the distribution of the exchange notes. However, the SEC has not considered this exchange offer in the context of a no-action letter. We cannot assure you that the staff of the SEC would make a similar determination with respect to this exchange offer as in the other circumstances.

Each holder, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage in, a distribution of exchange notes and has no arrangement or understanding to participate in a distribution of exchange notes. If any holder is an affiliate of ours, is engaged in or intends to engage in or has any arrangement or understanding with any person to participate in the distribution of the exchange notes to be acquired in the exchange offer, that holder could not rely on the applicable interpretations of the staff of the SEC and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

Each broker-dealer that receives exchange notes for its own account in exchange for original notes must acknowledge that the original notes were acquired by the broker-dealer as a result of market-making activities or other trading activities and that it will comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes. Furthermore, any broker-dealer that acquired any of its original notes directly from us:

       - may not rely on the applicable interpretations of the staff of the SEC contained in Exxon Capital Holdings Corp., SEC no-action letter (May 13,
       1988), Morgan, Stanley & Co. Inc., SEC no-action letter (June 5, 1991) and Shearman & Sterling, SEC no-action letter (July 2, 1993) and

       - must also be named as a selling noteholder in connection with the registration and prospectus delivery requirements of the Securities Act relating to any resale transaction.

See "Plan of distribution."

In addition, to comply with state securities laws, the exchange notes may not be offered or sold in any state unless they have been registered or qualified for sale in such state or an exemption from registration or qualification, with which there has been compliance, is available. The offer and sale of the exchange notes to "qualified institutional buyers," as defined under Rule 144A of the Securities Act, is generally exempt from registration or qualification under the state securities laws. We currently do not intend to register or qualify the sale of exchange notes in any state where an exemption from registration or qualification is required and not available.

                                    BUSINESS

We are a diversified, worldwide manufacturing company doing business in two business segments: Electrical Products and Tools & Hardware. We have over 100 manufacturing facilities and approximately 30,500 employees in the United States and more than 20 foreign countries.

ELECTRICAL PRODUCTS SEGMENT

Our Electrical Products segment manufactures, markets and sells electrical and circuit protection products, including fittings, support systems, enclosures, wiring devices, plugs, receptacles, lighting fixtures, fuses, emergency lighting, fire detection systems and security products for use in residential, commercial and industrial construction, maintenance and repair applications. The segment also manufactures, markets and sells products for use by utilities and in industry for electrical power transmission and distribution, including distribution switchgear, transformers, transformer terminations and accessories, capacitors, voltage regulators, surge arresters, pole line hardware and other related power systems components. Major products of this segment include:

ARKTITE plugs and receptacles.
ARROW-HART wiring devices.
ATLITE indoor commercial lighting.
B-LINE support systems, enclosures, fasteners.
BLESSING, CSA, PRETRONICA and UNIVEL emergency
  lighting and power systems.
BUSSMANN and BUSS electrical and electronic fuses.
CAM-LOK electrical connectors.
CAPRI-CODEC cable accessories and flexible
  conduits.
CEAG emergency lighting systems.
CHAMP and HAZARD-GARD HID and fluorescent
  lighting.
COILTRONICS inductors and transformers.
COMBINED TECHNOLOGIES current-limiting fuses.
CONDULET fittings and outlet bodies.
COOPER POWER SYSTEMS distribution transformers, power capacitors, voltage regulators, surge arresters, pole line hardware and SCADA master stations.
COOPER WIRING DEVICES circuit protective devices.
CORELITE and NEO-RAY indirect lighting products.
CROMPTON lighting fixtures and specialty lamps.
CROUSE-HINDS and CEAG electrical construction materials and CROUSE-HINDS aviation lighting products.
DLS electrical wiring and control systems.
EAGLE wiring devices, sockets and switches.
EDISON and EDISON PRO relays.
ELETROMEC DIN style fuses.
EMERALD consumer recessed and track lighting.
EMSA power transformers.
ENKLOSURES electrical enclosures.
ENVIROTEMP dielectric fluids.
FAIL-SAFE high abuse, clean room and
  vandal-resistant lighting fixtures.
FULLEON, NUGELEC and TRANSMOULD fire detection
  systems.
FUSETRON electric fuses and protectors.
HALO recessed and track lighting fixtures.
IRIS lighting systems.
JSB, LUMINOX and MENVIER emergency lighting
  and fire detection systems.
KARP, EDISON, MERCURY and B&S electrical fuses.
KEARNEY fuses, connectors, tools and switches.
KYLE distribution switchgear.
LOW-PEAK electric fuses.
LUMIERE specification grade landscape lighting.
MAGNUM terminal strips and disconnect blocks.
MCGRAW-EDISON and LUMARK indoor and
  outdoor lighting.
METALUX fluorescent lighting.
MINI-LINE molded-to-cable miniature connectors.
MOLDED PRODUCTS connectors and systems.
MWS modular wiring systems.
MYERS electrical hubs.
NOVA reclosers, sectionalizers and switches.
OPTIANCE fiber optic lighting.
PORTFOLIO architectural recessed lighting.
POSI-LOK electrical panel units.
POWERPLUS panel boards.
POWERSTOR carbon aerogel supercapacitors.
REGALSAFE signaling and life saving apparatus.
REGENT security lighting systems.
ROYER wiring devices, sockets and switches.
MCGRAW-EDISON and RTE transformer components,
  cable accessories and fuses.
SCANTRONIC and MENVIER security systems.
SHAPER specification and commercial grade
  lighting fixtures.
SPECONE controls, lighting, plugs and receptacles.
STREETWORKS outdoor lighting.
SURE-LITES and ATLITE exit and emergency lighting.
THEPITT electrical outlet and switch boxes.
TRANSX transient voltage protection devices.
ULTRASIL surge arresters.
USL sports lighting.
WILLSHER & QUICK electrical enclosures.

---------------

*Brand names appearing in bold type are registered trademarks in the United States or abroad of Cooper Industries, Inc. or its subsidiaries, except the following which are unregistered trademarks: AtLite, Blessing, B&S, Capri-Codec, Combined Technologies, Cooper Wiring Devices, Corelite, CSA, DLS, Edison Pro, EnKlosures, Hazard-Gard, Luminox, Mini-Line, Molded Products, Myers, Neo-Ray, Nugelec, Optiance, Portfolio, Powerplus, PowerStor, Pretronica, Regalsafe, SpecOne, Streetworks, Thepitt, Transmould, TransX, Univel, USL and Willsher & Quick.

Fuses and circuit protection products are sold to end-users in the construction, industrial, automotive and consumer markets and to manufacturers in the electrical, electronic, telecommunications and automotive industries. Lighting fixtures are utilized in residential construction, industrial, institutional and commercial building complexes, shopping centers, parking lots, roadways, and sports facilities. Electrical power products are used by utilities and significant commercial and industrial power users. Electrical construction materials are used in commercial, residential and industrial projects, by utilities, airports and wastewater treatment plants and in the process and energy industries. Emergency lighting, fire detection and security systems are installed in residential, commercial and industrial applications. Support systems and enclosures are used in industrial, commercial and telecommunications complexes. Wiring devices are used in the construction, renovation, maintenance and repair of residential, commercial, industrial and institutional buildings.

Demand for our Electrical Products segment follows general economic conditions and is generally sensitive to activity in the construction market, industrial production levels, electronic component production and spending by utilities for replacements, expansions and efficiency improvements. The segment's product lines are marketed directly to original equipment manufacturers and utilities and to a variety of end-users through major distributor chains, retail home centers and thousands of independent distributors.

The principal raw material requirements for this segment include copper, tin, lead, plastics, insulating materials, pig iron, aluminum ingots, steel, aluminum and brass. These raw materials are available from numerous sources located in the United States and abroad.

TOOLS & HARDWARE SEGMENT

Our Tools & Hardware segment produces and markets tools and hardware items for use in residential, commercial and industrial construction, maintenance and repair, and for general industrial and consumer use. Major products of this segment include:

AIRETOOL, ASSEMBLY SYSTEMS, BUCKEYE, CLECO,
  COOPER AUTOMATION, DGD, DOLER, DOTCO,
  GARDNER-DENVER, GARDOTRANS, QUACKENBUSH,
  ROTOR TOOL and RECOULES industrial power tools and assembly equipment.
APEX and GETA screwdriver bits, impact sockets
  and universal joints.
CAMPBELL chain products.
CRESCENT pliers and wrenches.
DIAMOND farrier tools and horseshoes.
EREM precision cutters and tweezers.
KAHNETICS dispensing systems.
KME industrial tools and machines.
LUFKIN measuring tapes.
MASTER POWER industrial air tools.
METRONIX servos and drive controls.
NICHOLSON files and saws.
PLUMB hammers.
UTICA torque measuring and controls.
WELLER soldering equipment.
WIRE-WRAP solderless connection equipment.
WISS and H.K. PORTER cutting products.
XCELITE screwdrivers and nutdrivers.

---------------

*Brand names appearing in bold type are registered trademarks in the United States or abroad of Cooper Industries, Inc. or its subsidiaries, except the following which are unregistered trademarks: Assembly Systems, Cooper Automation, Geta, KME and Metronix. Gardner-Denver is a registered trademark of Gardner Denver, Inc. and is used by Cooper Industries under license.

Power tools and assembly systems are used by general industrial manufacturers, particularly durable goods producers and original equipment manufacturers, such as those in the aerospace and automobile industries. Hand tools are used in a variety of industrial, electronics, agricultural, construction and consumer applications.

Demand for nonpowered hand tools, assembly systems and industrial power tools is driven by employment levels and industrial activity in major industrial countries and by consumer spending. In addition, demand for industrial power tools is influenced by automotive and aerospace production.

Products are sold through distributors and agents to general industry, particularly automotive and aircraft; through distributors and wholesalers to hardware stores, home centers, lumberyards, department stores and mass merchandisers; and direct to original equipment manufacturers, home centers, specialty stores, department stores, mass merchandisers and hardware outlets.

The principal raw material requirements for this segment include flat and bar stock steel, brass, copper, tin plate, fiberglass, aluminum, iron castings, wood, plastic pellets and plastic sheet. These materials are available from numerous sources in the United States and abroad.

INTERNATIONAL OPERATIONS

Activities outside the United States contribute significantly to the revenues and operating earnings of both of our segments and we maintain sales and distribution networks throughout most of the industrialized world. The five countries in which we generate most of our international revenues are Canada, Germany, France, Mexico and the United Kingdom. As a general matter, we believe there are not substantial differences in the business risks associated with these international operations compared with domestic activities, although our activities outside the United States are subject to political and economic uncertainties, including trade barriers, restrictions on foreign exchange and currency fluctuations. As the U.S. dollar strengthens against foreign currencies at a rate greater than inflation in those countries, we may experience lower segment revenues and operating earnings. In addition to the previously referenced countries, we also have operations in India, Malaysia and China, including several joint ventures with operations in China. Operations and investments in these countries are subject to greater risks related to economic and political uncertainties as compared to most countries in which we operate. Financial information with respect to our sales by geographic areas is contained in Note 15 of the Notes to our Consolidated Financial Statements included in this prospectus.

COMPETITION

The markets for our products and services are worldwide, although the United States is our largest market. Within the United States, there is no material geographic concentration by state or region. We experience substantial competition in both of our business segments, with the number and size of competitors varying considerably depending on the product line. Most of our operating units experience significant competition from both larger and smaller companies, with the key competitive factors being price, quality, brand name and availability. We consider our reputation as a manufacturer of a broad line of quality products and premier brands to be an important factor in our businesses. We believe we are among the leading manufacturers worldwide of electrical distribution equipment, wiring devices, support systems, hazardous duty electrical equipment, emergency lighting, lighting fixtures, fuses, nonpower hand tools and industrial power tools.

RESEARCH AND DEVELOPMENT

Our research and development activities are focused on improving existing products and services and originating new products. We spent approximately $55.8 million, $57.7 million and $54.0 million for research and development activities in 2001, 2000 and 1999, respectively. We obtain and hold patents on products and designs in the United States and many foreign countries in which our operations are conducted or our products are sold. Although in the aggregate our patents are important in the operation of our businesses, the loss by expiration or otherwise of any one patent or license or group of patents or licenses would not materially affect our overall business.

ENVIRONMENTAL

We are subject to a wide variety of environmental laws and regulations in the United States and in foreign countries. We do not presently anticipate that compliance with currently applicable environmental regulations and controls will significantly affect our competitive position, capital spending or earnings during the foreseeable future.

We have been a party to administrative and legal proceedings with governmental agencies that have arisen under statutory provisions regulating the discharge or potential discharge of material into the environment. We have consented to orders and decrees containing agreed-upon timetables for fulfilling reporting or remediation obligations or maintaining specified air and water discharge levels in connection with permits for the operations of various plants. We believe we are in compliance with these orders and decrees, and the cost of such compliance is not material to our business or financial condition. For additional information concerning our accruals for environmental liabilities, see Note 7 of the Notes to our Consolidated Financial Statements included in this prospectus.

EMPLOYEES

We have approximately 30,500 employees, with approximately 13,000 employees located outside the United States. Approximately 54% of our U.S. hourly production work force is employed in 49 manufacturing facilities, distribution centers and warehouses and is not covered by labor agreements. We have entered into labor agreements with 24 bargaining units at 24 locations in the United States, covering approximately 46% of our United States hourly production employees. We also have entered into labor agreements with various unions at 30 international locations. We consider our employee relations to be excellent.

LEGAL MATTERS

We are subject to various suits, legal proceedings and claims that arise in the normal course of business. While it is not feasible to predict the outcome of these matters with certainty, we believe that their ultimate disposition should not have a material adverse effect on our results of operations or financial condition.

In October 1998, we sold our Automotive Products business to Federal-Mogul Corporation ("Federal-Mogul"). These discontinued businesses (including the Abex product line obtained from Pneumo-Abex Corporation in 1994) were operated through subsidiary companies, and the stock of those subsidiaries was sold to Federal-Mogul pursuant to a Purchase and Sale

Agreement dated August 17, 1998 ("1998 Agreement"). In conjunction with the sale, Federal-Mogul indemnified us for certain liabilities of these subsidiary companies, including liabilities related to the Abex product line and any potential liability that we may have to Pneumo pursuant to a 1994 Mutual Guaranty Agreement between us and Pneumo. On October 1, 2001, Federal-Mogul and several of its affiliates filed a Chapter 11 bankruptcy petition and indicated that Federal-Mogul may not honor the indemnification obligations to us. As of the date of this prospectus, Federal-Mogul had not yet made a decision whether to reject the 1998 Agreement, which includes the indemnification to us. If Federal-Mogul rejects the 1998 Agreement, we will be relieved of our future obligations under the 1998 Agreement, including specific indemnities relating to payment of taxes and certain obligations regarding insurance for our former Automotive Products businesses. To the extent we are obligated to Pneumo for any asbestos-related claims arising from the Abex product line ("Abex Claims"), we have rights, confirmed by Pneumo, to significant insurance for such claims. Based on information provided by representatives of Federal-Mogul and recent claims experience, from August 28, 1998 through June 30, 2002, a total of 81,099 Abex Claims were filed, of which 17,782 claims have been resolved, leaving 63,317 Abex Claims pending at June 30, 2002 that are the responsibility of Federal-Mogul. During the six months ended June 30, 2002, 5,947 claims were filed and 808 claims were resolved. From August 28, 1998 to June 30, 2002, the average indemnity payment for resolved Abex Claims was $912 before insurance. A total of $32.2 million was spent on defense costs during this period. Historically, existing insurance coverage has provided 50% to 80% of the total defense and indemnity payments for Abex Claims.

We have completed a thorough analysis of our potential exposure for asbestos liabilities in the event Federal-Mogul rejects the 1998 Agreement. The analysis included a review of the Abex Claims history, existing insurance coverage, the contractual indemnities and other facts determined to date. At this time, the manner in which this issue ultimately will be resolved is not known. We are preserving our rights as a creditor for breach of Federal-Mogul's indemnification to us and our rights against all Federal-Mogul subsidiaries. We intend to take all actions to seek a resolution of the indemnification issues and future handling of the Abex-related claims within the Federal-Mogul bankruptcy proceedings. At June 30, 2002, we had a $92 million accrual for potential liabilities related to the Federal-Mogul bankruptcy.

                              DESCRIPTION OF NOTES

The following description is only a summary of certain provisions of the indenture, as supplemented, and the notes, a copy of which is available upon request to us at the address set forth under "Where you can find more information." We urge you to read the indenture and the notes, together with the registration rights agreement, because they, and not this description, define your rights as holders of the notes.

In this summary, the term Cooper refers only to Cooper Industries, Inc. and not to its parent or any of its subsidiaries or affiliates, and the term Guarantor refers only to Cooper Industries, Ltd. and not to any of its subsidiaries. You can find the definitions of capitalized terms used in this description under the subheading "Certain definitions."

GENERAL

Cooper issued the original notes and will issue the exchange notes under an indenture, dated as of January 15, 1990, between Cooper and The Chase Manhattan Bank (National Association) (now JPMorgan Chase Bank), as trustee, as supplemented by the First Supplemental Indenture, dated as of May 15, 2002, and the Second Supplemental Indenture, dated as of June 21, 2002, each among Cooper, the Guarantor, and JPMorgan Chase Bank, as trustee. The original indenture together with both supplemental indentures are collectively referred to in this description as the indenture. The terms of the notes include those stated in the indenture and those made part of the indenture and its supplements by reference to the Trust Indenture Act of 1939. The form and terms of the exchange notes and the original notes are identical in all material respects, except that transfer restrictions and registration rights applicable to the original notes will not apply to the exchange notes.

The notes will mature on July 1, 2007. Interest on the notes accrues at the rate of 5.25% per year and is payable semi-annually in arrears on each January 1 and July 1, commencing on January 1, 2003. Cooper will make each interest payment to the holders of record of the notes on the immediately preceding December 15 and June 15. The registered holder of a note will be treated as the owner of it for all purposes. Only registered holders will have rights under the indenture.

The original notes are and the exchange notes will be Cooper's senior unsecured obligations and rank equal in right of payment with all of Cooper's existing and future unsecured and unsubordinated debt. The original notes are and the exchange notes will be effectively subordinated in right of payment to Cooper's existing and future senior secured indebtedness to the extent of the assets securing that indebtedness, unless Cooper is required by the covenant described below under "Certain covenants -- Covenant limiting secured indebtedness" to secure the notes.

The indenture provides that Cooper may, without notice to or consent of the holders, issue debt securities under the indenture from time to time in one or more series and permits Cooper to establish the terms of each series of debt securities at the time of issuance. Additional notes issued under the indenture may have the same tenor, coupon and other terms as the notes so that such notes and the notes offered hereby shall form a single series. The indenture does not limit the aggregate principal amount of debt securities that may be issued under the indenture. The notes and the exchange notes will constitute a series of debt securities under the indenture, initially limited to $300 million in aggregate principal amount.

References to the notes in this prospectus shall include (unless the context otherwise requires) any further notes issued as described in this paragraph.

The interest rate on the notes is subject to increase in certain circumstances relating to the registration of the exchange notes as further described under "Registration rights; exchange offer."

Notes are issued only in fully registered form, without coupons, in denominations of $1,000 and any integral multiple of $1,000. No service charge applies to any transfer or exchange of the notes, but Cooper may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange.

The notes do not contain any provisions that may afford holders of the notes protection upon a change in control of Cooper or the Guarantor or upon a highly leveraged transaction, whether or not the transaction results in a change in control of Cooper or the Guarantor.

REDEMPTION

The original notes are not, and the exchange notes will not be, redeemable prior to their maturity either by Cooper or the holders of the notes, except as provided below under "Optional redemption for tax reasons." The notes are not subject to mandatory redemption.

NOTE GUARANTEE

The original notes are, and the exchange notes will be, fully and unconditionally guaranteed by the Guarantor. The note guarantee is a senior unsecured obligation of the Guarantor and ranks equal in right of payment with all of the Guarantor's existing and future unsecured and unsubordinated debt. The note guarantee is effectively subordinated in right of payment to the Guarantor's existing and future senior secured indebtedness to the extent of the assets securing that indebtedness, unless the Guarantor is required by the covenant described below under "Certain covenants -- Covenant limiting secured indebtedness" to secure the note guarantee.

The aggregate amount of obligations guaranteed will be reduced to the extent necessary to prevent violation of, or becoming voidable under, applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting creditors generally.

CERTAIN COVENANTS

The indenture contains certain covenants, including, among others, those described below. Except as set forth below, Cooper is not restricted by the indenture from incurring any type of indebtedness or other obligation, from paying dividends or making distributions on its capital stock or purchasing or redeeming its capital stock. In addition, the indenture does not contain any provisions that would require Cooper to repurchase or redeem or otherwise modify the terms of any of the notes upon a change in control or other events involving Cooper or the Guarantor which may adversely affect the creditworthiness of the notes.

Covenant limiting secured indebtedness. Neither the Guarantor nor any Restricted Subsidiary may create, assume, guarantee, or incur any Secured Indebtedness, unless immediately thereafter the aggregate amount of all Secured Indebtedness (with some exceptions described below), together with the discounted present value of all rentals due on Sale and Leaseback Transactions (not otherwise excluded from the limitations on Sale and Leaseback Transactions as described under "Certain covenants -- Covenant limiting sale and leaseback transactions") would not exceed 15% of Consolidated Tangible Assets. However, this limitation does not apply to the following types of Secured Indebtedness:

       - any Lien on property as to which the notes are equally and ratably secured with (or, at the option of the Guarantor, prior to) the Secured Indebtedness;

       - Liens on property (including shares or Indebtedness) which is not a Principal Property;

       - Liens on property (including shares or Indebtedness) of any corporation existing at the time the corporation becomes a Restricted Subsidiary;

       - Liens on property (including shares or Indebtedness) existing at the time of acquisition of the property by the Guarantor or a Restricted Subsidiary;

       - Liens to secure the payment of all or any part of the purchase price of property (including shares or Indebtedness) created upon the acquisition of such property by the Guarantor or a Restricted Subsidiary, and Liens to secure any Secured Indebtedness incurred by the Guarantor or a Restricted Subsidiary prior to, at the time of, or within one year after the later of the acquisition, the completion of construction (including any improvements, alterations or repairs to existing property) or the commencement of commercial operation of the property, which Secured Indebtedness is incurred for the purpose of financing all or any part of the purchase price thereof or construction of improvements, alterations or repairs thereon;

       - Liens securing Secured Indebtedness of any Restricted Subsidiary owing to the Guarantor or to another Restricted Subsidiary;

       - Liens on property of a corporation existing at the time the corporation is merged or consolidated with the Guarantor or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of a corporation as an entirety or substantially as an entirety to the Guarantor or a Restricted Subsidiary;

       - Liens on property of the Guarantor or a Restricted Subsidiary in favor of governmental authorities or any trustee or mortgagee acting on behalf, or for the benefit, of any governmental authorities to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any Indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to the Liens, and any other Liens incurred or assumed in connection with the issuance of industrial revenue bonds or private activity bonds the interest of which is exempt from federal income taxation under Section 103(b) of the Internal Revenue Code;

       - Liens existing on the first date on which a debt security is authenticated by the trustee under the indenture; and

       - certain extensions, renewals or replacements of any Lien referred to in the above list.

Covenant limiting sale and leaseback transactions. Neither the Guarantor nor any Restricted Subsidiary may enter into any Sale and Leaseback Transaction covering any Principal Property of Cooper or any Restricted Subsidiary, unless:

       (A) the sum of the following does not exceed 15% of Consolidated Tangible
       Assets:

         (1) the Attributable Debt outstanding pursuant to such Sale and Leaseback Transactions;

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

         (2) all Attributable Debt outstanding pursuant to all other Sale and Leaseback Transactions entered into by the Guarantor or any Restricted Subsidiary after the first date on which a debt security is authenticated by the trustee under the indenture, except for Sale and Leaseback Transactions of a Restricted Subsidiary entered into prior to becoming a Restricted Subsidiary; and

         (3) the aggregate amount of all Secured Indebtedness, except Secured Indebtedness permitted under "Covenant limiting secured indebtedness" above; or

       (B) an amount equal to the greater of the following is applied to retirement of Funded Debt within one year after the consummation of such Sale and Leaseback Transaction:

         (1) the net proceeds to the Guarantor or Restricted Subsidiary pursuant to the Sale and Leaseback Transaction, or

         (2) the fair market value of the property so leased as determined by the Board of Directors (in the case of clause (1) or (2), after repayment of, or otherwise taking into account, as the case may be, the amount of any Secured Indebtedness secured by a Lien encumbering the property which Secured Indebtedness existed immediately prior to the Sale and Leaseback Transaction).

However, this limitation does not apply to any Sale and Leaseback Transaction:

       - entered into in connection with the issuance of industrial revenue or private activity bonds the interest of which is exempt from federal income taxation under Section 103(b) of the Internal Revenue Code;

       - if the Guarantor or a Restricted Subsidiary applies an amount equal to the net proceeds, after repayment of any Secured Indebtedness secured by a Lien encumbering the Principal Property which Secured Indebtedness existed immediately before the Sale and Leaseback Transaction, of the sale or transfer of the Principal Property leased in the Sale and Leaseback Transaction to investment in another Principal Property within one year before or after the sale or transfer;

       - entered into by a corporation prior to the date such corporation became a Restricted Subsidiary; or

       - entered into by a corporation prior to the time such corporation was merged or consolidated with the Guarantor or a Restricted Subsidiary or prior to the time of a sale, lease or other disposition of the properties of such corporation as an entirety or substantially as an entirety to the Guarantor or a Restricted Subsidiary.

Certain definitions. Certain terms used in this description are defined in the indenture as follows:

"ATTRIBUTABLE DEBT" means the present value (discounted in accordance with a method of discounting which for financial reporting purposes is consistent with generally accepted accounting principles) of the rental payments during the remaining term of any Sale and Leaseback Transaction for which the lessee is obligated (including any period for which such lease has been extended), such rental payments not to include amounts payable by the lessee for maintenance and repairs, insurance, taxes, assessments and similar charges and for contingent rents (such as those based on sales). In case of any Sale and Leaseback Transaction which is terminable by the lessee upon the payment of a penalty, such rental payments shall also include such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

"BOARD OF DIRECTORS" means the Board of Directors of the Guarantor, or any committee of such Board of Directors, or any committee of officers of the Guarantor, duly authorized to take any action under the indenture.

"CONSOLIDATED TANGIBLE ASSETS" means, as of any date, the total amount of assets of the Guarantor and its Subsidiaries on a consolidated basis at the end of the fiscal quarter immediately preceding that date, as determined under generally accepted accounting principles, less: (a) Intangible Assets and (b) appropriate adjustments on account of minority interests of other persons holding equity investments in Subsidiaries, in the case of each of clauses (a) and (b) above as reflected on the consolidated balance sheet of the Guarantor and its Subsidiaries as of the end of the fiscal quarter immediately preceding that date.

"FUNDED DEBT" means:

       - any Indebtedness maturing by its terms more than one year from the date of its issuance, including any Indebtedness renewable or extendible at the option of the obligor to a date later than one year from the date of its original issuance, excluding any portion of Indebtedness which is included in current liabilities; and

       - any Indebtedness which may be payable from the proceeds of Funded Debt as defined above under the terms of the Funded Debt.

"GUARANTOR" means Cooper Industries, Ltd., a Bermuda company, until a successor replaces such party pursuant to the indenture and, thereafter, shall mean such successor.

"INDEBTEDNESS" of any corporation means all indebtedness for money borrowed which is created, assumed, incurred or guaranteed in any manner by such corporation or for which such corporation is otherwise responsible or liable.

"INTANGIBLE ASSETS" means all goodwill, patents, trademarks, service marks, trade names, copyrights, and all other items that would be treated as intangibles on the consolidated balance sheet of Guarantor and its Subsidiaries prepared under generally accepted accounting principles.

"LIEN" means any mortgage, pledge, security interest, lien, charge or other encumbrance.

"PRINCIPAL PROPERTY" means

       - any manufacturing plant located in the continental United States, or manufacturing equipment located in any such manufacturing plant (together with the land on which such plant is erected and fixtures comprising a part thereof), owned or leased on the first date on which a note is authenticated by the trustee or thereafter acquired or leased by the Guarantor or any Restricted Subsidiary, other than (a) any property which the Board of Directors determines is not of material importance to the total business conducted, or assets owned, by the Guarantor and its Subsidiaries, as an entirety; or (b) any portion of any such property which the Board of Directors determines not to be of material importance to the use or operation of such property; and

       - any shares or Indebtedness issued by any Restricted Subsidiary.

       - "MANUFACTURING PLANT" does not include any plant owned or leased jointly or in common with one or more persons other than the Guarantor and its Restricted

       Subsidiaries in which the aggregate interest of the Guarantor and its Restricted Subsidiaries does not exceed 50%. "MANUFACTURING EQUIPMENT" means manufacturing equipment in such manufacturing plants used directly in the production of the Guarantor's or any Restricted Subsidiary's products and does not include office equipment, computer equipment, rolling stock and other equipment not directly used in the production of the Guarantor's or any Restricted Subsidiary's products.

"RESTRICTED SUBSIDIARY" means any Subsidiary substantially all the property of which is located within the continental United States, other than:

       - a Subsidiary primarily engaged in financing, including, without limitation, lending on the security of, purchasing or discounting (with or without recourse) receivables, leases, obligations or other claims arising from or in connection with the purchase or sale of products or services;

       - a Subsidiary primarily engaged in leasing or insurance; or

       - a Subsidiary primarily engaged in financing the Guarantor's or any Restricted Subsidiary's operations outside the continental United States.

"SALE AND LEASEBACK TRANSACTION" means any arrangement with any person providing for the leasing by the Guarantor or any Restricted Subsidiary of any Principal Property of the Guarantor or any Restricted Subsidiary whether the property is now owned or hereafter acquired which Principal Property has been or is to be sold or transferred by the Guarantor or the Restricted Subsidiary to such person. However, the following shall not be Sale and Leaseback Transactions:

       - leases for a term of not more than three years;

       - leases between the Guarantor and a Restricted Subsidiary or between Restricted Subsidiaries; and

       - leases of property executed prior to, at the time of, or within one year after the later of, the acquisition, the completion of construction, including any improvements or alterations on real property, or the commencement of commercial operation, of the property.

"SECURED INDEBTEDNESS" of any corporation means Indebtedness secured by any Lien upon property (including Shares or Indebtedness issued by any Restricted Subsidiary) owned by the Guarantor or any Restricted Subsidiary.

"SUBSIDIARY" means any corporation a majority of the voting shares of which are at the time owned or controlled, directly or indirectly, by the Guarantor or by one or more Subsidiaries and which is consolidated in the Guarantor's latest consolidated financial statements filed with the SEC or provided generally to the Guarantor's shareholders.

MERGER, CONSOLIDATION OR SALE OF ASSETS

Cooper may not merge into or consolidate with or convey or transfer its properties and assets substantially as an entirety to any person unless:

       - the successor corporation is a corporation organized and existing under the laws of the United States of America or any state or the District of Columbia;

       - the successor corporation assumes by supplemental indenture all of Cooper's obligations under the indenture; and

       - immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default, has occurred and is continuing.

The Guarantor may not merge into or consolidate with or convey or transfer its properties substantially as an entirety to any person unless:

       - the successor corporation assumes by supplemental indenture all of the Guarantor's obligations under the indenture; and

       - immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default, has occurred and is continuing.

EVENTS OF DEFAULT

The following are events of default under the indenture:

       - default for 30 days in payment of any interest installment when due;

       - default in the payment of principal of, or premium, if any, on, any of the notes of such series when due at its stated maturity, when called for redemption, by declaration or otherwise;

       - default in the making of any payment for a sinking, purchase or similar fund provided for in respect of such series and continuance of such default for a period of 30 days;

       - default in the performance of any other covenant in the indenture with respect to the notes for 90 days after notice to Cooper and the Guarantor by the trustee or by holders of 25% in principal amount of the outstanding notes of such series; or

       - certain events of bankruptcy, insolvency and reorganization involving Cooper or the Guarantor.

If an event of default described above occurs and is continuing, either the trustee or the holders of not less than 25% in total principal amount of the notes then outstanding may declare the principal of all outstanding notes and the accrued interest to be due and payable immediately.

In some cases, the holders of a majority in principal amount of the outstanding notes may on behalf of the holders of all notes waive any past default or event of default for the notes or compliance with some provisions of the indenture, except, among other things, an uncured default in payment of principal, premium, if any, or interest, if any, on any of the notes of the series.

The trustee must, within 90 days after the occurrence of an event of default, without regard to any grace period or notice requirement, give to the holders of the notes notice of all uncured and unwaived defaults known to it. Except in the case of default in the payment of principal, premium or interest on any of the notes, the trustee will be protected in withholding the notice if it in good faith determines that the withholding of the notice is in the interest of the holders of the notes. The trustee is entitled to be indemnified by the holders of the notes before proceeding to exercise any right or power under the indenture at the request of holders of the notes. The trustee's right to indemnification is subject to the duty of the trustee during an event of default to act with the required standard of care. Subject to the provisions of the indenture, the holders of a majority in principal amount of the outstanding notes may direct the time, method and place of conducting proceedings for remedies available to the trustee exercising any trust or power conferred on the trustee. Cooper and the Guarantor must file annually with the trustee a certificate of no default or specifying any default that exists.

AMENDMENTS AND WAIVERS

Cooper, the Guarantor and the trustee may, without the consent of any holders of notes, enter into supplemental indentures for, among others, the purposes of:

       - adding to Cooper's or the Guarantor's covenants;

       - adding additional events of default;

       - curing ambiguities or inconsistencies in the indenture; or

       - making any other provisions about matters or questions arising under the indenture if the action does not adversely affect the interests of the holders of any affected series of debt securities.

Cooper, the Guarantor and the trustee may, with the consent of the holders of a majority in principal amount of the outstanding debt securities of each series to be affected, execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the indenture or the debt securities of a series or modifying any of the rights of the holders of the debt securities of the series to be affected. However, no supplemental indenture may, without the consent of the holder of each debt security affected, among other things:

       - change the fixed maturity (for these purposes that term does not include payments due under any sinking, purchase or similar fund) of any debt securities;

       - reduce the principal amount of any debt securities;

       - reduce the rate or extend the time of payment of interest on any debt securities;

       - reduce any premium payable upon the redemption of any debt securities;
       or

       - reduce the percentage of holders of debt securities of any series required to consent to any supplemental indentures.

DEFEASANCE

Cooper and the Guarantor may at their option (a) be discharged from any and all obligations of the notes, except in each case for some obligations to register the transfer or exchange of the notes, replace stolen, lost or mutilated notes, maintain paying agencies and hold moneys for payment in trust, or (b) be released from some restrictive covenants of the indenture, including those described above under "Certain covenants," and will not be limited by any restrictions on merger, consolidation or sales of assets, in each case if Cooper takes the following actions while no event of default is continuing with respect to payments due under the notes or certain events of bankruptcy, insolvency or reorganization of Cooper or the Guarantor:

       - deposits with the trustee, in trust, money, U.S. Government Obligations or Eligible Obligations or any combination of these that through the payment of interest and principal under their terms, will provide money in an amount sufficient to pay all the principal, including any mandatory sinking fund payments, any interest and any premium on the notes on the dates the payments are due under the terms of the series; and

       - provides to the trustee an opinion of counsel or a ruling from, or published by, the Internal Revenue Service, that holders of the notes will not recognize income, gain or loss for federal income tax purposes from Cooper's and the Guarantor's exercise of their option and will be required to pay federal income tax on the same amount and in the same manner and at the same times as would have been the case if the option had not been exercised.

In addition, Cooper and the Guarantor can also obtain a discharge under the indenture with respect to the notes by depositing with the trustee, in trust, funds sufficient to pay at maturity or upon redemption all of the notes, provided that all of the notes are by their terms to become due and payable within one year. No opinion of counsel or ruling from the Internal Revenue Service is required in this case.

"U.S. GOVERNMENT OBLIGATIONS" means generally (a) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (b) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer of the obligations.

"ELIGIBLE OBLIGATIONS" means obligations which, when deposited, cause the notes to be rated in the highest generic long-term debt rating category assigned to legally defeased debt by one or more nationally recognized rating agencies.

If there is any discharge of the notes under the terms of the indenture described above, the holders of the discharged notes will be able to look solely to the trust fund, and not to Cooper, for payments of principal, any premium, and any interest.

PAYMENT OF ADDITIONAL AMOUNTS

If any taxes, assessments or other governmental charges are imposed by the jurisdiction, other than the United States, where the Guarantor or a successor (a "Payor") is organized or otherwise considered to be a resident for tax purposes, any jurisdiction, other than the United States, from or through which the Payor makes a payment on the notes, or, in each case, any political organization or governmental authority thereof or therein having the power to tax (the "Relevant Tax Jurisdiction") in respect of any payments under the notes, the Payor will pay to each holder of a note, to the extent it may lawfully do so, such additional amounts ("Additional Amounts") as may be necessary in order that the net amounts paid to such holder will be not less than the amount specified in such note to which such holder is entitled;

provided, however, the Payor will not be required to make any payment of Additional Amounts for or on account of:

       - any tax, assessment or other governmental charge which would not have been imposed but for (a) the existence of any present or former connection between such holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such holder, if such holder is an estate, trust, partnership, limited liability company or corporation) and the Relevant Tax Jurisdiction including, without limitation, such holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or being or having been present or engaged in trade or business therein or having or having had a permanent establishment therein or (b) the presentation of a note (where presentation is required) for payment on a date more than 30 days after
       (x) the date on which such payment became due and payable or (y) the date on which payment thereof is duly provided for, whichever occurs later;

       - any estate, inheritance, gift, sales, transfer, personal property or similar tax, assessment or other governmental charge;

       - any tax, assessment or other governmental charge which is payable otherwise than by withholding from payment of (or in respect of) principal of, premium, if any, or any interest on, the notes;

       - any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder or the beneficial owner of the note to comply with a request of the Payor addressed to the holder to provide information, documents or other evidence concerning the nationality, residence or identity of the holder or such beneficial owner which is required by a statute, treaty, regulation or administrative practice of the taxing jurisdiction as a precondition to exemption from all or part of such tax, assessment or other governmental charge; or

       - any combination of the above.

Additional Amounts also will not be paid with respect to any payment of the principal of, or any premium or interest on, any note to any holder who is a fiduciary or partnership or limited liability company or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the Relevant Tax Jurisdiction to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership, limited liability company or beneficial owner who would not have been entitled to such Additional Amounts had it been the holder of such note.

The Payor will provide the trustee with the official acknowledgment of the Relevant Tax Authority (or, if such acknowledgment is not available, a certified copy thereof) evidencing the payment of the withholding taxes by the Payor. Copies of such documentation will be made available to the holders of the notes or the Paying Agent, as applicable, upon request therefor.

All references in this prospectus to principal of, premium, if any, and interest on the notes include any Additional Amounts payable by the Payor in respect of such principal, such premium, if any, and such interest.

OPTIONAL REDEMPTION FOR TAX REASONS

Cooper is entitled to redeem all, but not part, of the notes if as a result of any change in or amendment to the laws, regulations or rulings of the Relevant Tax Jurisdiction or any change in the official application or interpretation of such laws, regulations or rulings, or any change in the official application or interpretation of, or any execution of or amendment to, any treaty or treaties affecting taxation to which such Relevant Tax Jurisdiction is a party (a "Change in Tax Law"), the Payor is or would be required on the occasion of the next payment of principal or interest in respect of the notes to pay Additional Amounts as described under the caption "Payment of Additional Amounts" and the payment of such Additional Amounts cannot be avoided by the use of any reasonable measures available to the Payor. The Change in Tax Law must become effective on or after the original issue date with respect to the notes. Further, Cooper must deliver to the trustee at least 30 days before the redemption date an opinion of independent legal counsel of recognized standing to the effect that the Payor has or will become obligated to pay Additional Amounts as a result of such Change in Tax Law. Cooper must also provide the holders with notice of the intended redemption at least 30 days and no more than 60 days before the redemption date. The redemption price will equal the principal amount of the notes plus accrued interest to the redemption date.

THE TRUSTEE

JPMorgan Chase Bank is the trustee under the indenture and serves as the Registrar and Paying Agent with regard to the notes. The trustee maintains the register with respect to the transfer of the notes, and a holder interested in exchanging notes for other denominations should contact the trustee. All payments on the notes will be made as described under "Same day settlement and payment." JPMorgan Chase Bank is an affiliate of J.P. Morgan Securities Inc., which was an initial purchaser of the original notes.

GOVERNING LAW

The indenture provides that it, the notes and the note guarantee will be governed by, and construed in accordance with, the laws of the State of New York.

BOOK ENTRY, DELIVERY AND FORM

The original notes were offered and sold to qualified institutional buyers in reliance on Rule 144A ("Rule 144A Notes"). Original notes also may have been transferred in offshore transactions in reliance on Regulation S ("Regulation S Notes"). Except as set forth below, exchange notes will be issued in registered, global form in minimum denominations of $1,000 and integral multiples of $1,000.

Rule 144A Notes initially were represented by one or more notes in registered, global form without interest coupons (collectively, the "Rule 144A Global Notes"). Any Regulation S Notes initially would have been represented by one or more notes in registered, global form without interest coupons (collectively, the "Regulation S Global Notes"). The exchange notes initially will be represented by one or more notes in registered, global form without interest coupons (collectively, the "Exchange Global Notes" and, together with the Rule 144A Global Notes and any Regulation S Global Notes, the "Global Notes"). The Rule 144A Global Notes and any Regulation S Global Notes were, and the Exchange Global Notes will be, deposited upon issuance with the trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below. Beneficial interests in the Rule 144A Global Notes may not be exchanged for beneficial interests in the Regulation S Global Notes at any time except in the limited circumstances described below. See "-- Exchanges between Rule 144A notes and Regulation S notes."

Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for notes in certificated form except in the limited circumstances described below. See
"-- Exchange of global notes for certificated notes." Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of notes in certificated form.

Rule 144A Notes (including beneficial interests in the Rule 144A Global Notes) are subject to certain restrictions on transfer and bear a restrictive legend as described. Any Regulation S Notes also bear such a legend. In addition, transfers of beneficial interests in the Global Notes are subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of the Euroclear System ("Euroclear") and Clearstream Banking, S.A. ("Clearstream"), as indirect participants in DTC), which may change from time to time.

DEPOSITORY PROCEDURES

The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. Cooper takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

DTC has advised Cooper that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised Cooper that, pursuant to procedures established by it:

       (1) upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the initial purchasers with portions of the principal amount of the Global Notes; and

       (2) ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

Investors in the Rule 144A Global Notes who are Participants in DTC's system may hold their interests therein directly through DTC. Investors in the Rule 144A Global Notes who are not Participants may hold their interests therein indirectly through organizations (including

Euroclear and Clearstream) which are Participants in such system. Investors in the Regulation S Global Notes must initially hold their interests therein through Euroclear or Clearstream, if they are participants in such systems, or indirectly through organizations that are participants in such systems. After the expiration of 40 days after the closing of the offering of the original notes (the "Restricted Period"), investors may also have held interests in the Regulation S Global Notes through Participants in the DTC system other than Euroclear and Clearstream. Euroclear and Clearstream hold interests in any Regulation S Global Notes on behalf of their participants through customers' securities accounts in their respective names on the books of their respective depositories, which are Morgan Guaranty Trust Company of New York, Brussels office, as operator of Euroclear, and Citibank, N.A., as operator of Clearstream. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a person having beneficial interests in a Global Note to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

EXCEPT AS DESCRIBED BELOW, OWNERS OF INTERESTS IN THE GLOBAL NOTES WILL NOT HAVE NOTES REGISTERED IN THEIR NAMES, WILL NOT RECEIVE PHYSICAL DELIVERY OF NOTES IN CERTIFICATED FORM AND WILL NOT BE CONSIDERED THE REGISTERED OWNERS OR "HOLDERS" OF THE NOTES UNDER THE INDENTURE FOR ANY PURPOSE.

Payments in respect of the principal of, and interest and premium and additional interest, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture. Under the terms of the indenture, Cooper and the trustee treat the persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither Cooper, the trustee nor any agent of Cooper or the trustee has or will have any responsibility or liability for:

       (1) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Notes; or

       (2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised Cooper that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or Cooper. Neither Cooper nor the trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the notes, and Cooper and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Subject to the transfer restrictions applicable to the original notes, transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Subject to compliance with the transfer restrictions applicable to the original notes, cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

DTC has advised Cooper that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an event of default under the notes, DTC reserves the right to exchange the Global Notes for legended notes in certificated form, and to distribute such notes to its Participants.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Rule 144A Global Notes and any Regulation S Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither Cooper nor the trustee nor any of their respective agents have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations.

EXCHANGE OF GLOBAL NOTES FOR CERTIFICATED NOTES

A Global Note is exchangeable for definitive notes in registered certificated form ("Certificated Notes") if:

       (1) DTC (a) notifies Cooper that it is unwilling or unable to continue as depositary for the Global Notes and Cooper fails to appoint a successor depositary or (b) has ceased to be a clearing agency registered under the Exchange Act;

       (2) Cooper, at its option, notifies the trustee in writing that it elects to cause the issuance of the Certificated Notes; or

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

       (3) there has occurred and is continuing a default or event of default with respect to the notes.

In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures) and, as relates to the original notes, will bear the applicable restrictive legend unless that legend is not required by applicable law.

EXCHANGE OF CERTIFICATED NOTES FOR GLOBAL NOTES

Certificated Notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the trustee a written certificate (in the form provided in the indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such notes.

EXCHANGES BETWEEN RULE 144A NOTES AND REGULATION S NOTES

Beneficial interests in a Rule 144A Global Note may be transferred to a person who takes delivery in the form of an interest in the Regulation S Global Note, whether before or after the expiration of the Restricted Period, only if the transferor first delivers to the trustee a written certificate (in the form provided in the indenture) to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 (if available).

Transfers involving exchanges of beneficial interests between the Rule 144A Global Notes and any Regulation S Global Notes will be effected in DTC by means of an instruction originated by the trustee through the DTC Deposit/Withdraw at Custodian system. Accordingly, in connection with any such transfer, appropriate adjustments will be made in principal amounts of the Regulation S Global Note and the Rule 144A Global Note. Any beneficial interest in one of the Global Notes that is transferred to a person who takes delivery in the form of an interest in the other Global Note will, upon transfer, cease to be an interest in such Global Note and will become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interests in such other Global Note for so long as it remains such an interest.

SAME DAY SETTLEMENT AND PAYMENT

Cooper will make payments in respect of the notes represented by the Global Notes (including principal, premium, if any, interest and additional interest, if any) by wire transfer of immediately available funds to the trustee, unless Cooper elects to make interest payments to the accounts specified by the Global Note holder. Cooper will make all payments of principal, interest and premium and additional interest, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder's registered address.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and

Clearstream) immediately following the settlement date of DTC. DTC has advised Cooper that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC's settlement date.

                      REGISTRATION RIGHTS; EXCHANGE OFFER

The following description is only a summary of the registration rights agreement, a copy of which is available upon request to us at the address set forth under "Where you can find more information." We urge you to read the registration rights agreement because it, and not this summary, defines certain of your rights as holders of the original notes.

We and the initial purchasers of the original notes entered into the registration rights agreement in connection with the issuance of the original notes. Under that agreement, we agreed:

       - to file with the SEC on or before 90 days after the date of issuance of the original notes a registration statement on an appropriate form under the Securities Act, which is the registration statement of which this prospectus is a part and which we refer to as the exchange offer registration statement, relating to a registered exchange offer for the original notes and the related guarantee under the Securities Act;

       - to use our reasonable best efforts to cause the exchange offer registration statement to be declared effective under the Securities Act within 180 days after the date of issuance of the original notes; and

       - as soon as practicable after the effectiveness of the exchange offer registration statement, to offer to the holders of transfer restricted securities, as defined below, who are not prohibited by any law or policy of the SEC from participating in the exchange offer, the opportunity to exchange their transfer restricted securities for the exchange notes. We will keep the exchange offer open for not less than 20 business days, or longer if required by applicable law, after the date on which notice of the exchange offer is mailed to the holders of the original notes.

If:

       - we are not permitted to effect the exchange offer as contemplated by this prospectus because of any change in law or applicable interpretations of the law by the staff of the SEC;

       - for any other reason the exchange offer is not consummated within 220 days after the date of issuance of the original notes;

       - any initial purchaser of the original notes so requests with respect to original notes held by an initial purchaser that are not eligible to be exchanged for exchange notes in the exchange offer;

       - any applicable law or interpretations do not permit any holder of original notes to participate in the exchange offer; or

       - any holder of original notes that participates in the exchange offer does not receive freely transferable exchange notes in exchange for tendered notes,

then we will file as promptly as practicable, but in no event more than the later of 90 days after the date of issuance of the original notes or 45 days after so required or requested, with the SEC, which we refer to as the shelf filing date, a shelf registration statement to cover resales of transfer restricted securities by those holders who satisfy various conditions relating to the provision of information in connection with the shelf registration statement.

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

For purposes of the above, "transfer restricted securities" means each original note, until the earliest to occur of:

       - the date on which that original note has been exchanged for a freely transferable exchange note in the exchange offer;

       - the date on which that original note has been effectively registered under the Securities Act and disposed of in accordance with the shelf registration statement; or

       - the date on which that original note is distributed to the public pursuant to Rule 144 under the Securities Act or may be sold under Rule 144(k) under the Securities Act.

We will use our reasonable best efforts to have the exchange offer registration statement or, if applicable, the shelf registration statement declared effective by the SEC as promptly as practicable after it is filed. Unless the exchange offer would not be permitted by policy of the SEC, we will commence the exchange offer and will use our reasonable best efforts to consummate the exchange offer as promptly as practicable, but in any event before 220 days after the date of issuance of the original notes. If applicable, we will use our reasonable best efforts to keep the shelf registration statement effective for a period ending on the earlier of two years after the date of issuance of the original notes or the date all transfer restricted securities become eligible for resale without volume restrictions under Rule 144 under the Securities Act.

If any of the following events occur, each of which we refer to as a "registration default":

       - the exchange offer registration statement is not filed with the SEC on or before 90 days after the date of issuance of the original notes or the shelf registration statement is not filed with the SEC on or before the shelf filing date;

       - the exchange offer registration statement is not declared effective within 180 days after the date of issuance of the original notes or the shelf registration statement is not declared effective within 90 days after the shelf filing date;

       - the exchange offer is not consummated on or before 220 days after the date of issuance of the original notes; or

       - the shelf registration statement is filed and declared effective by the date required but thereafter ceases to be effective, at any time that we are obligated to maintain its effectiveness, or the prospectus contained therein ceases to be usable and such failure to remain effective or be usable exists for more than 30 days (whether or not successive) within any 12-month period, we will be obligated to pay additional interest to each holder of transfer restricted securities, during the period of one or more registration defaults, in an amount equal to 0.25% per year of the principal amount of the original notes constituting transfer restricted securities held by the holder for the first 90-day period immediately following the occurrence of the registration default regardless of the number of registration defaults (and the rate will increase by 0.25% per year with respect to the subsequent 90-day period), until all registration defaults have been cured, up to a maximum additional interest rate of 0.50% per year. We will pay the additional interest on regular interest payment dates. Additional interest only accrues during a registration default.

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

The registration rights agreement also provides that we will:

       - make available, for a period of 180 days after the consummation of the exchange offer, a prospectus meeting the requirements of the Securities Act to any broker-dealer for use in connection with any resale of any exchange notes; and

       - pay all expenses incident to the exchange offer, including the expense of one counsel to the holders of the original notes, and will indemnify certain holders of the original notes, including any broker-dealer, against some liabilities, including liabilities under the Securities Act.

A broker-dealer that delivers a prospectus to purchasers in connection with resales of the exchange notes will be subject to certain of the civil liability provisions under the Securities Act and will be bound by the provisions of the registration rights agreement, including indemnification rights and obligations.

Each holder of original notes who wishes to exchange its original notes for exchange notes in the exchange offer will be required to make representations, including representations that:

       - any exchange notes to be received by it will be acquired in the ordinary course of its business;

       - it has no arrangement or understanding with any person to participate in the distribution of the exchange notes; and

       - it is not an "affiliate," as defined in Rule 405 under the Securities Act, of ours, or if it is an affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

If the holder is not a broker-dealer, it will be required to represent that it is not engaged in, and does not intend to engage in, the distribution of the exchange notes. If the holder is a broker-dealer that will receive exchange notes for its own account in exchange for original notes that were acquired as a result of market-making activities or other trading activities, it will be required to acknowledge that it will deliver a prospectus in connection with any resale of its exchange notes.

Holders of the original notes will be required to make representations to us, as described above, in order to participate in the exchange offer. They also will be required to deliver information to be used in connection with the shelf registration statement in order to have their original notes included in the shelf registration statement. A holder who sells original notes pursuant to the shelf registration statement generally will be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with these sales and will be bound by the provisions of the registration rights agreement that are applicable to such a holder, including indemnification obligations.

For so long as the notes are outstanding, we will continue to provide to holders of the notes and to prospective purchasers of the notes the information required by Rule 144A(d)(4) under the Securities Act.

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

                           CERTAIN TAX CONSIDERATIONS

BERMUDA TAX CONSIDERATIONS

Under current law, no income or withholding taxes are imposed in Bermuda upon the issue, transfer or sale, or payments made in respect of the debt securities, common shares, preference shares, depositary shares or warrants of a Bermuda exempted company to persons non-resident in Bermuda. The Guarantor has received from the Minister of Finance of Bermuda under the Exempted Undertakings Tax Protection Act of 1966 an undertaking that, in the event of there being enacted in Bermuda any legislation imposing any tax computed on profits or income, including any dividend or capital gains withholding tax, or computed on any capital assets, gain or appreciation or any tax in the nature of an estate or inheritance tax or duty, the imposition of such tax shall not be applicable to us or any of our operations, nor to our common shares nor to our obligations until March 28, 2016. This undertaking does not, however, prevent the application of Bermuda taxes to persons ordinarily resident in Bermuda.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of the material U.S. federal income tax consequences of the ownership and disposition of the original notes and the exchange notes, and of the exchange of the original notes for the exchange notes pursuant to the exchange offer. This discussion is based on the Internal Revenue Code of 1986, as amended, and administrative pronouncements, judicial decisions and existing and proposed Treasury Regulations, together with related interpretations, changes to any of which subsequent to the date of this prospectus may affect the tax consequences described below, possibly with retroactive effect.

The following discusses only notes held as capital assets within the meaning of
Section 1221 of the Code. It does not discuss all of the tax consequences that may be relevant to a holder in light of that holder's particular circumstances or to holders subject to special rules, such as certain financial institutions, insurance companies, dealers in securities or foreign currencies, persons holding notes in connection with a hedging transaction, "straddle," conversion transaction or other integrated transaction, persons engaged in a trade or business in the United States or persons who are former U.S. citizens or resident aliens who have ceased to be U.S. citizens or to be taxed as resident aliens. Prospective investors should consult their tax advisors with regard to the application of U.S. federal tax laws to their particular situations, as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

As used in the following discussion, the term "U.S. holder" means a beneficial owner of a note that is, for U.S. federal income tax purposes:

       - a citizen or resident of the United States;

       - a corporation or other entity taxable as a corporation created or organized in or under the laws of the United States, any state or political subdivision of the United States, or the District of Columbia;

       - an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

       - a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or (B) the trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

Prospective purchasers that are partnerships or partners in partnerships should consult their tax advisors regarding the U.S. federal income tax consequences of holding notes.

TAXATION OF U.S. HOLDERS

INTEREST INCOME

Payments of interest on notes generally will be taxable to a U.S. holder as ordinary interest income from domestic sources at the time such payments are accrued or paid (in accordance with the holder's regular method of tax accounting).

SALES, EXCHANGE OR RETIREMENT OF NOTES

A U.S. holder will generally recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange, retirement or other disposition of the notes (less a portion allocable to any accrued and unpaid interest, which will be taxable as ordinary income) and the holder's adjusted tax basis in the notes. A U.S. holder's adjusted tax basis in the notes generally will be the initial purchase price paid. Such gain or loss will be capital gain or loss and will be long-term capital gain or loss provided the holder's holding period for the notes exceeds one year. In the case of a U.S. holder other than a corporation, the current maximum marginal U.S. federal income tax rate applicable to long-term capital gain recognized on the sale of notes is 20%. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for U.S. federal income tax purposes.

EXCHANGE OF NOTES

The exchange of the original notes for exchange notes pursuant to the exchange offer will not constitute a taxable event. Consequently, no gain or loss will be recognized by a holder upon receipt of exchange notes. The holding period and tax basis of exchange notes will be the same as the holding period and tax basis of the original notes so exchanged immediately before the exchange.

ADDITIONAL INTEREST

We believe that the likelihood that additional interest will become payable due to a failure to register the exchange notes is remote. Accordingly, we intend to take the position that if such additional interest becomes payable, such additional interest will be taxable to a U.S. holder as ordinary income in accordance with such holder's method of accounting for federal tax purposes. However, the Internal Revenue Service may take a different position, which could affect the timing of both a holder's recognition of income and the availability of our deduction with respect to such additional interest.

INFORMATION REPORTING AND BACKUP WITHHOLDING TAX

In general, information reporting requirements will apply to payments to a U.S. holder of principal and interest on the notes and to payments of the proceeds of the sale of the notes other than to certain exempt recipients (such as corporations). Up to 30% backup withholding tax may apply to those payments if:

       - the holder fails to furnish or certify its correct taxpayer identification number or certification of foreign or other exempt status to us in the manner required;

       - the holder is notified by the Internal Revenue Service that it has failed to report in full payments of interest and dividends properly; or

       - under certain circumstances, the holder fails to certify that it has not been notified by the Internal Revenue Service that it is subject to backup withholding for failure to report interest and dividend payments.

Any amounts withheld under the backup withholding rules from a payment to a U.S. holder will be allowed as a credit against the holder's U.S. federal income tax and may entitle the holder to a refund, provided that the required information is furnished to the Internal Revenue Service.

TAXATION OF NON-U.S. HOLDERS

PAYMENT OF INTEREST

Subject to the discussion below concerning backup withholding, payments of interest on the notes by us or any paying agent thereof to any non-U.S. holder will not be subject to United States federal withholding tax, provided that:

       - the interest is not effectively connected with the conduct by such holder of a trade or business in the United States;

       - such holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of Section 871(h)(3) of the Code and the regulations thereunder, is not a controlled foreign corporation (within the meaning of the Code) related, directly or indirectly, to us through stock ownership, and is not a bank receiving interest described in
       Section 881(c)(3)(A) of the Code; and

       - the certification requirement, as described below, has been fulfilled with respect to the beneficial owner.

To satisfy the certification requirement referred to above, the beneficial owner of notes, or a financial institution holding the notes on behalf of such owner, must provide, in accordance with specified procedures, our paying agent with a statement to the effect that that beneficial owner is not a U.S. person. Currently, these requirements will be met if (1) the beneficial owner certifies on Internal Revenue Service Form W-8BEN, under penalties of perjury, that it is not a U.S. person and provides its name and address or (2) a financial institution holding the notes on behalf of the beneficial owner certifies, under penalties of perjury, that such statement has been received by it and furnishes a paying agent with a copy thereof. The certification requirement referred to above may also be satisfied with other documentary evidence with respect to an offshore account or through certain foreign intermediaries. Non-U.S. holders of notes, including foreign partnerships and their partners, should consult their tax advisors regarding possible additional reporting requirements.

The gross amount of payments of interest that do not qualify for the exception from withholding described above and that are not effectively connected with the conduct by such holder of a trade or business in the United States will be subject to U.S. withholding tax at a rate of 30% unless a treaty applies to reduce or eliminate withholding and the non-U.S. holder properly certifies to its entitlement to such treaty benefits on Internal Revenue Service Form W-8BEN. Payments of interest that are effectively connected with the conduct of a U.S. trade or business will not be subject to withholding tax if the non-U.S. holder provides a properly executed Internal Revenue Service Form W-8ECI stating that interest paid on the notes is not subject to withholding tax because it is effectively connected with the beneficial owner's conduct of a trade or business in the United States.

If a non-U.S. holder is engaged in a trade or business in the United States and interest on the notes is effectively connected with the conduct of such trade or business, the non-U.S. holder, although exempt from the withholding tax discussed above (provided the certification requirements described above are satisfied), will be subject to U.S. federal income tax on such interest on a net income basis in the same manner as if it were a U.S. holder. In addition, if such holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or lesser rate under an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, subject to adjustments. For this purpose, interest on notes will be included in such foreign corporation's earnings and profits.

SALE, EXCHANGE OR DISPOSITION OF THE NOTES

Subject to the discussion below concerning backup withholding, a non-U.S. holder of notes will not be subject to U.S. federal income tax on gain realized on the sale, exchange or other disposition of such notes, unless:

       - the holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition, and certain other conditions are met;

       - the gain is effectively connected with the conduct by the holder of a trade or business in the United States; or

       - the holder is subject to the special rules applicable to certain former citizens and residents of the United States.

EXCHANGE OF NOTES

The exchange of the original notes for exchange notes pursuant to the exchange offer will not constitute a taxable event. Consequently, no gain or loss will be recognized by a holder upon receipt of exchange notes. The holding period and tax basis of exchange notes will be the same as the holding period and tax basis of the original notes so exchanged immediately before the exchange.

ADDITIONAL INTEREST

As more fully described under "Registration rights; exchange offer," upon the occurrence of certain enumerated events we may be required to make additional interest payments to you on the original notes. It is possible that such additional interest payments might be subject to U.S. withholding tax.

INFORMATION REPORTING AND BACKUP WITHHOLDING TAX

We must report annually to the Internal Revenue Service and to each non-U.S. holder any interest paid to the non-U.S. holder. Copies of these information returns may also be made available under the provisions of a specific treaty or other agreement to the tax authorities of the country in which the non-U.S. holder resides.

Under current U.S. federal income tax law, backup withholding tax of up to 30% will not apply to payments of interest by us or any paying agent on notes if the certifications described above under "-- Payment of interest" are received, provided that we (or the paying agent, as the case may be) do not have actual knowledge that the payee is a U.S. person.

Payments on the sale, exchange or other disposition of notes paid or collected by a foreign office of a custodian, nominee or other foreign agent on behalf of the beneficial owner of such notes, or if made to or through a foreign office of a foreign broker generally will not be subject to backup withholding or information reporting. However, if such nominee, custodian, agent or broker is for U.S. federal income tax purposes a U.S. person, a controlled foreign corporation, a foreign person 50% or more of whose gross income is effectively connected with a U.S. trade or business for a specified three-year period or a foreign partnership in which one or more U.S. persons, in the aggregate, own more than 50% of the income or capital interests in the partnership or which is engaged in a trade or business in the United States, then information reporting (but not backup withholding) will be required unless the broker has in its records documentary evidence that the beneficial owner is not a U.S. person and certain other conditions are met or the beneficial owner otherwise establishes an exemption. Backup withholding may apply to any payment that the broker is required to report if the broker has actual knowledge or reason to know that the payee is a U.S. person. Payments to or through the U.S. office of a broker will be subject to backup withholding and information reporting unless the holder certifies, under penalties of perjury, that it is not a U.S. person and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person or otherwise establishes an exemption.

Non-U.S. holders of notes should consult their tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of an applicable exemption, and the procedure for obtaining an exemption, if available. Any amounts withheld from a payment to a non-U.S. holder under the backup withholding rules will be allowed as a credit against the holder's U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is furnished to the U.S. Internal Revenue Service.

                              PLAN OF DISTRIBUTION

Each broker-dealer that receives exchange notes for its own account in the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for original notes where the original notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date of the exchange offer, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any resale. In addition, until November 6, 2002, all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account in the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of these methods of resale. These resales may be made at market prices prevailing at the time of resale, at prices related to these prevailing market prices or negotiated prices. Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer or the purchasers of any of the exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account in the exchange offer and any broker or dealer that participates in a distribution of the exchange notes may be deemed to be an underwriter within the meaning of the Securities Act, and any profit on the resale of exchange notes and any commission or concessions received by those persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act.

Furthermore, any broker-dealer that acquired any of its original notes directly from us:

       - may not rely on the applicable interpretations of the staff of the SEC contained in Exxon Capital Holdings Corp., SEC no-action letter (May 13,
       1988), Morgan, Stanley & Co., SEC no-action letter (June 5, 1991) and Shearman & Sterling, SEC no-action letter (July 2, 1993); and

       - must also be named as a selling noteholder in connection with the registration and prospectus delivery requirements of the Securities Act relating to any resale transaction.

We agree to pay all expenses incident to the exchange offer, including the expenses of one counsel for the holders of the notes, other than commissions or concessions of any brokers or dealers. We will indemnify the holders of the notes, including any broker-dealers, against various liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

Certain legal matters in connection with the exchange offer will be passed upon for us by Diane K. Schumacher, Senior Vice President and General Counsel of Cooper Industries, Inc., and by Appleby, Spurling & Kempe of Hamilton, Bermuda.

                                    EXPERTS

Our consolidated financial statements at December 31, 2001 and 2000, and for each of the three years in the period ended December 31, 2001, included in this prospectus and registration statement, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of said firm as experts in accounting and auditing.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
                            COOPER INDUSTRIES, INC.
                            COOPER INDUSTRIES, LTD.

                                                               PAGE
INCLUDED IN PROSPECTUS:
  Report of independent auditors............................    F-1
  Consolidated income statements for each of the three years
     in the period ended December 31, 2001..................    F-2
  Consolidated balance sheets as of December 31, 2001 and
     2000...................................................    F-3
  Consolidated statements of cash flows for each of the
     three years in the period ended December 31, 2001......    F-4
  Consolidated statements of shareholders' equity for each
     of the three years in the period ended December 31,
     2001...................................................    F-5
  Notes to consolidated financial statements................    F-6
INCORPORATED IN PROSPECTUS BY REFERENCE TO COOPER
  INDUSTRIES, LTD.'S FORM 10-Q FOR THE QUARTER ENDED JUNE
  30, 2002:
  Consolidated income statements for the six months ended
     June 30, 2002 and 2001 (unaudited)
  Consolidated balance sheet as of June 30, 2002 (unaudited)
  Consolidated statements of cash flows for the six months
     ended June 30, 2002 and 2001 (unaudited)
  Notes to consolidated financial statements (unaudited)

                         REPORT OF INDEPENDENT AUDITORS



The Board of Directors and Shareholders
Cooper Industries, Inc.

         We have audited the accompanying consolidated balance sheets of Cooper Industries, Inc. as of December 31, 2001 and 2000, and the related consolidated income statements and statements of shareholders' equity and cash flows for each of the three years in the period ended December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Cooper Industries, Inc. at December 31, 2001 and 2000, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States.





                                                              ERNST & YOUNG LLP










Houston, Texas
January 23, 2002, except for Notes 20 and 21, as to which the date is August 29, 2002

                             COOPER INDUSTRIES, INC.
                         CONSOLIDATED INCOME STATEMENTS


                                                                         Year Ended December 31,
                                                                  -------------------------------------
                                                                     2001          2000         1999
                                                                  ----------    ----------   ----------
                                                                  (in millions, except per share data)

Revenues.......................................................   $ 4,209.5     $ 4,459.9    $ 3,868.9
Cost of sales..................................................     2,943.9       3,018.3      2,603.4
Selling and administrative expenses............................       729.7         732.9        640.9
Goodwill amortization..........................................        60.7          58.5         47.1
Nonrecurring charges...........................................        74.1            --          3.7
Interest expense, net..........................................        84.7         100.3         55.2
                                                                  ---------     ---------    ---------
      Income from continuing operations before income taxes....       316.4         549.9        518.6
Income taxes...................................................        55.1         192.5        186.7
                                                                  ---------     ---------    ---------
      Income from continuing operations........................       261.3         357.4        331.9

Charge related to discontinued operations, net of income taxes.       (30.0)           --           --
                                                                  ---------     ---------    ---------
      Net income...............................................   $   231.3     $   357.4    $   331.9
                                                                  =========     =========    =========

Income per Common share

      Basic:
         Income from continuing operations.....................   $    2.78     $    3.82    $    3.53
         Charge from discontinued operations...................        (.32)           --           --
                                                                  ---------     ---------    ---------
                  Net income...................................   $    2.46     $    3.82    $    3.53
                                                                  =========     =========    =========
      Diluted:
         Income from continuing operations.....................   $    2.75     $    3.80    $    3.50
         Charge from discontinued operations...................        (.31)           --           --
                                                                  ---------     ---------    ---------
                  Net income...................................   $    2.44     $    3.80    $    3.50
                                                                  =========     =========    =========

Cash dividends per Common share................................   $    1.40     $    1.40    $    1.32
                                                                  =========     =========    =========

         The Notes to Consolidated Financial Statements are an integral part of these statements.

                             COOPER INDUSTRIES, INC.
                           CONSOLIDATED BALANCE SHEETS


                                                                      December 31,
                                                                  ----------------------
                                                                     2001         2000
                                                                  ----------   ---------
                                         ASSETS                        (in millions)

Cash and cash equivalents........................................ $   11.5     $   26.4
Receivables......................................................    777.1        828.8
Inventories......................................................    670.9        706.9
Deferred income taxes and other current assets...................    191.7        173.0
                                                                  --------     --------
         Total current assets....................................  1,651.2      1,735.1
                                                                  --------     --------
Property, plant and equipment, less accumulated depreciation.....    826.8        870.4
Goodwill, less accumulated amortization..........................  1,958.7      2,013.5
Deferred income taxes and other noncurrent assets................    174.7        170.3
                                                                  --------     --------
         Total assets............................................ $4,611.4     $4,789.3
                                                                  ========     ========

                          LIABILITIES AND SHAREHOLDERS' EQUITY

Short-term debt.................................................. $  132.9     $  166.1
Accounts payable.................................................    401.4        470.1
Accrued liabilities..............................................    510.9        486.3
Current maturities of long-term debt.............................     60.9         51.1
                                                                  --------     --------
         Total current liabilities...............................  1,106.1      1,173.6
                                                                  --------     --------
Long-term debt...................................................  1,107.0      1,300.8
Postretirement benefits other than pensions......................    196.7        211.2
Other long-term liabilities......................................    178.4        199.5
                                                                  --------     --------
         Total liabilities.......................................  2,588.2      2,885.1
                                                                  --------     --------
Common stock, $5.00 par value....................................    615.0        615.0
Capital in excess of par value...................................    646.0        663.3
Retained earnings................................................  2,325.0      2,225.0
Common stock held in treasury, at cost........................... (1,435.0)    (1,470.0)
Unearned employee stock ownership plan compensation..............       --         (8.6)
Accumulated other nonowner changes in equity.....................   (127.8)      (120.5)
                                                                  --------     --------
         Total shareholders' equity..............................  2,023.2      1,904.2
                                                                  --------     --------
         Total liabilities and shareholders' equity.............. $4,611.4     $4,789.3
                                                                  ========     ========

         The Notes to Consolidated Financial Statements are an integral part of these statements.

                             COOPER INDUSTRIES, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                  Year Ended December 31,
                                                                ----------------------------
                                                                 2001       2000       1999
                                                                ------     ------     ------
                                                                       (in millions)
Cash flows from operating activities:
   Net income.................................................. $231.3     $357.4     $331.9
   Plus:  charge related to discontinued operations............   30.0         --         --
                                                                ------     ------     ------
   Income from continuing operations...........................  261.3      357.4      331.9
   Adjustments to reconcile to net cash provided by
      operating activities:
     Depreciation and amortization.............................  186.4      174.4      147.6
     Deferred income taxes.....................................  (35.1)      98.8       60.0
     Changes in assets and liabilities: (1)
        Receivables............................................   43.1       (8.0)     (47.5)
        Inventories............................................   17.3      (51.1)      (5.2)
        Accounts payable and accrued liabilities...............  (31.5)       5.6      (25.9)
        Accrued income taxes...................................     --      (52.3)       4.6
        Other assets and liabilities, net......................  (19.1)     (22.2)     (63.6)
                                                                ------     ------     ------
         Net cash provided by operating activities.............  422.4      502.6      401.9
                                                                ------     ------     ------
Cash flows from investing activities:
   Cash received from (paid for) acquired businesses...........    9.8     (580.4)    (434.6)
   Capital expenditures........................................ (115.1)    (174.9)    (165.8)
   Proceeds from disposition of businesses.....................     --         --      149.1
   Proceeds from sales of property, plant and equipment........    6.7       16.4       11.2
                                                                ------     ------     ------
         Net cash used in investing activities.................  (98.6)    (738.9)    (440.1)
                                                                ------     ------     ------
Cash flows from financing activities:
   Proceeds from issuances of debt.............................  136.9      878.5      250.9
   Repayments of debt.......................................... (343.2)    (474.9)     (69.0)
   Dividends................................................... (131.3)    (130.6)    (124.4)
   Acquisition of treasury shares..............................  (42.0)     (39.3)     (44.0)
   Activity under employee stock plans and other...............   41.0        1.9       30.7
                                                                ------     ------     ------
         Net cash provided by (used in) financing activities... (338.6)     235.6       44.2
                                                                ------     ------     ------
Effect of exchange rate changes on cash and cash equivalents...   (0.1)       0.2        0.5
                                                                ------     ------     ------
Increase (decrease) in cash and cash equivalents...............  (14.9)      (0.5)       6.5

Cash and cash equivalents, beginning of year...................   26.4       26.9       20.4
                                                                ------     ------     ------
Cash and cash equivalents, end of year......................... $ 11.5     $ 26.4     $ 26.9
                                                                ======     ======     ======

(1)      Net of the effects of acquisitions and translation.

         The Notes to Consolidated Financial Statements are an integral part of these statements. See Note 17 for supplemental cash flow information.

                             COOPER INDUSTRIES, INC.
                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY


                                                                                               Unearned
                                                                                               Employee
                                                       Capital                                  Stock       Accumulated
                                                      In Excess                               Ownership      Nonowner
                                           Common      of Par      Retained    Treasury         Plan        Changes in
                                            Stock       Value      Earnings      Stock       Compensation     Equity        Total
                                           -----------------------------------------------------------------------------------------
                                                                              (in millions)
BALANCE DECEMBER 31, 1998...............   $  615.0   $   674.0    $ 1,790.0    $(1,444.8)     $ (40.6)     $  (30.0)     $ 1,563.6
    Net income..........................                               331.9                                                  331.9
    Minimum pension liability adjustment                                                                         1.1            1.1
    Translation adjustment..............                                                                       (40.5)         (40.5)
                                                                                                                          ---------
       Net income and other nonowner
           changes in equity............                                                                                      292.5
                                                                                                                          ---------
    Common stock dividends..............                              (124.4)                                                (124.4)
    Purchase of treasury shares.........                                            (44.0)                                    (44.0)
    Stock issued under employee stock
       plans............................                   (1.6)                     37.2                                      35.6
    ESOP shares allocated...............                   (0.5)                                  17.6                         17.1
    Other activity......................                   (0.2)         0.6          2.3                                       2.7
                                           --------    --------   ----------    ---------      -------       --------     ---------
BALANCE DECEMBER 31, 1999...............      615.0       671.7      1,998.1     (1,449.3)       (23.0)        (69.4)       1,743.1
                                                                                                                          ---------
    Net income..........................                               357.4                                                  357.4
    Minimum pension liability adjustment                                                                         0.1            0.1
    Translation adjustment..............                                                                       (51.2)         (51.2)
                                                                                                                          ---------
       Net income and other nonowner
           changes in equity............                                                                                      306.3
                                                                                                                          ---------
    Common stock dividends..............                              (130.6)                                                (130.6)
    Purchase of treasury shares.........                                            (39.3)                                    (39.3)
    Stock issued under employee stock
       plans............................                   (4.9)                     15.7                                      10.8
    ESOP shares allocated...............                   (2.5)                                  14.4                         11.9
    Other activity......................                   (1.0)         0.1          2.9                                       2.0
                                           --------    --------   ----------    ---------      -------      --------      ---------
BALANCE DECEMBER 31, 2000...............      615.0       663.3      2,225.0     (1,470.0)        (8.6)       (120.5)       1,904.2
    Net income..........................                               231.3                                                  231.3
    Minimum pension liability adjustment                                                                        (0.7)          (0.7)
    Translation adjustment..............                                                                        (6.3)          (6.3)
    Change in fair value of derivatives.                                                                        (0.3)          (0.3)
                                                                                                                          ---------
       Net income and other nonowner
           changes in equity............                                                                                      224.0
                                                                                                                          ---------
    Common stock dividends..............                              (131.3)                                                (131.3)
    Purchase of treasury shares.........                                            (42.0)                                    (42.0)
    Stock issued under employee stock
       plans............................                  (16.6)                     74.4                                      57.8
    ESOP shares allocated...............                                                           8.6                          8.6
    Other activity......................                   (0.7)                      2.6                                       1.9
                                           --------    --------   ----------    ---------      -------      --------      ---------
BALANCE DECEMBER 31, 2001...............   $  615.0    $  646.0   $  2,325.0    $(1,435.0)     $    --      $ (127.8)     $ 2,023.2
                                           ========    ========   ==========    =========      =======      ========      =========

         The Notes to Consolidated Financial Statements are an integral part of these statements.

                             COOPER INDUSTRIES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION: The Consolidated Financial Statements include the accounts of Cooper and its majority-owned subsidiaries. Affiliated companies are accounted for on the equity method where Cooper owns 20% to 50% of the affiliate unless significant economic, political or contractual considerations indicate that the cost method is appropriate.

USE OF ESTIMATES: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH EQUIVALENTS: For purposes of the consolidated statements of cash flows, Cooper considers all investments purchased with original maturities of three months or less to be cash equivalents.

INVENTORIES: Inventories are carried at cost or, if lower, net realizable value. On the basis of current costs, 61% and 64% of inventories at December 31, 2001 and 2000, respectively were carried on the last-in, first-out (LIFO) method. The remaining inventories are carried on the first-in, first-out (FIFO) method.

PROPERTY, PLANT AND EQUIPMENT: Property, plant and equipment are stated at cost. Depreciation is provided over the estimated useful lives of the related assets using primarily the straight-line method. This method is applied to group asset accounts, which in general have the following lives: buildings -- 10 to 40 years; machinery and equipment -- 3 to 18 years; and tooling, dies, patterns and other -- 3 to 10 years.

GOODWILL: With minor exceptions, goodwill is amortized over 40 years from the respective acquisition dates. At each balance sheet date presented, management reviews the carrying value of long-lived assets and goodwill at the lowest level feasible whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If this review indicates that the carrying amount will not be recoverable, as determined based on undiscounted cash flows over the remaining amortization periods, an impairment loss is recognized. The impairment loss equals the excess of the carrying amount over the fair value of the asset. The fair value of the asset is based on prices for similar assets, if available, or discounted cash flows.

REVENUE RECOGNITION: Cooper recognizes revenues in accordance with invoice terms, typically when products are shipped. Accruals for sales returns and other allowances are provided at the time of shipment based upon experience. Shipping and handling costs of $125.5 million, $124.6 million and $96.2 million in 2001, 2000 and 1999, respectively, are reported as a reduction of revenues in the consolidated income statements.

RESEARCH AND DEVELOPMENT EXPENDITURES: Research and development expenditures are charged to earnings as incurred. Research and development expenses were $55.8 million, $57.7 million and $54.0 million in 2001, 2000 and 1999, respectively.

COMMON STOCK BASED COMPENSATION: Cooper follows the intrinsic value method of accounting for stock based compensation plans as prescribed by Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees.

IMPACT OF NEW ACCOUNTING STANDARDS: In June 2001, the Financial Accounting Standards Board issued Statements of Financial Accounting Standards No. 141, Business Combinations ("SFAS No. 141") and No. 142, Goodwill and Other Intangible Assets ("SFAS No. 142"). SFAS 141 requires the use of the purchase method of accounting for

                             COOPER INDUSTRIES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

all business combinations initiated after June 30, 2001. The adoption of this statement had no impact on Cooper's consolidated results of operations and financial position. SFAS No. 142 is effective for fiscal years beginning after December 15, 2001. Cooper will adopt the statement effective January 1, 2002. Under SFAS No. 142, goodwill and intangible assets deemed to have indefinite lives will no longer be amortized but will be subject to annual impairment tests. Other intangible assets will continue to be amortized over their useful lives. In 2002, Cooper will perform the first step of the required two-step impairment tests of goodwill and indefinite-lived intangible assets as of January 1, 2002 and has not yet determined what the effect of these tests will be on its consolidated results of operations and financial position.

         In October 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. The statement is effective for fiscal years beginning after December 15, 2001. Cooper will adopt this statement effective January 1, 2002. This statement establishes a single accounting model for long-lived assets to be disposed of by sale, whether previously held and used or newly acquired. Additionally, the statement expands the definition of a discontinued operation from a segment of business to a component of an entity that has been disposed of or is classified as held for sale and can be clearly distinguished, operationally and for reporting purposes, from the rest of the entity. The results of operations of a component classified as held for sale shall be reported in discontinued operations in the period incurred. Adoption of this statement will not have a significant effect on Cooper's consolidated results of operations and financial position.

NOTE 2:  NONRECURRING CHARGES

         During the fourth quarter of 2001, Cooper committed to the consolidation or closure of certain Electrical Products segment facilities and recorded a provision for severance and other related costs of these announced actions of $7.1 million. In addition, the Company concluded during 2001 that various Electrical Products segment assets comprising $8.5 million of net book value provided no future benefit to Cooper and were therefore fully impaired. Also during the 2001 fourth quarter, Cooper recorded a charge of $8.4 million to provide for the costs of assimilation of certain separate product lines rendered partially duplicative as a result of previous Electrical Products segment business acquisition activities. The 2001 fourth quarter nonrecurring charge for the Electrical Products segment totals $24.0 million.

         During the fourth quarter of 2001, Cooper recorded a General Corporate nonrecurring charge of $50.1 million. Cooper concluded that the net book values of certain software, hardware and other technology investments should be fully impaired, in consideration of ongoing refinement and development of Company information and technology systems capabilities. Also during the 2001 fourth quarter, Cooper provided for the costs associated with performing the Company's review of strategic alternatives. See Note 20 for additional information regarding the company's review of strategic alternatives.

         The nonrecurring charges for 2001 total $74.1 million, or $44.5 million after taxes ($.47 per diluted common share). Of the total $74.1 million, $35.2 million remains to be expended at December 31, 2001. A total of 77 salaried and 196 hourly positions will be eliminated in 2002 as a result of these planned consolidation actions.

         During the first quarter of 1999, Cooper completed a previously announced voluntary severance program and accrued an additional $5.8 million primarily representing the voluntary severance program premium over the severance provided under Cooper's established policies. Cooper also accrued $1.5 million related to severance and other costs for facility closures announced during the first quarter of 1999. In addition, during 1999, Cooper reduced legal accruals by $2.8 million related to the favorable settlement of certain litigation concerning lead in mini-blinds and reassessment of the required reserve. Cooper also reached agreement and received $0.8 million under an insurance policy related to the unsuccessful offer to acquire TLG plc in 1998. Since the original charge related to the litigation was included as a nonrecurring item in the Tools & Hardware segment and the costs related to TLG plc were reflected as a nonrecurring corporate item, the reversal of the accrual and the reimbursement of the expenses were reflected as nonrecurring items. The net nonrecurring items for 1999 resulted in a $3.7 million charge before income taxes and resulted in an after-tax charge of $2.4 million ($.02 per diluted common share).

                             COOPER INDUSTRIES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

         The following table reflects activity related to the first quarter 1999 and fourth quarter 1998 employee reduction and facility consolidation plan.

                                                                         No. of            Accrued            Facility
                                                                       Employees          Severance        Consolidation
                                                                     ---------------    --------------     ---------------
                                                                                                  (in millions)
Balance at December 31, 1998.....................................            1,635        $     25.4         $      7.8
Voluntary Severance Program premium over normal severance........              --                5.8                --
Facility closings announced......................................              249               1.2                0.3
Employees terminated  ...........................................             (966)              --                 --
Cash expenditures................................................              --              (22.0)              (3.4)
                                                                     ---------------    --------------     ---------------
Balance at December 31, 1999.....................................              918              10.4                4.7
Employees terminated.............................................             (311)              --                 --
Cash expenditures ...............................................              --               (5.3)              (1.7)
                                                                     ---------------    --------------     ---------------
Balance at December 31, 2000.....................................              607               5.1                3.0
Employees terminated.............................................             (607)              --                 --
Cash expenditures................................................              --               (5.1)              (3.0)
                                                                     ---------------    --------------     ---------------
Balance at December 31, 2001.....................................              --         $      --          $      --
                                                                     ===============    ==============     ===============

         As of December 31, 2001 all employee reduction and facility consolidation actions related to the first quarter 1999 and fourth quarter 1998 employee reduction and facility consolidation plans were essentially completed and amounts accrued for these programs have been satisfied.


NOTE 3:  CHARGE RELATED TO DISCONTINUED OPERATIONS

         In October 1998, Cooper sold its Automotive Products business to Federal-Mogul Corporation ("Federal-Mogul"). These discontinued businesses (including the Abex product line obtained from Pneumo-Abex Corporation ("Pneumo") in 1994) were operated through subsidiary companies, and the stock of those subsidiaries was sold to Federal-Mogul pursuant to a Purchase and Sale Agreement dated August 17, 1998 ("1998 Agreement"). In conjunction with the sale, Federal-Mogul indemnified Cooper for certain liabilities of these subsidiary companies, including liabilities related to the Abex product line and any potential liability that Cooper may have to Pneumo pursuant to a 1994 Mutual Guaranty Agreement between Cooper and Pnuemo. On October 1, 2001, Federal-Mogul and several of its affiliates filed a Chapter 11 bankruptcy petition and indicated that Federal-Mogul may not honor the indemnification obligations to Cooper. As of the date of this filing, Federal-Mogul had not yet made a decision whether to reject the 1998 Agreement, which includes the indemnification to Cooper. If Federal-Mogul rejects the 1998 Agreement, Cooper will be relieved of its future obligations under the 1998 Agreement, including specific indemnities relating to payment of taxes and certain obligations regarding insurance for its former Automotive Products businesses. To the extent Cooper is obligated to Pneumo for any asbestos-related claims arising from the Abex product line ("Abex Claims"), Cooper has rights, confirmed by Pneumo, to significant insurance for such claims. Based on information provided by representatives of Federal-Mogul, from August 28, 1998 through December 31, 2001, a total of 75,152 Abex Claims were filed, of which 16,974 claims have been resolved leaving 58,178 Abex Claims pending at December 31, 2001, that are the responsibility of Federal-Mogul. Since August 28, 1998, the average indemnity payment for resolved Abex Claims was $908 before insurance. A total of $25.5 million was spent on defense costs for the period August 28, 1998 through December 31, 2001. Historically, existing insurance coverage has provided 50% to 80% of the total defense and indemnity payments for Abex claims. Since the October 1, 2001 bankruptcy filing by Federal-Mogul through December 31, 2001, a total of 3,541 Abex Claims have been filed.

         With the assistance of independent advisors, Cooper has completed a thorough analysis of its potential exposure for asbestos liabilities in the event Federal-Mogul rejects the 1998 Agreement. At this time, the manner in which this issue ultimately will be resolved is not known. Based on Cooper's analysis of its contingent liability exposure resulting from Federal-Mogul's bankruptcy, Cooper concluded that an additional fourth-quarter 2001 discontinued-operations provision of $30 million after-tax, or $.32 per share, was appropriate to reflect the potential net financial impact of this issue. This conclusion is based on a review of the Abex claims history, existing insurance coverage, the contractual indemnities and other facts determined to date. Cooper is preserving its rights as a creditor for breach of Federal-Mogul's indemnification to Cooper and its rights against all Federal-Mogul subsidiaries. Cooper intends to take all actions to seek a resolution of the indemnification issues and future handling of the Abex-related claims within the Federal-Mogul bankruptcy proceedings.

NOTE 4:  ACQUISITIONS AND DIVESTITURES

         During 2001, Cooper received purchase price adjustments of $9.8 million net, primarily related to businesses acquired prior to 2001.

         In 2000, Cooper completed two large acquisitions and three small product-line acquisitions in its Electrical Products segment and one small acquisition in its Tools & Hardware segment for an aggregate cost of $578.4 million, subject to adjustment as provided in the acquisition agreements. A total of $378.2 million in goodwill was recorded,

                             COOPER INDUSTRIES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


including an additional $23.2 million in 2001, with respect to the acquisitions. In March 2000, Cooper acquired Eagle Electric for a total cost of $124.6 million. Eagle Electric manufactures and sells electrical wiring devices including switches, receptacles, plugs and connectors, cords and other electrical accessories to the residential and commercial markets. In May 2000, Cooper acquired B-Line Systems for a total cost of $430.6 million. B-Line Systems manufactures and markets support systems and enclosures for electrical, mechanical and telecommunications/data applications.

         In 1999, Cooper completed eight acquisitions in its Electrical Products segment and two small acquisitions in its Tools & Hardware segment for an aggregate cost of $443.8 million. The acquisitions include two businesses in the United Kingdom and a business in France that expanded the product offerings of the Cooper European based division, three domestic lighting businesses and four other small product-line acquisitions. A total of $354.4 million in goodwill was recorded, including an additional $16.2 million in 2000, with respect to the acquisitions.

         The acquisitions have been accounted for as purchases and the results of the acquisitions are included in Cooper's consolidated income statements since the respective acquisition dates. The pro forma net income and earnings per share for 2000 and 1999, assuming the acquisitions had been made at the beginning of each year, would not be materially different from reported net income and earnings per share.

         On October 9, 1998, Cooper completed the sale of its Automotive Products segment for cash proceeds of $1.9 billion. During 1999, Cooper received an additional $149.1 million representing reimbursement of Cooper's pre-closing cash funding of international operations and the additional cash invested in the Automotive Products segment between March 31, 1998 and October 9, 1998.

NOTE 5:  INVENTORIES

                                                                      December 31,
                                                            -------------------------------
                                                               2001               2000
                                                            ------------       ------------
                                                                      (in millions)
Raw materials...............................................$     223.6        $     230.1
Work-in-process.............................................      132.2              134.6
Finished goods..............................................      374.0              404.5
Perishable tooling and supplies.............................       21.4               20.5
                                                            -----------        -----------
                                                                  751.2              789.7
Excess of current standard costs over LIFO costs............      (80.3)             (82.8)
                                                            -----------        -----------
         Net inventories....................................$     670.9        $     706.9
                                                            ===========        ===========


                             COOPER INDUSTRIES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)




NOTE 6:  PROPERTY, PLANT AND EQUIPMENT AND GOODWILL

                                                                                                  December 31,
                                                                                          -------------------------------
                                                                                             2001               2000
                                                                                          ------------       ------------
                                                                                                  (in millions)

Property, plant and equipment:
    Land and land improvements.........................................................   $      53.0        $      51.5
    Buildings..........................................................................         428.1              408.9
    Machinery and equipment............................................................         812.7              816.0
    Tooling, dies and patterns.........................................................         213.6              191.1
    All other..........................................................................         289.2              290.2
    Construction in progress...........................................................          99.2              124.6
                                                                                          -----------        -----------
                                                                                              1,895.8            1,882.3
    Accumulated depreciation...........................................................      (1,069.0)          (1,011.9)
                                                                                          -----------        -----------
                                                                                          $     826.8        $     870.4
                                                                                          ===========        ===========

    Goodwill...........................................................................   $   2,477.7        $   2,473.7
    Accumulated amortization...........................................................        (519.0)            (460.2)
                                                                                          -----------        -----------
                                                                                          $   1,958.7        $   2,013.5
                                                                                          ===========        ===========

NOTE 7:  ACCRUED LIABILITIES

                                                                                                    December 31,
                                                                                            ------------------------------
                                                                                               2001              2000
                                                                                            -----------       ------------
                                                                                                    (in millions)

Salaries, wages and employee benefit plans...............................................   $     199.7       $     207.9
Commissions and customer incentives......................................................          68.6              39.1
Product and environmental liability accruals.............................................          35.7              40.9
Facility integration of acquired businesses..............................................          39.3              37.5
Other (individual items less than 5% of total current liabilities).......................         167.6             160.9
                                                                                            -----------       -----------
                                                                                            $     510.9       $     486.3
                                                                                            ===========       ===========

         At December 31, 2001, Cooper had accruals of $13.0 million with respect to potential product liability claims and $46.3 million with respect to potential environmental liabilities, including $23.6 million classified as a long-term liability, based on Cooper's current estimate of the most likely amount of losses that it believes will be incurred.

         The product liability accrual consists of $3.2 million of known claims with respect to ongoing operations, $4.9 million of known claims for previously divested operations and $4.9 million which represents an estimate of claims that have been incurred but not yet reported. While Cooper is generally self-insured with respect to product liability claims, Cooper has insurance coverage for individual 2001 claims above $3.0 million.

         Environmental remediation costs are accrued based on estimates of known environmental remediation exposures. Such accruals are adjusted as information develops or circumstances change. The environmental liability

                             COOPER INDUSTRIES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

accrual includes $7.1 million related to sites owned by Cooper and $39.2 million for retained environmental liabilities related to sites previously owned by Cooper and third-party sites where Cooper was a potentially responsible party. Third-party sites usually involve multiple contributors where Cooper's liability will be determined based on an estimate of Cooper's proportionate responsibility for the total cleanup. The amount actually accrued for such sites is based on these estimates as well as an assessment of the financial capacity of the other potentially responsible parties.

         It has been Cooper's consistent practice to include the entire product liability accrual and a significant portion of the environmental liability accrual as current liabilities, although only approximately 15-25% of the balance classified as current is normally spent on an annual basis. The annual effect on earnings for product liability is essentially equal to the amounts disbursed. In the case of the environmental liability, the annual expense is considerably smaller than the disbursements, since the vast majority of Cooper's environmental liability has been recorded in connection with acquired companies. The change in the accrual balances from year to year reflects the effect of acquisitions and divestitures as well as normal expensing and funding.

         Cooper has not utilized any form of discounting in establishing its product or environmental liability accruals. While both product liability and environmental liability accruals involve estimates that can have wide ranges of potential liability, Cooper has taken a proactive approach and has managed the costs in both of these areas over the years. Cooper does not believe that the nature of its products, its production processes, or the materials or other factors involved in the manufacturing process subject Cooper to unusual risks or exposures for product or environmental liability. Cooper's greatest exposure to inaccuracy in its estimates is with respect to the constantly changing definitions of what constitutes an environmental liability or an acceptable level of cleanup.

         In connection with acquisitions accounted for using the purchase method of accounting, Cooper records, to the extent appropriate, accruals for the costs of closing duplicate facilities, severing redundant personnel and integrating the acquired business into existing Cooper operations. Significant accruals include plant shut-down and realignment costs. The following table summarizes the accrual balances and activity during each of the last three years:

                                                                              2001              2000               1999
                                                                         -----------       -----------        -----------
                                                                                          (in millions)
ACTIVITY DURING EACH YEAR:
Balance, beginning of year............................................   $      37.5       $      10.8        $      15.6
Spending..............................................................         (11.0)             (3.5)              (4.8)
Acquisitions - initial allocation.....................................           -                28.6                1.2
Acquisitions - final allocation adjustment............................          12.9               2.2               (0.3)
Translation...........................................................          (0.1)             (0.6)              (0.9)
                                                                         -----------       -----------        -----------
Balance, end of year..................................................   $      39.3       $      37.5        $      10.8
                                                                         ===========       ===========        ===========
BALANCE BY CATEGORY OF ACCRUAL:
Plant shut-down and realignment.......................................   $      38.8       $      36.5        $       9.5
Other realignment and integration.....................................           0.5               1.0                1.3
                                                                         -----------       -----------        -----------
                                                                         $      39.3       $      37.5        $      10.8
                                                                         ===========       ===========        ===========

         Plant shut-down and realignment includes the costs to terminate personnel, shut down the facilities, terminate leases and similar costs. Other realignment and integration costs includes costs to exit product lines and miscellaneous costs.

                            COOPER INDUSTRIES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

         During the three years ended December 31, 2001, accruals reversed to income were insignificant. The annual spending was primarily related to downsizing and consolidating facilities. The 2000 acquisitions-initial allocation amount is related to the Eagle Electric acquisition and includes approximately $24.2 million for severance and related costs to terminate personnel and $4.4 million of one-time additional costs associated with shutting down manufacturing operations and vacating existing facilities. Acquisitions-final allocation adjustment represents adjustments to goodwill for finalization of the purchase price allocations recorded in the previous year. The 2001 acquisitions - final allocation adjustment amount includes additional severance and related costs to terminate personnel and facility shut-down costs in connection with the Eagle Electric and B-Line Systems acquisitions.

NOTE 8:  LONG-TERM DEBT AND LEASE COMMITMENTS

                                                                                                    December 31,
                                                                                            ------------------------------
                                                                                               2001              2000
                                                                                            ------------      ------------
                                                                                                    (in millions)
2.54%* commercial paper maturing at various dates through February 2002..................   $     280.0       $     400.0
6.41% - 6.97% second series medium-term notes, due through 2010..........................         302.1             302.1
5.89% - 6.45% third series medium-term notes, due through 2008...........................         250.0             300.0
6.25% Euro bonds maturing in October 2005................................................         270.2             279.4
3.76%* Pound Sterling notes payable maturing at various dates through 2005...............          26.3              27.4
Other....................................................................................          39.3              43.0
                                                                                            ------------      ------------
                                                                                                1,167.9           1,351.9
Current maturities.......................................................................         (60.9)            (51.1)
                                                                                            ------------      ------------
Long-term portion........................................................................   $   1,107.0       $   1,300.8
                                                                                            ===========       ===========

* Weighted average interest rates at December 31, 2001. The weighted average interest rates on commercial paper and Pound Sterling bank loans and notes were, 6.89% and 5.67%, respectively at December 31, 2000.

         Cooper has U.S. committed credit facilities of $990 million, $440 million of which mature in 2002 and $550 million of which mature in 2004. At December 31, 2001, Cooper had $648 million of its $990 million U.S. committed credit facilities available, after considering commercial paper backup. At December 31, 2000, $547.9 million of its total $1,040 million U.S. committed credit facilities was available after considering commercial paper backup. The agreements for the credit facilities require that Cooper maintain certain financial ratios, including a prescribed limit on debt as a percentage of total capitalization. Retained earnings are unrestricted as to the payment of dividends, except to the extent that payment would cause a violation of the prescribed limit on the debt-to-total capitalization ratio.

         During 1999, Cooper completed a shelf registration statement to issue up to $500 million of debt securities. At December 31, 2001, all $500 million of the shelf registration was available to be issued.

         Interest rates on Cooper's commercial paper were generally 2.6% and 2.8% below the U.S. prime rate during 2001 and 2000, respectively. Total interest paid during 2001, 2000 and 1999 was $85 million, $96 million and $63 million, respectively.

         Commercial paper of $280 million and $400 million at December 31, 2001 and 2000, respectively, was classified as long-term debt reflecting Cooper's intention to refinance these amounts during the twelve-month period following the balance sheet date through either continued short-term borrowing or utilization of available credit facilities.

                             COOPER INDUSTRIES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

         Maturities of long-term debt for the five years subsequent to December 31, 2001 are $60.9 million, $153.6 million, $280.4 million, $525.9 million and $17.9 million, respectively. The future net minimum lease payments under capital leases are not significant.

         Cooper has entered into various operating lease agreements, primarily for manufacturing, warehouse and sales office facilities and equipment. Generally, the leases include renewal provisions and rental payments may be adjusted for increases in taxes, insurance and maintenance related to the property. Rent expense for all operating leases was $40.1 million, $37.1 million and $32.9 million during 2001, 2000 and 1999, respectively.

         At December 31, 2001, minimum annual rental commitments under noncancellable operating leases were $31.1 million in 2002, $24.7 million in 2003, $15.1 million in 2004, $12.2 million in 2005, $10.4 million in 2006 and
$18.3 million thereafter.

NOTE 9:  COMMON AND PREFERRED STOCK

COMMON STOCK

         At December 31, 2001, 2000 and 1999, 250,000,000 shares of Common stock were authorized of which 93,761,587, 93,413,244 and 94,199,620 shares were issued and outstanding at December 31, 2001, 2000 and 1999, respectively. During the year ended December 31, 2001, Cooper purchased 1,000,000 shares of treasury stock at an average price of $41.95 per share and 1,348,343 shares were issued primarily in connection with employee stock plans. During the year ended December 31, 2000, Cooper purchased 1,138,500 shares of treasury stock at an average price of $34.52 per share and 352,124 shares were issued primarily in connection with employee stock plans. During the year ended December 31, 1999, Cooper purchased 800,000 shares of treasury stock at an average price of $54.99 per share and 750,869 shares were issued primarily in connection with employee stock plans. At December 31, 2001, Cooper had 14,728,631 shares reserved for the Dividend Reinvestment Plan, grants and exercises of stock options, performance-based stock awards and subscriptions under the Employee Stock Purchase Plan and other plans.

         Under the terms of the Dividend Reinvestment Plan, any holder of Common stock may elect to have cash dividends and up to $24,000 per year in cash payments invested in Common stock without incurring any brokerage commissions or service charges.

         Under a Shareholder Rights Plan adopted by the Board of Directors in 1997, share purchase Rights were declared as a dividend at the rate of one Right for each share of Common stock. Each Right entitles the holder to buy one one-hundredth of a share of Series A Participating Preferred Stock at a purchase price of $225 per one one-hundredth of a share or, in certain circumstances Common stock having a value of twice the purchase price. Each Right becomes exercisable only in certain circumstances constituting a potential change of control on a basis considered inadequate by the Board of Directors. The Rights expire August 5, 2007 and, at Cooper's option, may be redeemed prior to expiration for $.01 per Right.

PREFERRED STOCK

         At December 31, 2001 and 2000, Cooper was authorized to issue 1,340,750 shares of Preferred stock with no par value, 10,000,000 shares of $2.00 par value Preferred stock and 2,821,079 shares of $1.00 par value Preferred stock. At December 31, 2001 and 2000, no Preferred shares were issued or outstanding.

NOTE 10: STOCK OPTIONS AND EMPLOYEE STOCK PURCHASE PLAN

         Under Cooper stock option plans, officers, directors and key employees may be granted options to purchase Cooper's Common stock at no less than 100% of the market price on the date the option is granted. Options generally become exercisable ratably over a three-year period commencing one year from the date of grant and have a

                             COOPER INDUSTRIES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

maximum term of ten years. The plans also provide for the granting of performance-based stock awards and restricted stock awards to certain key executives.

         A summary of the status of Cooper's fixed stock option plans for officers and employees as of December 31, 2001 and activity during the three years ended December 31, 2001 is presented below:




                                                         2001                     2000                     1999
                                                 ---------------------     --------------------   ----------------------
                                                              Weighted                 Weighted                 Weighted
                                                              Average                  Average                  Average
                                                              Exercise                 Exercise                 Exercise
                                                 Shares        Price       Shares       Price       Shares       Price
                                                 --------     ---------    ---------   ---------  ----------   ---------
Outstanding at beginning of year...............  3,810,497     $43.28      2,748,601    $45.94     2,144,104     $46.52
Granted........................................  1,740,000     $45.19      1,425,800    $37.94     1,018,700     $43.52
Exercised......................................   (625,260)    $42.33         (6,500)   $39.06      (286,492)    $39.82
Canceled.......................................   (184,579)    $44.09       (357,404)   $42.57      (127,711)    $50.13
                                                 ---------                 ---------               ----------
Outstanding at end of year.....................  4,740,658     $44.07      3,810,497    $43.28     2,748,601     $45.94
                                                 =========                 =========               ==========
Options exercisable at end of year.............  1,866,391                 1,608,117               1,128,905

Options available for grant at end of year.....  5,116,955                 1,916,174               3,289,602



                              Options Outstanding                                             Options Exercisable
------------------------------------------------------------------------------        ---------------------------------
                                                   Weighted
                                 Shares            Average           Weighted             Shares              Weighted
                              Outstanding          Remaining         Average            Exercisable           Average
       Range of                    At             Contractual        Exercise               At                Exercise
    Exercise Prices             12/31/01             Life             Price              12/31/01              Price
---------------------         -------------       -----------       ---------         --------------         ----------
    $34.84 - $37.94              1,316,091           8.1             $ 37.61                 311,031          $ 37.94
    $38.13 - $39.06                257,687           3.8             $ 39.05                 255,020          $ 39.06
    $43.13 - $46.10              2,630,301           8.0             $ 45.24                 765,428          $ 44.16
    $54.28 - $56.63                536,579           5.6             $ 56.61                 534,912          $ 56.62
                               ------------                                             -------------
                                 4,740,658                                                 1,866,391
                               ============                                             =============

         During 2001, options to purchase 10,000 shares of common stock were granted to nonemployee directors at an exercise price of $33.66 and options for 4,000 shares were exercised at $42.13 to $49.03 per share. During 2000, options to purchase 9,000 shares of Common stock were granted to nonemployee directors at an exercise price of $35.19 and options for 4,000 shares were exercised at $17.31 per share. During 1999, options to purchase 11,000 shares of Common stock were granted to nonemployee directors at an exercise price of $49.03 and options for 4,000 shares were exercised at $14.69 per share. At December 31, 2001, options under the director plans for 23,000 Common shares were exercisable at $42.13 to $63.78 per share, and 129,100 shares were reserved for future grants.

         Participants in the Employee Stock Purchase Plan receive an option to purchase Common stock at a price that is the lesser of 85% of the market value on the offering date or 85% of the market value on the purchase date. On September 10, 2001, a total of 311,452 shares were sold to employees at $44.63 per share. At December 31, 2001, subscriptions for 915,876 shares of Common stock were outstanding at $34.07 per share or, if lower, 85% of the average market price on September 8, 2003, which is the purchase date. At December 31, 2001, an aggregate of 2,423,976 shares of Common stock were reserved for future issuance.

         Cooper follows the intrinsic value method of accounting for stock-based compensation plans as prescribed by Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. Accordingly, no compensation expense is recognized under Cooper's fixed stock option plans or Employee Stock Purchase Plan. Compensation expense of $2.7 million, $5.1 million and $6.1 million was recognized in the consolidated financial statements during 2001, 2000 and 1999, respectively for the performance-based and restricted stock awards. If compensation expense for all of Cooper's stock-based compensation plans was

                             COOPER INDUSTRIES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

recognized using the alternative fair value method of accounting under Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation, net income and earnings per share would have decreased by approximately 2.0% in 2001, 2.1% in 2000 and 2.3% in 1999. The fair value was estimated on the date of grant, using the Black-Scholes option-pricing model with the following weighted average assumptions used for grants in 2001, 2000 and 1999 respectively: dividend yield of 3.5%, 3.5% and 3.0%, expected volatility of 27.5%, 26.4% and 26.4%, risk free interest rates of 5.1%, 6.7% and 5.0% and expected lives of 7 years for 2001, 2000 and 1999.

NOTE 11: ACCUMULATED NONOWNER CHANGES IN EQUITY

                                                      Minimum        Loss On       Cumulative
                                                      Pension       Derivative    Translation
                                                     Liability     Instruments     Adjustment      Total
                                                    -----------    -----------    ------------    ---------
                                                                           (in millions)
Balance December 31,1998........................    $ (3.9)         $   --          $ (26.1)      $ (30.0)
Current year other nonowner changes in equity...       1.1              --            (40.5)        (39.4)
                                                    -----------    -----------    ------------    ---------
Balance December 31, 1999.......................      (2.8)             --            (66.6)        (69.4)
Current year other nonowner changes in equity...       0.1              --            (51.2)        (51.1)
                                                    -----------    -----------    ------------    ---------
Balance December 31, 2000.......................      (2.7)             --           (117.8)       (120.5)
Current year other nonowner changes in equity...      (0.7)           (0.3)            (6.3)         (7.3)
                                                    -----------    -----------    ------------    ---------
Balance December 31, 2001.......................    $ (3.4)         $ (0.3)         $(124.1)      $(127.8)
                                                    ===========    ===========    ============    =========

                                         2001                             2000                              1999
                             ------------------------------    ------------------------------   ------------------------------
                             Before       Tax                  Before       Tax                 Before      Tax
                               Tax     (Expense)      Net       Tax      (Expense)    Net        Tax     (Expense)      Net
                             Amount     Benefit     Amount     Amount     Benefit    Amount     Amount    Benefit     Amount
                             -------   ---------    -------    -------   ---------   --------   ------    --------    --------
                                                                      (in millions)
Minimum pension
    liability adjustment..   $  (1.1)   $   0.4     $  (0.7)   $   0.1    $   --     $   0.1    $   1.9   $   (0.8)    $   1.1
                             -------   ---------    -------    -------   ---------   --------   --------  --------    --------
Change in fair value
    of derivatives........      (1.0)       0.4        (0.6)        --        --          --         --         --          --

Reclassification to
    earnings..............       0.5       (0.2)        0.3         --        --          --         --         --          --
                             -------   ---------    -------    -------   ---------   --------   --------  --------    --------
                                (0.5)       0.2        (0.3)        --        --          --         --         --          --
                             -------   ---------    -------    -------   ---------   --------   --------  --------    --------
Translation adjustment....      (9.7)       3.4        (6.3)     (78.8)       27.6     (51.2)     (62.3)      21.8       (40.5)
                             -------   ---------    -------    -------   ---------   --------   --------  --------    --------
Other nonowner
    changes in equity.....   $ (11.3)   $   4.0     $  (7.3)   $ (78.7)   $   27.6   $ (51.1)   $ (60.4)  $   21.0     $ (39.4)
                             ========  =========    =======    =======   =========   ========   ========  ========    ========

                             COOPER INDUSTRIES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


NOTE 12: INCOME TAXES

                                                                            Year Ended December 31,
                                                                    ------------------------------------
                                                                        2001        2000         1999
                                                                    -----------  ----------   ----------
                                                                    (in millions, except for percentages)
Components of income from continuing operations
    before income taxes:
     U.S. operations................................................    $211.9      $433.7      $390.7
     Foreign operations.............................................     104.5       116.2       127.9
                                                                        ------      ------      ------
       Income from continuing operations before income taxes........    $316.4      $549.9      $518.6
                                                                        ======      ======      ======
Components of income tax expense:
   Current:
     U.S. Federal...................................................    $ 60.8      $ 64.0      $ 84.3
     U.S. state and local...........................................       6.2         1.3         6.2
     Foreign........................................................      23.2        28.4        36.2
                                                                        ------      ------      ------
                                                                          90.2        93.7       126.7
                                                                        ------      ------      ------
   Deferred:
     U.S. Federal...................................................     (43.9)       72.8        48.0
     U.S. state and local...........................................       2.5        19.4        10.4
     Foreign........................................................       6.3         6.6         1.6
                                                                        ------      ------      ------
                                                                         (35.1)       98.8        60.0
                                                                        ------      ------      ------
       Income tax expense...........................................    $ 55.1      $192.5      $186.7
                                                                        ======      ======      ======

Total income taxes paid.............................................    $100.8      $132.3      $132.5
                                                                        ======      ======      ======
Effective tax rate reconciliation:
     U.S. Federal statutory rate....................................      35.0%       35.0%       35.0%
     State and local income taxes...................................       1.4         2.2         1.9
     Foreign statutory rate differential............................      (3.5)       (1.2)       (1.5)
     Nondeductible goodwill.........................................       4.3         2.4         2.3
     Foreign Sales Corporation......................................      (1.4)       (0.8)       (0.7)
     Tax credits....................................................      (0.2)       (1.4)       (0.3)
     Reduction in tax reserves......................................     (15.8)         --          --
     Other..........................................................      (2.4)       (1.2)       (0.7)
                                                                        ------      ------      ------
       Effective tax rate attributable to continuing operations.....      17.4%       35.0%       36.0%
                                                                        ======      ======      ======

         A $50 million U.S. Federal tax benefit was recorded in 2001 as a result of recent favorable Appellate level third party court decisions related to certain income tax return issues. These court decisions have validated Cooper's tax return treatment of similar transactions executed in 1997 and prior years that are being contested by the Internal Revenue Service. In light of the Fifth Circuit Court decision, issued in December 2001, Cooper concluded that the tax reserve related to these transactions is no longer required.

                             COOPER INDUSTRIES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                                                                                                    December 31,
                                                                                             ----------------------------
                                                                                               2001              2000
                                                                                             -----------      -----------
                                                                                                    (in millions)

Components of deferred tax assets and liabilities:

     Deferred tax assets:
       Postretirement and other employee welfare benefits................................    $    66.4        $     80.1
       Accrued liabilities...............................................................        153.1             134.0
       Minimum pension liability.........................................................          2.2               1.8
       Capital loss carryforward (1).....................................................         54.9              59.1
       Other.............................................................................         58.5              55.1
                                                                                             -----------      -----------
           Total deferred tax assets.....................................................        335.1             330.1
                                                                                             -----------      -----------

     Valuation allowance (1).............................................................        (47.0)            (47.0)
                                                                                             -----------      -----------
     Deferred tax liabilities:
       Property, plant and equipment and intangibles.....................................       (126.9)           (107.0)
       Inventories.......................................................................        (24.9)            (18.9)
       Employee stock ownership plan.....................................................        (24.3)            (21.8)
       Pension plans.....................................................................        (32.4)            (34.2)
       Other.............................................................................         (0.1)            (22.3)
                                                                                             -----------      -----------
           Total deferred tax liabilities................................................       (208.6)           (204.2)
                                                                                             -----------      -----------
           Net deferred tax asset .......................................................   $     79.5        $     78.9
                                                                                            ============      ===========

(1) Cooper incurred a capital loss on the sale of the Automotive Products segment. Cooper limited the amount of tax benefits recognized based on an evaluation of the amount of capital loss carryforward that is expected to be realized. The capital loss carryforward is available to offset capital gains through 2003.

         The U.S. Federal portion of the above provision includes U.S. tax expected to be payable on the foreign portion of Cooper's income before income taxes when such earnings are remitted. Cooper's liabilities at December 31, 2001 and 2000 include the additional U.S. tax estimated to be payable on substantially all unremitted earnings of foreign subsidiaries.

NOTE 13: PENSION AND OTHER POSTRETIREMENT BENEFITS

         Cooper and its subsidiaries have numerous defined benefit pension plans and other postretirement benefit plans. The benefits provided under Cooper's various postretirement benefit plans other than pensions, all of which are unfunded, include retiree medical care, dental care, prescriptions and life insurance, with medical care accounting for approximately 90% of the total. Current employees, unless grandfathered under plans assumed in acquisitions, are not provided postretirement benefits other than pensions. The vast majority of the annual other postretirement benefit expense is related to employees who are already retired.

                             COOPER INDUSTRIES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


                                                                                   Other
                                                       Pension Benefits     Postretirement Benefits
                                                       --------------------------------------------
                                                        2001       2000       2001       2000
                                                       --------   -------    --------   -----------
                                                                     (in millions)
Change in benefit obligation:
     Benefit obligation at January 1.................. $584.3     $565.3     $ 112.2    $  116.5
     Service cost.....................................   16.2       14.9         0.2         0.1
     Interest cost....................................   42.5       41.0         8.2         8.8
     Benefit payments.................................  (44.4)     (27.6)      (13.3)      (13.6)
     Settlements......................................     --      (25.7)         --          --
     Actuarial (gain) loss............................   23.1       (5.9)       34.0        (0.6)
     Acquisitions.....................................     --       25.5          --         2.2
     Other............................................    0.6       (3.2)        0.1        (1.2)
                                                       --------   -------    --------   -----------
Benefit obligation at December 31.....................  622.3      584.3       141.4       112.2
                                                       --------   -------    --------   -----------
Change in plan assets:
     Fair value of plan assets at January 1...........  616.1      615.3          --          --
     Actual return on plan assets.....................   (3.6)      10.7          --          --
     Employer contributions...........................    5.4        7.6        13.3        13.6
     Benefit payments.................................  (44.4)     (27.6)      (13.3)      (13.6)
     Settlements......................................     --      (25.7)         --          --
     Acquisitions.....................................     --       39.1          --          --
     Other............................................   (3.1)      (3.3)         --          --
                                                       --------   -------    --------   -----------
Fair value of plan assets at December 31..............  570.4      616.1          --          --
                                                       --------   -------    --------   -----------
Funded status.........................................  (51.9)      31.8      (141.4)     (112.2)
Unrecognized actuarial (gain) loss....................   85.2        7.4       (53.5)      (96.0)
Unrecognized prior service cost.......................    2.9        0.1        (1.8)       (3.0)
Other.................................................    0.4        0.6          --          --
                                                       --------   -------    --------   -----------
Net amount recognized................................. $ 36.6     $ 39.9     $(196.7)   $ (211.2)
                                                       ========   =======    ========   ===========
Amounts recognized in the balance sheet consist of:
     Prepaid benefit asset............................ $103.2     $105.4     $    --    $     --
     Accrued benefit liability........................  (73.4)     (71.5)     (196.7)     (211.2)
     Intangible asset.................................    1.2        1.5          --          --
     Accumulated other non-owner changes in equity....    5.6        4.5          --          --
                                                       --------   -------    --------   -----------
Net amount recognized................................. $ 36.6     $ 39.9     $(196.7)   $ (211.2)
                                                       ========   =======    ========   ===========

         The projected benefit obligation and accumulated benefit obligation for Cooper's unfunded defined benefit pension plans were $69.6 million and $65.2 million as of December 31, 2001, and $69.0 million and $64.4 million as of December 31, 2000, respectively.

                             COOPER INDUSTRIES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)



                                                Pension Benefits      Other Postretirement Benefits
                                          -------------------------   ------------------------------
                                           2001     2000      1999       2001     2000    1999
                                          ------   -------   -------  --------  ------    ----------
Components of net periodic benefit cost:                        (in millions)
Service cost............................  $16.2     $14.9     $15.4     $ 0.2    $ 0.1    $ 0.2
Interest cost...........................   42.5      41.0      38.1       8.2      8.8     10.4
Expected return on plan assets..........  (49.7)    (52.1)    (50.7)       --       --       --
Amortization of unrecognized
    transition (asset) obligation.......    0.2       0.2      (1.5)       --       --       --
Amortization of prior service cost......    0.3        --       0.1      (1.2)    (1.4)    (1.5)
Recognized actuarial (gain) loss........    2.1      (2.0)     (0.8)     (8.5)    (9.3)    (7.5)
Settlement/curtailment..................     --      (3.6)      0.1        --       --       --
                                          -----     -----     -----     -----    -----    -----
Net periodic benefit cost...............  $11.6     $(1.6)    $ 0.7     $(1.3)   $(1.8)   $ 1.6
                                          =====     =====     =====     =====    =====    =====


         Net periodic pension benefit costs includes a $3.6 million settlement gain in 2000 primarily resulting from the 1999 voluntary severance program (Note
2).

                                                                                                         Other
                                                                  Pension Benefits              Postretirement Benefits
                                                           -------------------------------      -----------------------
                                                              2001                2000            2001            2000
                                                           ------------      -------------      --------         ------
Weighted average assumptions as of December 31:
Discount rate.........................................     6.00% - 7.25%     6.00% - 7.75%       7.25%           7.75%
Expected return on plan assets........................     7.00% - 8.50%     7.00% - 8.50%         --              --
Rate of compensation increase.........................     3.00% - 4.50%     3.00% - 4.50%         --              --


         For other postretirement benefit measurement purposes, a 10.0% annual increase in the per capita cost of covered health care benefits was assumed for 2002. The rate was assumed to decrease gradually to 5.3% for 2007 and remain at that level thereafter. A one-percentage-point change in the assumed health care cost trend rates would have the following effects:

                                                                                   1-Percentage-         1-Percentage-
                                                                                  Point Increase         Point Decrease
                                                                                  ---------------        --------------
                                                                                              (in millions)
Effect on total of service and interest cost components.......................          $   0.5               $  (0.5)
Effect on the postretirement benefit obligation...............................          $   8.6               $  (7.8)


         During 2001, 2000 and 1999, expense with respect to domestic and foreign defined contribution plans (primarily related to various groups of hourly employees) totaled $16.4 million, $17.6 million and $17.5 million, respectively.

NOTE 14: COOPER SAVINGS AND EMPLOYEE STOCK OWNERSHIP PLANS

         All full-time domestic employees, except for certain bargaining unit employees, are eligible to participate in the Cooper Retirement Savings and Stock Ownership Plan ("CO-SAV"). Under the terms of the Plan, employee savings deferrals are partially matched with contributions by Cooper of Common stock consisting of either an allocation of shares in Cooper's Employee Stock Ownership Plan ("ESOP") or treasury shares issued to the ESOP.

                             COOPER INDUSTRIES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


The ESOP purchased Cooper Common stock which was financed through external borrowings and loans from Cooper. The external ESOP debt matured in July 1999 and was fully repaid. The purchases funded by loans between the ESOP and Cooper were treated as eliminated intercompany loans for financial statement purposes. These intercompany loans were paid in full during 2001. Cooper made annual contributions to the ESOP to fund the payment of principal and interest. As the debt was repaid, unallocated shares were allocated to CO-SAV participants to satisfy Cooper's matching obligation or to replace dividends on allocated shares with Cooper Common shares in years prior to 2000.

         Dividends paid on unallocated ESOP shares of $0.1 million, $0.5 million and $1.0 million during 2001, 2000 and 1999, respectively, were used to reduce the amount of cash required to fund principal and interest payments on ESOP debt. Dividends paid on allocated ESOP shares of $3.8 million during 1999 were used to pay additional principal and interest payments in order to allocate shares equivalent to the dividend amount to participants in the CO-SAV plan. Cooper contributed an additional $8.4 million, $9.6 million and $13.5 million in cash to the ESOP during 2001, 2000 and 1999, respectively, to fund principal and interest payments on ESOP debt.

         The number of allocated, committed to be allocated, and unallocated ESOP shares at December 31, 2001 and 2000 is summarized below.

                                              Shares Purchased            Shares Purchased
                                                Prior to 1994                  In 1994
                                            ----------------------      --------------------
                                              2001         2000           2001         2000
                                            ---------    ---------      --------     -------
Allocated to CO-SAV participant accounts... 2,950,973    2,783,473      928,837      928,837
Committed to be allocated..................        --        1,111           --           --
Unallocated................................        --      166,389           --           --

         Shares purchased by the ESOP prior to 1994 are accounted for in accordance with Statement of Position 76-3, Accounting Practices for Certain Employee Stock Ownership Plans and Emerging Issues Task Force Issue 89-8, Expense Recognition for Employee Stock Ownership Plans. Compensation expense is equal to Cooper's CO-SAV matching obligation, adjusted for the difference between the fair market value and cost of the shares committed to be allocated. Compensation expense is reduced by the amount of dividends paid on unallocated ESOP shares available for future matching. All shares issued to the ESOP are considered outstanding for purposes of computing earnings per share.

         Shares purchased by the ESOP in 1994 are accounted for in accordance with Statement of Position 93-6, Employers' Accounting for Employee Stock Ownership Plans ("SOP 93-6"). SOP 93-6 was effective for fiscal years beginning after December 15, 1993. Compensation expense is recognized at the fair value of the shares committed to be allocated which is equal to the amount of Cooper's CO-SAV matching obligation. Unearned employee stock ownership plan compensation is credited as shares are committed to be allocated based on the cost of the shares to the ESOP. The difference between the fair market value and cost of the shares committed to be allocated is recorded as an adjustment to capital in excess of par value. Dividends paid on unallocated shares are recorded as a reduction of ESOP debt, accrued interest or accrued employee benefits. Unallocated shares are not treated as outstanding in the earnings per share computation.

         Compensation expense for the CO-SAV plan and the ESOP was $23.0 million, $20.2 million and $18.6 million in 2001, 2000 and 1999, respectively.

                             COOPER INDUSTRIES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


NOTE 15: INDUSTRY SEGMENTS AND GEOGRAPHIC INFORMATION

INDUSTRY SEGMENTS

         Cooper's operations consist of two segments: Electrical Products and Tools & Hardware. Markets for Cooper's products and services are worldwide, with the United States being the largest market.

         The Electrical Products segment manufactures, markets and sells electrical and circuit protection products, including fittings, support systems, enclosures, wiring devices, plugs, receptacles, lighting fixtures, fuses, emergency lighting, fire detection systems and security products for use in residential, commercial and industrial construction, maintenance and repair applications. The segment also manufactures, markets and sells products for use by utilities and in industry for electrical power transmission and distribution.

         The Tools & Hardware segment manufactures, markets and sells hand tools for industrial, construction and consumer markets; automated assembly systems for industrial markets and electric and pneumatic industrial power tools for general industry, primarily automotive and aerospace manufacturers.

         The performance of businesses are evaluated at the segment level and resources are allocated among the segments. The Cooper executive responsible for each segment further allocates resources between the various division operating units that compose the segment and, in international markets, determines the integration of product lines and operations across division operating units. The accounting policies of the segments are the same as those described in the summary of significant accounting policies in Note 1. Cooper manages cash, debt and income taxes centrally. Accordingly, Cooper evaluates performance of its segments and operating units based on operating earnings exclusive of financing activities and income taxes. Nonrecurring and unusual items are excluded from the evaluations. The segments are managed separately because they manufacture and distribute distinct products. Intersegment sales and related receivables for each of the years presented were insignificant.

         Financial information by industry segment was as follows:

                                       Revenues                   Operating Earnings                 Total Assets
                                Year Ended December 31,        Year Ended December 31,         Year Ended December 31,
                             -------------------------------   ----------------------------   -------------------------------
                                2001       2000       1999       2001       2000       1999      2001       2000        1999
                             --------   ---------  ---------   -------    --------  -------   --------    --------   --------
                                                                     (in millions)
Electrical Products......... $ 3,485.5  $ 3,659.2  $ 3,060.9   $ 437.0    $ 585.0   $ 516.7   $3,482.9    $3,660.9   $2,969.5
Tools & Hardware............     724.0      800.7      808.0      68.6       97.7      97.9      816.3       844.8      897.8
                             ---------  ---------   --------     -----      -----     -----    -------     -------    -------
Total  management reporting..$ 4,209.5  $ 4,459.9  $ 3,868.9     505.6      682.7     614.6    4,299.2     4,505.7    3,867.3
                             =========  =========   ========

Segment nonrecurring and
    unusual items...........                                     (24.0)       --       (4.5)
Net segment operating                                           -------     -----     ------
    earnings................                                     481.6      682.7     610.1

General Corporate:
    Nonrecurring gains
    (charges)...............                                     (50.1)       --        0.8
    Expense.................                                     (30.4)     (32.5)    (37.1)
Interest expense, net.......                                     (84.7)    (100.3)    (55.2)
Consolidated income                                            --------   --------  --------
    from continuing operations
    before income taxes ....                                   $ 316.4    $ 549.9   $ 518.6
Corporate assets............                                   =======    ========  ========     312.2       283.6      276.1
                                                                                               -------    --------   --------
Consolidated assets.........                                                                  $4,611.4    $4,789.3   $4,143.4
                                                                                              ========    ========   ========

                             COOPER INDUSTRIES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                                Electrical   Tools &               Consolidated
                                 Products    Hardware   Corporate     Total
                                ---------   ---------  ----------  ------------
                                                (in millions)

2001
Depreciation...................  $  91.9    $  29.6    $   4.2    $ 125.7
Goodwill amortization..........     51.5        9.2         --       60.7
Nonrecurring charges...........     24.0         --       50.1       74.1
Capital expenditures...........     80.8       25.3        9.0      115.1
Investment in
    unconsolidated affiliates..     17.0         --         --       17.0

2000
Depreciation...................  $  83.1    $  30.7    $   2.1    $ 115.9
Goodwill amortization..........     49.1        9.4         --       58.5
Capital expenditures...........    128.9       26.8       19.2      174.9
Investment in
    unconsolidated affiliates..     22.2         --         --       22.2

1999
Depreciation...................  $  69.6    $  29.4    $   1.5    $ 100.5
Goodwill amortization..........     37.7        9.4         --       47.1
Nonrecurring gains.............       --         --        0.8        0.8
Nonrecurring charges...........      3.0        1.5         --        4.5
Capital expenditures...........    117.5       36.5       11.8      165.8
Investment in
    unconsolidated affiliates..     11.4         --         --       11.4

GEOGRAPHIC INFORMATION

       Revenues and long-lived assets by country are summarized below. Revenues are attributed to geographic areas based on the location of the assets producing the revenues.

                                                   Revenues                                    Long-Lived Assets
                                -------------------------------------------      -------------------------------------------
                                     2001            2000            1999             2001           2000            1999
                                -----------     -----------    ------------      ------------   -----------     ------------
                                                                      (in millions)
United States...............    $   3,240.9     $   3,500.4     $   2,944.5      $   2,254.4    $   2,319.2     $   1,912.6
Germany.....................          218.8           180.0           223.1            121.3          135.0           149.5
United Kingdom..............          224.6           232.6           179.4            367.7          404.8           443.9
Canada......................          149.9           158.5           133.5              2.5            3.4             4.4
Mexico......................          141.1           150.4           120.8            126.0          100.8            79.0
Other foreign countries.....          234.2           238.0           267.6             88.3           91.0            87.4
                                -----------     -----------     -----------      -----------    -----------     -----------
                                $   4,209.5     $   4,459.9     $   3,868.9      $   2,960.2    $   3,054.2     $   2,676.8
                                ===========     ===========     ===========      ===========    ===========     ===========

                             COOPER INDUSTRIES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

       International revenues by destination, based on the location products were delivered, were as follows by segment:

                                                                    International Revenues
                                                       ------------------------------------------------
                                                           2001              2000             1999
                                                       ------------      -------------     ------------
                                                                         (in millions)

Electrical Products..............................      $     856.1         $     881.0     $     775.9
Tools & Hardware.................................            360.7               300.9           351.0
                                                       ------------      -------------     ------------
                                                       $   1,216.8         $   1,181.9     $   1,126.9
                                                       ============      =============     ============

NOTE 16: FINANCIAL INSTRUMENTS AND HEDGING ACTIVITIES, CONCENTRATIONS OF CREDIT RISK AND FAIR VALUE OF FINANCIAL INSTRUMENTS

DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES

       On January 1, 2001, Cooper adopted Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities ("SFAS No. 133"), as amended. SFAS No. 133 requires that all derivatives be recognized as assets and liabilities and measured at fair value. For derivative instruments that are not designated as hedges, the gain or loss on the derivative is recognized in earnings currently. If the derivative is designated as a fair value hedge, the gain or loss on the derivative and the offsetting loss or gain on the hedged asset, liability or firm commitment is recognized in earnings. For derivative instruments designated as a cash flow hedge, the effective portion of the gain or loss on the derivative instrument is reported as a component of accumulated nonowner changes in equity and reclassified into earnings in the same period that the hedged transaction affects earnings. The ineffective portion of the gain or loss is immediately recognized in earnings. The cumulative effect of adopting the new standard was not material to Cooper's 2001 consolidated results of operations, financial position or cash flows.

       Cooper enters into foreign currency forward exchange contracts and commodity futures contracts to reduce the risks of adverse changes in foreign exchange rates and commodity prices. Cooper does not enter into speculative derivative transactions.

       As a result of having sales, purchases and certain intercompany transactions denominated in currencies other than the functional currencies used by Cooper's businesses, Cooper is exposed to the effect of foreign exchange rate changes on its cash flows and earnings. Cooper enters into foreign currency forward exchange contracts to hedge significant foreign currency denominated transactions for periods consistent with the terms of the underlying transactions. Contracts generally have maturities that do not exceed one year.

       Foreign currency forward exchange contracts executed to hedge a recognized asset, liability or firm commitment are accounted for as fair value hedges. The net gain on contracts designated as fair value hedges was not material during 2001. Foreign currency forward exchange contracts executed to hedge forecasted transactions are accounted for as cash flow hedges. The net gain on contracts designated as cash flow hedges was not material in 2001. Cooper also enters into certain foreign currency forward exchange contracts that are not designated as hedges. These contracts are intended to reduce cash flow volatility related to intercompany financing transactions.

       Cooper enters into commodity futures contracts to reduce the volatility of price fluctuations on a portion of its forecasted annual raw material purchases. These instruments are designated as cash flow hedges. The net loss on commodity futures contracts was not material in 2001.

                             COOPER INDUSTRIES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

       Gains or losses on derivative instruments are reported in the same line item as the underlying hedged transaction in the consolidated statements of income. At December 31, 2001, Cooper expects to reclassify $0.3 million of net losses on derivative instruments designated as cash flow hedges from accumulated nonowner changes in equity to earnings during the next twelve months. The amount of discontinued cash flow hedges during 2001 was not material.

         The table below summarizes, by currency, the U. S. dollar equivalent contractual amounts of Cooper's forward exchange contracts at December 31, 2001 and 2000.

                            December 31,
                         ----------------
                          2001      2000
                         ------    ------
                           (in millions)
British Pound Sterling..  $ 0.8    $17.6
Euro....................    8.5     15.1
Mexican Peso............    4.4      2.2
Swiss Franc.............    2.9      2.7
Australian Dollar.......     --      2.2
Norwegian Krone.........    1.5       --
Other...................    2.0      1.2
                         ------    ------
                          $20.1    $41.0
                         =======   ======

OTHER INSTRUMENTS

       In the normal course of business, Cooper executes letters of credit, performance bonds and other guarantees that ensure Cooper's performance or payment to third parties that are not reflected in the consolidated balance sheets. The aggregate notional value of these instruments was $112.0 million and $111.9 million at December 31, 2001 and 2000, respectively. In the past, no significant claims have been made against these financial instruments. Management believes the likelihood of demand for payment under these instruments is minimal and expects no material losses to occur in connection with these instruments.

       The following transactions were implemented to partially align Cooper's interest rate exposure profile with its short term interest rate expectations in an economically efficient manner that is consistent with its tax position.

       During 2001, Cooper sold at a premium U.S. Treasury securities due November 2002. Cooper obtained these securities pursuant to a repurchase agreement containing provisions that limit Cooper's interest rate exposure under this agreement to a maximum cost of $7.0 million. The repurchase agreement will be settled immediately prior to the maturity of the securities. Settlement of this transaction will not require any financing by Cooper and this transaction does not create an asset or liability, other than as described above. The face amount of the securities was $1.0 billion.

       Also during 2001, Cooper purchased at a discount Federal Home Loan Mortgage Corporation Notes due February 2003 and immediately transferred these notes pursuant to a securities loan agreement. Subsequently, Cooper eliminated any potential cost under the securities loan agreement and realized a gain of approximately $1.9 million. The securities loan agreement will be settled immediately prior to the maturity of the notes. Settlement of this transaction will not require any financing by Cooper and this transaction does not create a liability. The face amount of the notes was $480 million. In 1999 Cooper entered into a similar executory contract. Upon settlement of the contract in 2000, Cooper realized a $7.3 million cost, its maximum exposure under the 1999 executory contract.

                             COOPER INDUSTRIES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


CONCENTRATIONS OF CREDIT RISK

       Concentrations of credit risk with respect to trade receivables are limited due to the wide variety of customers as well as their dispersion across many different geographic areas with no one customer receivable exceeding 4.8% of accounts receivable.

FAIR VALUE OF FINANCIAL INSTRUMENTS OTHER THAN DERIVATIVES

       Cooper's financial instruments other than derivative instruments, consist primarily of cash and cash equivalents, trade receivables, trade payables and debt instruments. The book values of cash and cash equivalents, trade receivables and trade payables are considered to be representative of their respective fair values. Cooper had approximately $1.3 billion and $1.5 billion of debt instruments at December 31, 2001 and 2000, respectively. The book value of these instruments was approximately equal to fair value at December 31, 2001 and 2000.

NOTE 17:        SUPPLEMENTAL CASH FLOW INFORMATION


                                                         Year Ended December 31,
                                                         ------------------------
                                                            2000          1999
                                                         --------      ----------
                                                               (in millions)

Assets acquired and liabilities assumed
    or incurred from the acquisition of
    businesses:
Fair value of assets acquired..........................      $684.0     $522.9
Liabilities assumed or incurred........................      (103.6)     (88.3)
                                                             ------      -----
    Cash used to acquire businesses,
     net of cash acquired..............................      $580.4     $434.6
                                                             ======     ======


NOTE 18:        NET INCOME PER COMMON SHARE

                                                                      Basic                               Diluted
                                                     -----------------------------------     ------------------------------------
                                                             Year Ended December 31,              Year Ended December 31,
                                                     -----------------------------------     ------------------------------------
                                                          2001        2000          1999         2001         2000          1999
                                                     ---------     ---------    ---------    -----------   ----------   ---------
                                                                           ($ in millions, shares in thousands)
Income from continuing operations................    $   261.3     $   357.4    $   331.9    $   261.3     $   357.4    $   331.9
Charge from discontinued operations..............        (30.0)           --           --        (30.0)           --           --
                                                     ---------     ---------    ---------    ---------     ---------    ---------

Net income applicable to Common stock............    $   231.3     $   357.4    $   331.9    $   231.3     $   357.4    $   331.9
                                                     =========     =========    =========    =========     =========    =========

Weighted average Common shares outstanding.......     94,008        93,524       94,046       94,008        93,524       94,046
                                                     =========     =========    =========
Incremental shares from assumed conversions:
    Options, performance-based stock awards
        and other employee awards................                                                869           626          896
Weighted average Common shares and                                                           ---------     ---------    ---------
    Common share equivalents.....................                                             94,877        94,150       94,942
                                                                                             =========     =========    =========


Options and employee awards are not considered in the calculations if the effect would be antidilutive.

                             COOPER INDUSTRIES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 19:         UNAUDITED QUARTERLY OPERATING RESULTS

                                                                         2001 (by quarter)
                                                         -------------------------------------------------
                                                              1            2            3            4
                                                         ---------    ---------    ---------    ----------
                                                               (in millions, except per share data)

Revenues...............................................  $ 1,095.1    $ 1,073.0    $ 1,051.8    $   989.6
Cost of sales..........................................      768.9        744.7        730.5        699.8
Selling and administrative expenses....................      199.5        186.0        175.3        168.9
Goodwill amortization..................................       14.8         15.3         15.3         15.3
Nonrecurring charges...................................         --           --           --         74.1
Interest expense, net..................................       25.1         22.4         18.8         18.4
                                                         ---------    ---------    ---------    ----------
Income from continuing operations before income taxes..       86.8        104.6        111.9         13.1
Income tax expense (benefit)...........................       30.4         36.6         37.6        (49.5)
                                                         ---------    ---------    ---------    ----------
Income from continuing operations......................       56.4         68.0         74.3         62.6
Charge related to discontinued operations..............         --           --           --        (30.0)
                                                         ---------    ---------    ---------    ----------
Net income.............................................  $    56.4    $    68.0    $    74.3    $    32.6
                                                         =========    =========    =========    =========
Income per Common share

Basic:
Income from continuing operations......................  $     .60    $     .72    $     .79    $     .67
Charge from discontinued operations....................         --           --           --         (.32)
                                                         ---------    ---------    ---------    ----------
Net income.............................................  $     .60    $     .72    $     .79    $     .35
                                                         =========    =========    =========    =========
Diluted:
Income from continuing operations......................  $     .60    $     .72    $     .78    $     .66
Charge from discontinued operations....................         --           --           --         (.32)
                                                         ---------    ---------    ---------    ----------
Net income.............................................  $     .60    $     .72    $     .78    $     .34
                                                         =========    =========    =========    =========



                                                                         2000 (by quarter)
                                                         -------------------------------------------------
                                                             1            2            3            4
                                                         ----------   ---------    ----------   ----------
                                                               (in millions, except per share data)

Revenues...............................................  $ 1,038.9    $ 1,168.2    $ 1,145.8    $ 1,107.0
Cost of sales..........................................      701.7        794.5        773.1        749.0
Selling and administrative expenses....................      176.4        189.4        188.2        178.9
Goodwill amortization..................................       13.4         14.7         15.4         15.0
Interest expense, net..................................       18.3         26.6         28.6         26.8
                                                         ----------   ---------    ----------   ----------
Income before income taxes.............................      129.1        143.0        140.5        137.3
Income taxes...........................................       45.2         50.1         49.1         48.1
                                                         ----------   ---------    ----------   ----------
Net income.............................................  $    83.9    $    92.9    $    91.4    $    89.2
                                                         ==========   =========    ==========   ==========
Income per Common share

Basic..................................................  $     .89    $    1.00    $     .98    $     .95

Diluted................................................  $     .89    $     .99    $     .97    $     .95

                             COOPER INDUSTRIES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 20: OTHER EVENTS

       On August 1, 2001, Danaher Corporation ("Danaher") announced it had made an unsolicited proposal to Cooper for a merger through a stock and cash transaction valued by Danaher at $54 to $58 per Cooper share, subject to conducting due diligence procedures. On August 8, 2001, Cooper's Board of Directors unanimously rejected Danaher's proposal and authorized management to explore all strategic alternatives that would maximize shareholder value including mergers, sales, strategic alliances, acquisitions or other similar strategic alternatives.

       On February 13, 2002, Cooper announced that it completed its strategic alternatives review process. After careful review of all the available alternatives with management and its financial advisors, Cooper's Board of Directors concluded that it is in the best interests of Cooper's shareholders to move forward with its plan to reincorporate in Bermuda, as previously announced on June 11, 2001. Cooper's announcement noted that the strategic alternatives review process was very careful, deliberate and complete in analyzing how best to maximize shareholder value; however, as a result of intervening circumstances including the tragic events of September 11, 2001, the bankruptcy of Federal-Mogul and a very difficult business environment, Cooper received no definitive proposals to acquire the Company as a whole or in parts.

       On May 22, 2002, Cooper completed its reorganization plan and changed its place of incorporation from Ohio to Bermuda. The reorganization was effected through the merger of Cooper Mergerco, Inc., an Ohio corporation, into Cooper. Cooper was the surviving company in the merger and became an indirect, wholly-owned subsidiary of Cooper Industries, Ltd. ("Cooper Bermuda"). All outstanding shares of Cooper common stock were automatically converted to Cooper Bermuda Class A common shares. Cooper Bermuda and its subsidiaries continue to conduct the business previously conducted by Cooper and its subsidiaries. The reorganization will be accounted for as a reorganization of entities under common control and accordingly, does not result in changes in the historical consolidated carrying amounts of assets, liabilities and shareholders' equity.

                             COOPER INDUSTRIES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 21: CONSOLIDATING FINANCIAL INFORMATION

As a result of the May 22, 2002 reorganization, Cooper Bermuda fully and unconditionally guaranteed the registered debt securities of Cooper, its wholly owned indirect subsidiary. The following condensed consolidating financial statements present separate financial information for Cooper and its other subsidiaries. Investments in subsidiaries are presented using the equity method of accounting.

                         Consolidating Income Statements
                          Year Ended December 31, 2001
                                 (in millions)

                                                                         Other         Consolidating
                                                       Cooper         Subsidiaries      Adjustments         Total
                                                   ----------------  ---------------- ----------------  ---------------

Revenues..........................................    $      308.0      $    3,920.4     $      (18.9)     $  4,209.5
Cost of sales.....................................           188.4           2,774.4            (18.9)        2,943.9
Selling and administrative expenses...............            84.2             645.5              --            729.7
Goodwill amortization.............................             1.3              59.4              --             60.7
Nonrecurring charges..............................            53.7              20.4              --             74.1
Interest expense, net.............................            63.2              21.5              --             84.7
Equity in earnings of subsidiaries, net of tax....           333.1               --            (333.1)           --
Intercompany income (expense)....................           (123.2)            123.2              --             --
                                                   ----------------  ---------------- ----------------  ---------------
     Income from continuing operations before
         income taxes.............................           127.1             522.4           (333.1)          316.4
Income tax expense (benefit)......................          (134.2)            189.3              --             55.1
                                                   ----------------  ---------------- ----------------  ---------------
     Income from continuing operations............           261.3             333.1           (333.1)          261.3
Charge related to discontinued operations,
     net of income taxes..........................            30.0               --               --             30.0
                                                   ----------------  ---------------- ----------------  ---------------
    Net income....................................    $      231.3      $      333.1      $    (333.1)     $    231.3
                                                   ================  ================ ================  ===============

                          Year Ended December 31, 2000
                                  (in millions)

                                                                         Other         Consolidating
                                                       Cooper         Subsidiaries      Adjustments         Total
                                                   ----------------  ---------------- ----------------  ---------------

Revenues..........................................    $      301.1      $    4,179.4     $      (20.6)     $  4,459.9
Cost of sales.....................................           179.7           2,859.2            (20.6)        3,018.3
Selling and administrative expenses...............            83.6             649.3              --            732.9
Goodwill amortization.............................             1.3              57.2              --             58.5
Interest expense, net.............................            91.7               8.6              --            100.3
Equity in earnings of subsidiaries, net of tax....           370.5              --             (370.5)           --
Intercompany income (expense)....................             21.2             (21.2)             --             --
                                                   ----------------  ---------------- ----------------  ---------------
     Income before income taxes...................           336.5             583.9           (370.5)          549.9
Income tax expense (benefit)......................           (20.9)            213.4              --            192.5
                                                   ----------------  ---------------- ----------------  ---------------
    Net income....................................    $      357.4      $      370.5      $    (370.5)     $    357.4
                                                   ================  ================ ================  ===============

                             COOPER INDUSTRIES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                         Consolidating Income Statements
                          Year Ended December 31, 1999
                                  (in millions)

                                                                       Other         Consolidating
                                                     Cooper         Subsidiaries      Adjustments         Total
                                                 ---------------- ----------------- ---------------- -----------------

Revenues........................................    $      300.1     $    3,587.8      $      (19.0)    $    3,868.9
Cost of sales...................................           179.3          2,443.1             (19.0)         2,603.4
Selling and administrative expenses.............            89.5            551.4               --             640.9
Goodwill amortization...........................             1.3             45.8               --              47.1
Nonrecurring charges............................             0.2              3.5               --               3.7
Interest expense, net...........................            48.7              6.5               --              55.2
Equity in earnings of subsidiaries, net of tax..           343.3              --             (343.3)             --
Intercompany income (expense)..................             (9.4)             9.4               --               --
                                                 ---------------- ----------------- ---------------- -----------------
     Income before income taxes.................           315.0            546.9            (343.3)           518.6
Income tax expense (benefit)....................           (16.9)           203.6               --             186.7
                                                 ---------------- ----------------- ---------------- -----------------
    Net income..................................    $      331.9     $      343.3       $    (343.3)    $      331.9
                                                 ================ ================= ================ =================

                             COOPER INDUSTRIES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                          Consolidating Balance Sheets
                                December 31, 2001
                                  (in millions)

                                                                        Other        Consolidating
                                                      Cooper        Subsidiaries      Adjustments         Total
                                                 ----------------- ---------------- ---------------- -----------------

Cash and cash equivalents.......................    $         2.8     $      8.7       $       --       $       11.5
Receivables.....................................             74.2          702.9               --              777.1
Intercompany receivables........................             --            561.9             (561.9)            --
Inventories.....................................             27.1          643.8               --              670.9
Deferred income taxes and other
    current assets..............................            133.2           58.5               --              191.7
                                                 ----------------- ---------------- ---------------- -----------------
       Total current assets.....................            237.3        1,975.8             (561.9)         1,651.2
                                                 ----------------- ---------------- ---------------- -----------------
Property, plant and equipment, less
   accumulated depreciation.....................             65.3          761.5               --              826.8
Goodwill........................................             41.4        1,917.3               --            1,958.7
Investment in subsidiaries......................          7,464.2           --             (7,464.2)            --
Intercompany notes receivable...................             79.6        3,969.0           (4,048.6)            --
Deferred income taxes and other
   noncurrent assets............................            178.2           (3.5)              --              174.7
                                                 ----------------- ---------------- ---------------- -----------------
       Total assets.............................    $     8,066.0     $  8,620.1       $  (12,074.7)    $    4,611.4
                                                 ================= ================ ================ =================


Short-term debt.................................    $        62.0     $     70.9       $       --       $      132.9
Accounts payable................................            118.4          283.0               --              401.4
Accrued liabilities.............................            241.9          269.0               --              510.9
Intercompany payables...........................            561.9           --               (561.9)            --
Current maturities of long-term debt............             60.2            0.7               --               60.9
                                                 ----------------- ---------------- ---------------- -----------------
       Total current liabilities................          1,044.4          623.6             (561.9)         1,106.1
                                                 ----------------- ---------------- ---------------- -----------------
Long-term debt..................................            799.6          307.4               --            1,107.0
Intercompany notes payable......................          3,969.0           79.6           (4,048.6)            --
Other long-term liabilities.....................            229.8          145.3               --              375.1
                                                 ----------------- ---------------- ---------------- -----------------
     Total liabilities..........................          6,042.8        1,155.9           (4,610.5)         2,588.2
                                                 ----------------- ---------------- ---------------- -----------------
Common stock....................................            615.0          141.0             (141.0)           615.0
Capital in excess of par value..................            646.0        6,420.8           (6,420.8)           646.0
Retained earnings...............................          2,325.0        1,112.3           (1,112.3)         2,325.0
Common stock held in treasury, at cost..........         (1,435.0)          --                 --           (1,435.0)
Accumulated other nonowner changes
     in equity..................................           (127.8)        (209.9)             209.9           (127.8)
                                                 ----------------- ---------------- ---------------- -----------------
       Total shareholders' equity...............          2,023.2        7,464.2           (7,464.2)         2,023.2
                                                 ----------------- ---------------- ---------------- -----------------
       Total liabilities and shareholders' equity   $     8,066.0     $  8,620.1       $  (12,074.7)    $    4,611.4
                                                 ================= ================ ================ =================


                             COOPER INDUSTRIES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                          Consolidating Balance Sheets
                                December 31, 2000
                                  (in millions)

                                                                         Other        Consolidating
                                                       Cooper         Subsidiaries     Adjustments         Total
                                                   ----------------  --------------- ----------------  ---------------

Cash and cash equivalents.........................    $       --        $     26.4      $       --        $     26.4
Receivables.......................................            45.7           783.1              --             828.8
Intercompany receivables..........................            --           2,044.5          (2,044.5)           --
Inventories.......................................            22.5           684.4              --             706.9
Deferred income taxes and other current assets....           144.0            29.0              --             173.0
                                                   ----------------  --------------- ----------------  ---------------
       Total current assets.......................           212.2         3,567.4          (2,044.5)        1,735.1
                                                   ----------------  --------------- ----------------  ---------------
Property, plant and equipment, less
   accumulated depreciation.......................            78.0           792.4              --             870.4
Goodwill..........................................            42.7         1,970.8              --           2,013.5
Investment in subsidiaries........................         6,841.7            --            (6,841.7)           --
Intercompany notes receivable.....................            89.3         1,735.7          (1,825.0)           --
Deferred income taxes and other
    noncurrent assets.............................           147.7            22.6              --             170.3
                                                   ----------------  --------------- ----------------  ---------------
       Total assets...............................    $    7,411.6      $  8,088.9      $  (10,711.2)     $  4,789.3
                                                   ================  =============== ================  ===============


Short-term debt...................................    $       92.0      $     74.1      $       --        $    166.1
Accounts payable..................................           119.1           351.0              --             470.1
Accrued liabilities...............................           225.4           260.9              --             486.3
Intercompany payables.............................         2,044.5            --            (2,044.5)           --
Current maturities of long-term debt..............            50.8             0.3              --              51.1
                                                   ----------------  --------------- ----------------  ---------------
       Total current liabilities..................         2,531.8           686.3          (2,044.5)        1,173.6
                                                   ----------------  --------------- ----------------  ---------------
Long-term debt....................................           981.0           319.8              --           1,300.8
Intercompany notes payable........................         1,735.7            89.3          (1,825.0)           --
Other long-term liabilities.......................           258.9           151.8              --             410.7
                                                   ----------------  --------------- ----------------  ---------------
     Total liabilities............................         5,507.4         1,247.2          (3,869.5)        2,885.1
                                                   ----------------  --------------- ----------------  ---------------
Common stock......................................           615.0           132.0            (132.0)          615.0
Capital in excess of par value....................           663.3         5,170.2          (5,170.2)          663.3
Retained earnings.................................         2,225.0         1,739.6          (1,739.6)        2,225.0
Common stock held in treasury, at cost............        (1,470.0)           --                --          (1,470.0)
Unearned employee stock ownership
    plan compensation.............................            (8.6)           --                --              (8.6)
Accumulated other nonowner changes in equity......          (120.5)         (200.1)            200.1          (120.5)
                                                   ----------------  --------------- ----------------  ---------------
       Total shareholders' equity.................         1,904.2         6,841.7          (6,841.7)        1,904.2
                                                   ----------------  --------------- ----------------  ---------------
       Total liabilities and shareholders' equity.    $    7,411.6      $  8,088.9      $  (10,711.2)     $  4,789.3
                                                   ================  =============== ================  ===============


                             COOPER INDUSTRIES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


                     Consolidating Statements of Cash Flows
                          Year Ended December 31, 2001
                                  (in millions)

                                                                         Other        Consolidating
                                                       Cooper         Subsidiaries     Adjustments         Total
                                                   ----------------  --------------- ----------------  ---------------

Net cash provided by (used in)
  operating activities............................     $    (110.1)      $   532.5       $      --        $    422.4

Cash flows from investing activities:
  Capital expenditures............................           (13.9)         (101.2)             --            (115.1)
  Investments in affiliates.......................          (298.5)           --               298.5            --
  Loans to affiliates.............................             9.7          (292.2)            282.5            --
  Dividends from subsidiaries.....................            16.8            --               (16.8)           --
  Other...........................................            --              16.5              --              16.5
                                                   ----------------  --------------- ----------------  ---------------
     Net cash used in investing activities........          (285.9)         (376.9)            564.2           (98.6)

Cash flows from financing activities:
  Proceeds from issuances of debt.................           130.0             6.9              --             136.9
  Repayments of debt..............................          (332.1)          (11.1)             --            (343.2)
  Borrowings from affiliates......................           292.2            (9.7)           (282.5)           --
  Other intercompany financing activities.........           441.0          (441.0)             --              --
  Dividends.......................................          (131.3)           --                --            (131.3)
  Dividends paid to parent........................            --             (16.8)             16.8            --
  Acquisition of treasury shares..................           (42.0)           --                --             (42.0)
  Issuance of stock...............................            --             298.5            (298.5)           --
  Employee stock plan activity and other..........            41.0            --                --              41.0
                                                   ----------------  --------------- ----------------  ---------------
     Net cash provided by (used in)
        financing activities......................           398.8          (173.2)           (564.2)         (338.6)
  Effect of exchange rate changes on
     cash and cash equivalents....................            --              (0.1)             --              (0.1)
                                                   ----------------  --------------- ----------------  ---------------
  Increase (decrease) in cash and cash
     equivalents..................................             2.8           (17.7)             --             (14.9)
  Cash and cash equivalents, beginning of year....            --              26.4              --              26.4
                                                   ----------------  --------------- ----------------  ---------------
  Cash and cash equivalents, end of year..........    $        2.8      $      8.7       $      --        $     11.5
                                                   ================  =============== ================  ===============

                             COOPER INDUSTRIES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


                     Consolidating Statements of Cash Flows
                          Year Ended December 31, 2000
                                  (in millions)

                                                                         Other        Consolidating
                                                       Cooper         Subsidiaries     Adjustments         Total
                                                   ----------------  --------------- ----------------  ---------------

Net cash provided by (used in)
  operating activities............................     $     (30.8)      $   533.4       $      --        $    502.6

Cash flows from investing activities:
  Cash paid for acquired businesses...............            --            (580.4)             --            (580.4)
  Capital expenditures............................           (18.3)         (156.6)             --            (174.9)
  Loans to affiliates.............................            24.9          (232.1)            207.2            --
  Dividends from subsidiaries.....................            31.5            --               (31.5)           --
  Other...........................................            (5.0)           16.4               5.0            16.4
                                                   ----------------  --------------- ----------------  ---------------
     Net cash provided by (used in)
         investing activities.....................            33.1          (952.7)            180.7          (738.9)

Cash flows from financing activities:
  Proceeds from issuances of debt.................           615.8           262.7              --             878.5
  Repayments of debt..............................          (473.3)           (1.6)             --            (474.9)
  Borrowings from affiliates......................           232.1           (24.9)           (207.2)           --
  Other intercompany financing  activities........          (211.7)          211.7              --              --
  Dividends.......................................          (130.6)           --                --            (130.6)
  Dividends paid to parent........................            --             (31.5)             31.5            --
  Acquisition of treasury shares..................           (39.3)           --                --             (39.3)
  Employee stock plan activity and other..........             1.9             5.0              (5.0)            1.9
                                                   ----------------  --------------- ----------------  ---------------
     Net cash provided by (used in)
        financing activities......................            (5.1)          421.4            (180.7)          235.6
  Effect of exchange rate changes on
     cash and cash equivalents....................            --               0.2              --               0.2
                                                   ----------------  --------------- ----------------  ---------------
  Increase (decrease) in cash and cash
     equivalents..................................            (2.8)            2.3              --              (0.5)
  Cash and cash equivalents, beginning of year....             2.8            24.1              --              26.9
                                                   ----------------  --------------- ----------------  ---------------
  Cash and cash equivalents, end of year..........    $       --        $     26.4       $      --        $     26.4
                                                   ================  =============== ================  ===============


                             COOPER INDUSTRIES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


                     Consolidating Statements of Cash Flows
                          Year Ended December 31, 1999
                                  (in millions)

                                                                          Other        Consolidating
                                                        Cooper         Subsidiaries     Adjustments         Total
                                                    ----------------  --------------- ----------------  --------------

Net cash provided by operating activities..........     $      76.1       $   325.8       $      --        $   401.9

Cash flows from investing activities:
  Cash paid for acquired businesses................            --            (434.6)             --           (434.6)
  Capital expenditures.............................           (18.6)         (147.2)             --           (165.8)
  Proceeds from disposition of businesses..........           149.1            --                --            149.1
  Investments in affiliates........................          (155.6)           --               155.6           --
  Loans to affiliates..............................            56.8           (43.5)            (13.3)          --
  Dividends from subsidiaries......................            50.3            --               (50.3)          --
  Other............................................             2.3             8.9              --             11.2
                                                    ----------------  --------------- ----------------  --------------
     Net cash provided by (used in)
         investing activities......................            84.3          (616.4)             92.0         (440.1)

Cash flows from financing activities:
  Proceeds from issuances of debt..................           244.4             6.5              --            250.9
  Repayments of debt...............................           (64.5)           (4.5)             --            (69.0)
  Borrowings from affiliates.......................            43.5           (56.8)             13.3           --
  Other intercompany financing activities..........          (250.8)          250.8              --             --
  Dividends........................................          (124.4)           --                --           (124.4)
  Dividends paid to parent.........................            --             (50.3)             50.3           --
  Acquisition of treasury shares...................           (44.0)           --                --            (44.0)
  Issuance of stock................................            --             155.6            (155.6)          --
  Employee stock plan activity and other...........            30.7            --                --             30.7
                                                    ----------------  --------------- ----------------  --------------
     Net cash provided by (used in)
        financing activities.......................          (165.1)          301.3             (92.0)          44.2
  Effect of exchange rate changes on
     cash and cash equivalents.....................            --               0.5              --              0.5
                                                    ----------------  --------------- ----------------  --------------
  Increase (decrease) in cash and cash
     equivalents...................................            (4.7)           11.2              --              6.5
  Cash and cash equivalents, beginning of year.....             7.5            12.9              --             20.4
                                                    ----------------  --------------- ----------------  --------------
  Cash and cash equivalents, end of year...........    $        2.8      $     24.1       $      --        $    26.9
                                                    ================  =============== ================  ==============


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